EXHIBIT 10.1.6

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT, dated as of April 30, 2025 (this “Amendment”), amends (i) that certain Second Amended and Restated Revolving Credit Agreement, dated as of June 28, 2022 (as amended by that certain Amendment to Second Amended and Restated Revolving Credit Agreement, dated January 31, 2024, that certain Second Amendment to Second Amended and Restated Revolving Credit Agreement, dated February 29, 2024, and that certain Third Amendment to Second Amended and Restated Revolving Credit Agreement, dated March 29, 2024, the “Credit Agreement”), among Page Nine Funding LLC, a Delaware limited liability company (the “Borrower”), Consumer Portfolio Services, Inc., a California corporation (“CPS”), the financial institutions from time to time party thereto, as Lenders, and Ares Agent Services, L.P. (“Ares”), as the Administrative Agent (in such capacity, the “Administrative Agent”), and as Collateral Agent (in such capacity, the “Collateral Agent”) for the Lenders; (ii) that certain Amended and Restated Custodial And Collateral Agency Agreement, dated as of June 28, 2022 (the “Custodial Agreement”) among Computershare Trust Company, National Association, as Custodian (together with its successors in such capacity, the “Custodian”), Borrower, CPS, as Servicer (in such capacity, the “Servicer”), the Administrative Agent and the Collateral Agent; and (iii) that certain Receivables Purchase Agreement, dated as of November 24, 2015 (the “Purchase Agreement”), the Borrower, as Purchaser, and CPS, as Seller.

The parties to the Credit Agreement desire to amend the Credit Agreement, and the Custodial Agreement and the Purchase Agreement in the manner set forth herein.

Accordingly, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1	Definitions

Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Credit Agreement. The rules of construction set forth in Section 1.3 of the Credit Agreement shall be applicable to this Amendment as if included in their entirety herein. The following terms used herein shall have the following meanings:

“Amendment Documents” means this Amendment and the MECCA Joinder.

“Master Electronic Collateral Control Agreement” means the Master Electronic Collateral Control Agreement, dated as of July 11, 2024 by and among, among others, the Custodian, CPS; and eOriginal, Inc.

“MECCA Joinder” means the Joinder to Master Electronic Collateral Control Agreement by the Borrower and the Collateral Agent.

SECTION 2. AMENDMENTS

2.1	Amendments to the Credit Agreement.

The Credit Agreement is hereby amended as set forth on Annex A hereto, with deleted text showing in red with strikethrough (indicated textually in the same manner as the following example: ~~text in red with strikethrough~~) and added text showing double-underlined in blue (indicated textually in the same manner as the following example: double-underlined text in blue).

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2.2	Amendments to the Custodial Agreement.

The Custodial Agreement is hereby amended as set forth on Annex B, with deleted text showing in red with strikethrough (indicated textually in the same manner as the following example: ~~text in red with strikethrough~~) and added text showing double-underlined in blue (indicated textually in the same manner as the following example: double-underlined text in blue).

2.3	Amendments to the Purchase Agreement.

The Purchase Agreement is hereby amended as set forth on Annex C, with deleted text showing in red with strikethrough (indicated textually in the same manner as the following example: ~~text in red with strikethrough~~) and added text showing double-underlined in blue (indicated textually in the same manner as the following example: double-underlined text in blue).

SECTION 3. REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of Borrower and CPS.

Each of the Borrower, CPS, each with respect to itself, represents and warrants, to each Agent and each Lender that the representations and warranties made in the Credit Documents, as amended hereby, are true and correct as of the Effective Date as if such representations and warranties were made as of the Effective Date.

3.2	Representations and Warranties of Custodian.

The Custodian represents and warrants, as of the Effective Date, to each Agent and each Lender:

(a) The Custodian (a) is duly organized or formed, validly existing and in good standing under the laws of the State of its organization and (b) has all requisite power and authority to carry on its business as now conducted to enter into the Credit Documents to which it is a party, and to carry out the transactions contemplated thereby and fulfill its obligations thereunder.

(b) The execution, delivery and performance of the Credit Documents to which it is a party have been duly authorized by all necessary action on its part.

(c) The execution, delivery and performance by the Custodian of the Credit Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not (a) (i) violate any provision of any law or any governmental rule or regulation applicable to it, (ii) violate any of its Organizational Documents, or (iii) violate any order, judgment or decree of any court or other agency of government binding on it; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its Contractual Obligation, except as could not reasonably be expected to result in a Material Adverse Effect; or (c) require any approval of stockholders, members or partners or any approval or consent of any Person under any of its Contractual Obligation, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to the Administrative Agent.

(d) Each Credit Document to which the Custodian is a party has been duly executed and delivered by it and is its legally valid and binding obligation, is in full force and effect, and enforceable against it in accordance with its respective terms.

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SECTION 4. EFFECTIVENESS.

This Amendment shall become effective at such time (“Effective Time”) on such date (the “Effective Date”) and upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof and the satisfaction of the following conditions precedent in a manner satisfactory to the Administrative Agent:

4.1 The Administrative Agent shall have received a copy of the Electronic Vault Services Agreement, Master Electronic Collateral Control Agreement and the Amendment Documents, each executed and delivered by each of the parties thereto.

4.2 The Administrative Agent shall have received opinions of counsel to the Borrower and CPS regarding certain corporate and enforceability, security interest and such other matters as the Administrative Agent may reasonable request.

4.3 The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request.

SECTION 5. REAFFIRMATION.

Each of the Borrower and CPS hereby (i) restates, ratifies, confirms and reaffirms its respective liabilities, payment and performance obligations (contingent or otherwise) and each and every term, covenant and condition set forth in the Credit Agreement and the other Credit Documents, including, but not limited to the Limited Guaranty, to which it is a party, all as amended by this Amendment, and the liens and security interests granted, created and perfected thereby and (ii) acknowledges and agrees that this Amendment shall not in any way affect the validity and enforceability of any Credit Document to which it is a party, or reduce, impair or discharge the obligations of the Borrower or CPS or the Collateral granted to the Collateral Agent and/or the Lenders thereunder. The Lenders’ agreement to the terms of this Amendment shall not be deemed to establish or create a custom or course of dealing between the Borrower, CPS or the Lenders, or any of them.

SECTION 6. MISCELLANEOUS.

6.1	Amended Terms.

On and after the date hereof, all references to any of the Credit Agreement, the Custodial Agreement and the Purchase Agreement in each of the Credit Documents shall hereafter mean such agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement, the Custodial Agreement and the Purchase Agreement are hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6.2	No Novation.

This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority granted pursuant to any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, the Custodial Agreement or the Purchase Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby. Nothing (express or implied) in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Credit Parties under any Credit Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents.

6.3	Transaction Document.

This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

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6.4	Counterparts; Electronic Signatures; Severability; Integration.

This Amendment shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of instruments when required under any Signature Law due to the character or intended character of the writings.

6.5	GOVERNING LAW.

THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS Amendment OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(a) CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST CPS OR THE BORROWER ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT, THE CUSTODIAL AGREEMENT, THE PURCHASE AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AMENDMENT, EACH OF CPS AND THE BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13.1 OF THE CREDIT AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER CPS OR THE BORROWER, AS APPLICABLE, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST CPS OR THE BORROWER, AS APPLICABLE, IN THE COURTS OF ANY OTHER JURISDICTION.

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(b) SERVICE OF PROCESS. EACH OF CPS AND THE BORROWER HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 13.1 OF THE CREDIT AGREEMENT, AND HEREBY APPOINTS CT CORPORATION SYSTEM, 111 8TH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011, AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST CPS OR THE BORROWER, AS APPLICABLE, IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT CT CORPORATION SYSTEM. SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF CPS OR THE BORROWER, AS APPLICABLE, SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, SUCH CREDIT PARTY SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN SECTION 7(f) ABOVE, AND ACCEPTABLE TO THE ADMINISTRATIVE AGENT, AS CPS’ OR THE BORROWER’S, AS APPLICABLE, AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THE BORROWER’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(c) Successors and Assigns. This Amendment shall be binding upon the parties to the Credit Agreement and their respective successors and permitted assigns and shall inure to the benefit of the parties thereto and their successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PAGE NINE FUNDING LLC,
as Borrower

By:	/s/ Denesh Bharwani
	Name:	Denesh Bharwani
	Title:	Vice President

Consumer Portfolio Services, Inc.

By:	/s/ Denesh Bharwani
	Name:	Denesh Bharwani
	Title:	Executive Vice President and Chief Financial Officer

Signature pages to Omnibus Amendment

ARES AGENT SERVICES, L.P., as Administrative Agent and as Collateral Agent

By: Ares Agent Services GP, LLC, its general partner

By:	/s/ Thomas C. Griffin III
	Name:	Thomas C. Griffin III
	Title:	Authorized Signatory

APC HOLDINGS II, L.P., as a Lender

By: Ares Alternative Credit Management LLC, its manager

By:	/s/ Thomas C. Griffin III
	Name:	Thomas C. Griffin III
	Title:	Authorized Signatory

SONORAN CACTUS PRIVATE ASSET BACKED FUND, LLC, as a Lender

By: Ares Cactus Operating Manager, L.P., its Manager

By: Ares Management LLC, its general partner

By:	/s/ Thomas C. Griffin III
	Name:	Thomas C. Griffin III
	Title:	Authorized Signatory

GLENLAKE LOAN FUND II, LLC, as a Lender

By: Ares Alternative Credit Management LLC, as Investment Manager

By:	/s/ Thomas C. Griffin III
	Name:	Thomas C. Griffin III
	Title:	Authorized Signatory

Signature pages to Omnibus Amendment

ARES MULTI-CREDIT FUND LLC, as a Lender

By: Ares Management LLC, its manager

By:	/s/ Thomas C. Griffin III
	Name:	Thomas C. Griffin III
	Title:	Authorized Signatory

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF SALI MULTI-SERIES FUND, L.P., as a Lender

By: Ares Management LLC, its investment subadvisor

By:	/s/ Thomas C. Griffin III
	Name:	Thomas C. Griffin III
	Title:	Authorized Signatory

ARES DIVERSIFIED CREDIT STRATEGIES FUND (S), L.P., as a Lender

By: Ares Alternative Credit Management LLC, its sub-advisor

By:	/s/ Thomas C. Griffin III
	Name:	Thomas C. Griffin III
	Title:	Authorized Signatory

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Custodian

By:	/s/ Kristen Walters
	Name:	Kristen Walters
	Title:	Vice President

Signature pages to Omnibus Amendment

ANNEX A

[attach Credit Agreement]

Conformed through Fourth Amendment to Second

Amended and Restated Revolving Credit Agreement

SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

dated as of June 28, 2022

among

PAGE NINE FUNDING LLC,

as Borrower,

CONSUMER PORTFOLIO SERVICES, INC.,

THE LENDERS PARTY HERETO,

and

ARES AGENT SERVICES, L.P.,

as Administrative Agent and Collateral Agent

$200,000,000 Secured Revolving Credit Facility

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4.4.	No Conflict	48
4.5.	Governmental Consents	48
4.6.	Binding Obligation	48
4.7.	Receivables	48
4.8.	No Adverse Selection	48
4.9.	No Material Adverse Effect	49
4.10.	Adverse Proceedings, etc	49
4.11.	Payment of Taxes	49
4.12.	Title to Assets	49
4.13.	No Indebtedness	49
4.14.	No Defaults	49
4.15.	Governmental Regulation	49
4.16.	Margin Stock	50
4.17.	[Reserved]	50
4.18.	Certain Fees	50
4.19.	Solvency and Fraudulent Conveyance	50
4.20.	Credit Documents	50
4.21.	Compliance with Statutes, etc	50
4.22.	Disclosure	51
4.23.	Money Control Acts/FCPA	51
4.24.	Security Interest	51
4.25.	Perfection of Security Interest in Contracts	51

SECTION 5. AFFIRMATIVE COVENANTS		52

5.1.	Reports	25
5.2.	Existence	53
5.3.	Payment of Taxes and Claims	53
5.4.	Audits	54
5.5.	Annual Meetings	54
5.6.	Compliance with Laws	54
5.7.	Further Assurances	54
5.8.	Separateness	54
5.9.	Cash Management Systems	57
5.10.	Insurance	58
5.11.	Financial Statements	58
5.12.	Repurchase of Post-Petition Receivables	59
5.13.	Electronic Vault System and Electronic Collateral Control Agreement	59
5.14.	[Reserved]	61
5.15.	Transfer of Receivables	61
5.16.	Changes in Underwriting Policies	61
5.17.	Facility Ratings	61
5.18.	State Receivables	62
5.19.	[Reserved]	62

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5.20.	Self-Custodial Provisions	62
5.21.	Preservation of Security Interest	62

SECTION 6. NEGATIVE COVENANTS		62

6.1.	Indebtedness	62
6.2.	Liens	63
6.3.	Dividend of Ineligible Receivables	63
6.4.	Investments	63
6.5.	Fundamental Changes; Disposition of Assets; Acquisitions	63
6.6.	Material Contracts and Organizational Documents	63
6.7.	Sales and Lease-Backs	64
6.8.	Transactions with Shareholders and Affiliates	64
6.9.	Conduct of Business	64
6.10.	Fiscal Year	64
6.11.	Accounts	64
6.12.	[Reserved]	64
6.13.	Prepayments of Certain Indebtedness	64
6.14.	Servicing Agreement and Backup Servicing Agreement	64
6.15.	Independent Manager	65
6.16.	Sales of Receivables	65
6.17.	Controlled Account Bank	65
6.18.	Electronic Collateral Control Agreement	65

SECTION 7. EVENTS OF DEFAULT		66

7.1.	Events of Default	66
7.2.	Acceleration and Termination of Facility	68
7.3.	Termination of Servicer	69
7.4.	Remedies	69
7.5.	Prepayment Following Event of Default	69

SECTION 8. [RESERVED]		69

SECTION 9. AGENTS		69

9.1.	Appointment of Agents	69
9.2.	Powers and Duties	69
9.3.	Collateral Documents and Guaranties	70
9.4.	Removal or Resignation of Administrative Agent	70
9.5.	Removal or Resignation of Collateral Agent	70
9.6.	Agent General Immunity	70
9.7.	Agent Responsibility for Revolving Loans, Creditworthiness, Collateral,Recitals, Etc	70
9.8.	Agent Action on Instructions of Lenders	71

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9.9.	Agent Employment of Agents and Counsel	71
9.10.	Agent’s Reimbursement and Indemnification	71
9.11.	Agent Lender Credit Decision	71
9.12.	Successor Agent	71
9.13.	Delivery of Information	71
9.14.	Erroneous Payments	72

SECTION 10. [RESERVED]		74

SECTION 11. EXPENSES AND INDEMNITIES		74

11.1.	Expenses	74
11.2.	Indemnity	74

SECTION 12. [Reserved]		75

SECTION 13. MISCELLANEOUS		75

13.1.	Notices	75
13.2.	Set-Off	75
13.3.	Amendments and Waivers	76
13.4.	Successors and Assigns; Participations	77
13.5.	Independence of Covenants	80
13.6.	Survival of Representations, Warranties and Agreements	80
13.7.	No Waiver; Remedies Cumulative	80
13.8.	Marshalling; Payments Set Aside	80
13.9.	Severability	80
13.10.	Headings	80
13.11.	APPLICABLE LAW	81
13.12.	CONSENT TO JURISDICTION	81
13.13.	WAIVER OF JURY TRIAL	81
13.14.	Usury Savings Clause	82
13.15.	Counterparts	82
13.16.	Effectiveness	82
13.17.	Money Control Act	82
13.18.	Prior Agreements	82
13.19.	Third Party Beneficiaries; Controlled Account Bank	83
13.20.	[Reserved]	83
13.21.	Confidentiality	83
13.22.	Amendment and Restatement	83
13.23.	Limited Guaranty Reaffirmation	83

APPENDICES:	A	Revolving Commitments
	B	Notice Addresses
	C	Eligibility Criteria
	D	Excess Concentration Amounts
	E	Tier 1 Performance Triggers
	F	Tier 2 Performance Triggers
EXHIBITS:	A	Form of Funding Notice
	B	Form of Revolving Loan Note
	C	Form of Borrowing Base Certificate
	D	Form of Assignment Agreement
	E-1	Form of Second Amendment Effective Date Certificate
	E-2	Form of Solvency Certificate

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SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 28, 2022, is entered into by and among PAGE NINE FUNDING LLC, a Delaware limited liability company (the “Borrower”), CONSUMER PORTFOLIO SERVICES, INC., a California corporation (“CPS”), the financial institutions from time to time party hereto, as Lenders, and ARES AGENT SERVICES, L.P. (“Ares”), as the Administrative Agent (in such capacity, the “Administrative Agent”), and as Collateral Agent (in such capacity, the “Collateral Agent”) for the Lenders.

RECITALS:

WHEREAS, the parties hereto are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of February 2, 2022 (as heretofore amended from time to time, the “Original Credit Agreement”), whereby the Lenders have extended a credit facility (the “Facility”) to the Borrower, a wholly-owned subsidiary of CPS, consisting of up to $100,000,000 in the aggregate principal amount of Revolving Commitments;

WHEREAS, the Borrower has requested, and the Lenders have agreed, to increase the Facility by $100,000,000 (the “Incremental Commitment”); and

WHEREAS, the parties hereto desire to amend and restate the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1.	Definitions.

The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acceleration Notice” as defined in Section 7.2(b). “Act” as defined in Section 4.23.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administration Fee” as defined in the Fee Letter. “Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means, with respect to any Person, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of such Person) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of such Person, threatened against or affecting such Person or its properties.

“Affected Lender” as defined in Section 2.16(b). “Affected Loans” as defined in Section 2.16(b). “Affected Person” as defined in Section 2.17(c).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 20% or more of the Securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

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“Agent” means each of the Administrative Agent and the Collateral Agent. “Aggregate Amounts Due” as defined in Section 2.15.

“Aggregate Principal Distribution Amount” means, with respect to any Settlement Date as to which Section 2.13 is applicable, the aggregate amount necessary and sufficient such that, when applied in reduction of the principal amount of the Revolving Loans on such Settlement Date, would cause the amount of any Borrowing Base Deficiency (as determined, for purposes of clause (b) of the definition of “Borrowing Base” after giving effect to the withdrawal of Available Collections and investment income and gains from the Collection Account on such Settlement Date pursuant to clause (x) and (y) of the first paragraph of Section 2.13) to be reduced to [***].

“Agreement” means this Second Amended and Restated Revolving Credit Agreement, dated as of June 28, 2022, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Amortization Effective Date” means the earlier to occur of:

(a)the Revolving Commitment Termination Date, as determined under clause (a) or (b) of the definition of Revolving Commitment Termination Date; and

(b) the date of the occurrence of an Event of Default which shall have occurred solely as a result of a condition or event of the type described in Section 7.1(c) (Failure to Make Other Payments When Due), Section 7.1(t) (Tier 2 Performance Trigger) or Section 7.1(r) (Maturity Date).

“Amortization Period” means the period beginning on the Amortization Effective Date and ending on the Maturity Date.

“Amount Financed” means, with respect to a Receivable, the aggregate amount of credit extended under such Receivable toward the purchase price of the related Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

“Annual Indemnity Cap” means with respect any Settlement Date, and with respect to any Person, in each individual role assumed under the Credit Documents, an amount that, when added to all other amounts previously paid, pursuant to Section 2.11(b)(i) or Section 2.13(a), in respect of indemnity claims and similar amounts to the Person or Persons acting in such role during the calendar year in which such Settlement Date occurs, would not exceed the maximum aggregate per annum amount specified opposite such role immediately below.

Administrative Agent	[***]

Collateral Agent	[***]

Backup Servicer	[***]

Controlled Account Bank	[***]

Custodian	[***]

Total:	[***]

“Annualized Net Loss Rate” means, as of any Reporting Date, a rate, expressed as a percentage equal to a fraction, (i) the numerator of which is the Annualized Net Losses with respect to the immediately preceding Collection Period and (ii) the denominator of which is the daily average aggregate UPB of Receivables owned by the Borrower during the immediately preceding Collection Period.

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“Annualized Net Losses” means, as of any Reporting Date, the product of (a) the aggregate UPB of Receivables that have become Charge-Off Receivables during the immediately preceding Collection Period and while owned by the Borrower, net of all Net Liquidation Proceeds and Recoveries with respect to the Receivables collected during such Collection Period and (b) twelve.

“Applicable Benchmark Rate” means, in general, Adjusted Term SOFR, unless expressly provided otherwise herein.

“Applicable Law” means, with respect to any Person, any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of a court or other Governmental Authority with competent jurisdiction, whether now or hereafter enacted or in effect applicable to such Person.

“APR” means, with respect to a Receivable, the annual percentage rate of finance charges stated in such Receivable as the “annual percentage rate” (within the meaning of the Federal Truth-in-Lending Act); provided, that if, on or after the Credit Date on which such Receivable was transferred to Borrower by Originator, the annual percentage rate with respect to such Receivable is reduced as a result of (i) an Insolvency Proceeding involving the related Obligor as debtor or (ii) pursuant to the Servicemembers Civil Relief Act or similar State law, the APR shall refer to such reduced rate.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by the Administrative Agent.

“Audit Expenses” means expenses incurred by the Administrative Agent with respect to audits and other activities conducted pursuant to Section 5.4 (Audits).

“Authoritative Electronic Copy” means, with respect to any Electronic Contract that constitutes Electronic Chattel Paper, a copy of such Electronic Contract that is unique, identifiable and, except as otherwise provided in Section 9-105 of the UCC, unalterable, and is marked “original” or has no watermark or other marking that would indicate that it is a “copy” or “duplicate” or not an original or not an “authoritative” copy.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Available Collections” means, with respect to any Settlement Date, all Collections received during the related Collection Period.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.22(d).

“Average Delinquency (90) Plus Repos Rate” means, with respect to any Reporting Date, the arithmetic average of the Delinquency (90) plus Repos Rate for each of the three (3) Collection Periods immediately preceding the month in which such Reporting Date occurs.

“Average Elapsed Period” means, with respect to any Vintage Pool and any Reporting Date, the number of months elapsed between (x) the first day of the second month of the applicable calendar quarter of origination with respect to such Vintage Pool and (y) the first day of the month in which such Reporting Date occurs.

“Backup Servicer” means Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as backup servicer under the Backup Servicing Agreement.

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“Backup Servicing Agreement” means that certain Backup Servicing Agreement, dated as of the Closing Date, by and among the Backup Servicer, the Servicer and the Administrative Agent, as may be amended, modified or supplemented from time to time.

“Backup Servicing Fees” as defined in the Backup Servicing Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) [***] per annum, (b) the Prime Rate in effect on such day, (c) the Federal Funds Effective Rate in effect on such day plus ½ of [***] and (d) Adjusted Term SOFR for a one-month tenor in effect on such day plus [***]. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Revolving Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.22.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (after consultation with the Borrower) giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.22 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.22.

“Borrower” as defined in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum of:

(a) the Maximum Advance for such date; plus

(b) the aggregate amount then on deposit in the Collection Account over all accrued but unpaid interest, fees, expenses and indemnified amounts due and payable on the following Settlement Date; provided, however, that, in calculating the Aggregate Principal Distribution Amount for purposes of determining the amounts payable under Sections 2.13(e) and (f) on any Settlement Date, “following Settlement Date” as used in this clause (b) shall refer to the Settlement Date immediately following such Settlement Date.

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“Borrowing Base Certificate” means a certificate, substantially in the form of Exhibit C, executed by an Authorized Officer of the Borrower and delivered to the Agents, which sets forth the calculation of the Borrowing Base as of the date of delivery of such certificate, including a calculation of each component thereof.

“Borrowing Base Deficiency” means the amount (if any) by which the Total Utilization of Revolving Commitments exceeds the lesser of (a) the Revolving Commitments then in effect and (b) the Borrowing Base; provided, however, that a “Borrowing Base Deficiency” shall be deemed to exist, in an amount equal to the outstanding principal amount of the Revolving Loans, at any time following the occurrence and continuance of an Event of Default, until the payment in full of the Obligations.

“Business Day” (a) means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, the State of Minnesota or the State of California or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close and (b) with respect to all notices, determinations, fundings and payments in connection with SOFR, Term SOFR, Adjusted Term SOFR or any SOFR Loans, means any day excluding Saturday, Sunday and any other day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand deposit account. “Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any State that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than [***] ; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than [***], and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change of Control” means, at any time, (i) with respect to the Borrower, CPS shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Borrower and (ii) with respect to CPS or the Servicer, the acquisition by any Person, or two (2) or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Exchange Act) of outstanding shares of voting stock of CPS or the Servicer, as applicable, at any time if after giving effect to such acquisition such Person or Persons owns fifty percent (50%) or more of such outstanding voting stock.

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“Charge-Off Receivable” means any Receivable (or any other automobile receivable acquired or originated by the Originator) with respect to which any of the following shall have occurred (without duplication): (i) the Receivable has been liquidated by the Servicer through the sale of the Financed Vehicle, (ii) the related Obligor has failed to make a Scheduled Receivable Payment by its due date and such failure continues for one hundred and twenty (120) days (or, if the related Financed Vehicle has been repossessed, two hundred and ten (210) days), (iii) ninety (90) days following the repossession of the related Financed Vehicle by the Servicer, (iv) the related Obligor is subject to a proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws and the related Receivable is a Delinquent Receivable, (v) the related Obligor is deceased, (vi) proceeds have been received which, in the Servicer’s good faith judgment, constitute the final amounts recoverable in respect of such Receivable, or (vii) the Servicer has otherwise determined, in accordance with its Collection Policy, that the related Receivable should be charged-off.

“Closing Date” means November 24, 2015.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit E-1.

“Closing Date Material Adverse Change” means a material adverse change in (i) the business operations, assets, condition (financial or otherwise), liabilities or prospects of any Credit Party or the Originator, since December 31, 2014; (ii) the ability of the Borrower to fully and timely perform its material Obligations under any of the Credit Documents to which it is a party, or the legality, validity, binding effect, or enforceability against the Borrower of any such Credit Documents; or (iii) the ability of CPS to fully and timely perform its material obligations under the Credit Documents to which it is a party, or the legality, validity, binding effect, or enforceability against CPS of any such Credit Documents.

“Collateral” means, collectively, all of the real, personal and mixed property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Security Agreement, the Limited Guaranty, the Control Agreements, the Electronic Vault Services Agreement, the Electronic Collateral Control Agreement, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party, as the case may be, as security for the Obligations.

“Collection Account” as defined in the Security Agreement.

“Collection Period” means, (i) with respect to the initial Settlement Date, the period beginning on the Closing Date and ending on the last day of the calendar month in which the Closing Date occurs and (ii) with respect to any other Settlement Date, the immediately preceding calendar month.

“Collection Policy” as defined in the Servicing Agreement.

“Collections” means all collections on the Receivables, including, without limitation, all Scheduled Receivable Payments, all non-scheduled payments, all prepayments, all late fees, all other fees, all insurance proceeds, all Liquidation Proceeds, all Recoveries, investment earnings, rental payments, residual proceeds, payments received under any personal guaranty with respect to a Receivable and all other payments received with respect to the Receivables, but excluding sales and property tax payments.

“Commitment Fee” as defined in the Fee Letter.

“Consumer Lender” means a Person that is licensed under Applicable Law to originate consumer loans to natural persons residing in one or more of the United States of America and authorized by CPS to participate in its direct lending program, and includes the Originator.

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“Consumer Lender Receivable” means any Receivable originated by the Originator or acquired by the Originator in the ordinary course of business from a Consumer Lender unaffiliated with the Originator and that is not a Dealer.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16(c) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Contract” means a motor vehicle retail installment sale contract or an installment promissory note and security agreement, in each case relating to the sale or refinancing of a Financed Vehicle~~, evidenced by either a Tangible Contract or an Electronic Contract~~.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreements” means, collectively, the Lockbox Account Control Agreement and the Controlled Account Control Agreement.

“Controlled Account Bank” means (i) Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), in its capacity as account bank under the Controlled Account Control Agreement, which is an Eligible Account Bank as of the date hereof, or (ii) from time to time after the Closing Date, as applicable, any successor or assigns that is an Eligible Account Bank or any other Eligible Account Bank consented to by the Administrative Agent (acting with the consent of the Requisite Lenders), in its sole discretion, at which the Collection Account is maintained.

“Controlled Account Bank Fee” as defined in the Controlled Account Control Agreement.

“Controlled Account Control Agreement” as defined in the Security Agreement. “CPS” means Consumer Portfolio Services, Inc., a California corporation.

“CPS Receivables” means all automobile receivables purchased or originated by the Originator from time to time under one of the following CPS Programs (each as defined in the Underwriting Policies): Preferred, Super Alpha, Alpha Plus, Alpha, Standard, Mercury/Delta, First Time Buyer or Meta, including the Receivables.

“CPS Serviced Receivables” means all automobile receivables serviced by CPS from time to time (whether or not purchased or originated by CPS).

“Cram Down Loss” means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable, or otherwise modifying or restructuring Scheduled Receivable Payments to be made on such Receivable, an amount equal to such reduction in the amount owed on such Receivable, or the reduction in the net present value (using as the discount rate the lower of the contract rate of the rate of interest specified by the court in such order) of the Scheduled Receivable Payments as so modified or restructured, as the case may be. A Cram Down Loss shall be deemed to have occurred on the date such order is entered.

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“Credit Date” means the date of a Credit Extension. “Credit Document” means any of (a) this Agreement, the Fee Letter, the Revolving Loan Notes, if any, the Collateral Documents and the Related Agreements and (b) all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.

“Credit Extension” means the making of a Revolving Loan. “Credit Party” means the Borrower and CPS.

“Cumulative Net Loss Rate” means, as of any Reporting Date and with respect to any Vintage Pool, a rate, expressed as a percentage equal to a fraction, (i) the numerator of which is the Cumulative Net Losses with respect to all automobile receivables acquired or originated by the Originator in the related Vintage Pool and (ii) the denominator of which is the aggregate principal balance of all automobile receivables acquired or originated by the Originator in the related Vintage Pool at the time of origination or acquisition by the Originator; provided that, if any sale or securitization of receivables by the Originator occurs on a servicing released basis, the Originator and the Administrative Agent shall negotiate in good faith to amend the calculation of Cumulative Net Loss Rate if such sale or securitization results in an inability to calculate the Cumulative Net Loss Rate because of lack of information upon which to make such calculation.

“Cumulative Net Losses” means, as of any Reporting Date and with respect to any Vintage Pool, the aggregate cumulative principal amount of automobile receivables acquired or originated by the Originator that have become Charge-Off Receivables during the period beginning on the applicable date of origination through the end of the Collection Period immediately preceding the month in which such Reporting Date occurs, net of all Net Liquidation Proceeds and Recoveries with respect to such receivables as of the end of the Collection Period immediately preceding the month in which such date of determination occurs.

“Custodial Agreement” means that certain Amended and Restated Custodial and Collateral Agency Agreement dated as of the date hereof by and among the Borrower, the Servicer, Custodian, the Collateral Agent and the Administrative Agent, as may be amended, modified or supplemented from time to time in accordance with the terms thereof or, subject to Section 5.20, replaced with a replacement custodian and collateral agency agreement acceptable to the Administrative Agent and CPS.

“Custodian” means (i) Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), in its capacity as custodian under the Custodial Agreement, or any successor thereto acceptable to the Administrative Agent in its sole discretion or (ii) subject to Section 5.20, CPS.

“Custodian Fees and Expenses” as defined in the Custodial Agreement.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“DBRS” means DBRS, Inc., and its successor in interest.

“Dealer” means, with respect to a Receivable, the seller of the related Financed Vehicle, who originated and assigned such Receivable to the Originator pursuant to a Dealer Agreement.

“Dealer Agreement” means each agreement between a Dealer and the Originator pursuant to which such Dealer assigned, sold or otherwise conveyed a Receivable to the Originator.

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“Debtor Relief Laws” means the Bankruptcy Code, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors or similar debtor relief laws of the United States, any State or any foreign country from time to time in effect, affecting the rights of creditors generally or the rights of creditors of banks.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means the interest rate provided in Section 2.7.

“Delinquency Rate” means, (a) with respect to any Reporting Date and any Vintage Pool for which during the most recently ended Collection Period a Permitted Securitization Grace Period was in effect, a rate, expressed as a percentage, equal to a fraction, (i) the numerator of which is the sum of (x) the aggregate outstanding principal balance of all CPS Receivables in such Vintage Pool that are more than 30 days past due plus (y) the aggregate outstanding principal balance of all CPS Receivables in such Vintage Pool for which the related financed vehicle has been repossessed and not yet sold or, if not salable, for which, in the good faith judgment of the Servicer, additional liquidation proceeds may be recoverable, in each case of sub-clause (x) and (y) of this clause (a)(i), as of the last day of such most recently ended Collection Period and (ii) the denominator of which is the aggregate outstanding principal balance of all CPS Receivables in such Vintage Pool as of the last day of such most recently ended Collection Period and (b) with respect to any Reporting Date for which during the most recently ended Collection Period a Permitted Securitization Grace Period was not in effect, a rate, expressed as a percentage equal to a fraction (i) the numerator of which is the sum of (x) the aggregate principal balance of all Receivables in such Vintage Pool that are more than 30 days past due plus (y) the aggregate outstanding principal balance of all Receivables in such Vintage Pool in which the related financed vehicle has been repossessed and not yet sold or, if not salable, for which in the good faith judgment of the Servicer, additional liquidation proceeds may be recoverable, in each case of sub-clause (x) and (y) of this clause (b)(i) owned by the Borrower as of the last day of such most recently ended Collection Period and (ii) the denominator of which is the aggregate outstanding principal balance of all Receivables in such Vintage Pool owned by the Borrower as of the last day of such most recently ended Collection Period.

“Delinquency (90) Plus Repos Rate” means, (a) with respect to any Reporting Date for which during the most recently ended Collection Period a Permitted Securitization Grace Period was in effect, a rate, expressed as a percentage, equal to a fraction (i) the numerator of which is the sum of (x) the aggregate outstanding principal balance of all CPS Receivables that are more than 90 days past due plus (y) the aggregate outstanding principal balance of all CPS Receivables for which the related financed vehicle has been repossessed and not yet sold or, if not salable, for which, in the good faith judgment of the Servicer, additional liquidation proceeds may be recoverable, in each case of sub-clause (x) and (y) of this clause (a)(i), as of the last day of such most recently ended Collection Period and (ii) the denominator of which is the aggregate outstanding principal balance of all CPS Receivables as of the last day of such most recently ended Collection Period and (b) with respect to any Reporting Date for which during the most recently ended Collection Period a Permitted Securitization Grace Period was not in effect, a rate, expressed as a percentage, equal to a fraction (i) the numerator of which is the sum of (x) the aggregate principal balance of all Receivables that are more than 90 days past due plus (y) the aggregate outstanding principal balance of all Receivables for which the related financed vehicle has been repossessed and not yet sold or, if not salable, for which in the good faith judgment of the Servicer, additional liquidation proceeds may be recoverable, in each case of sub-clause (x) and (y) of this clause (b)(i) owned by the Borrower as of the last day of such most recently ended Collection Period and (ii) the denominator of which is the aggregate outstanding principal balance of all Receivables owned by the Borrower as of the last day of such most recently ended Collection Period.

“Delinquent Receivable” means, with respect to any date of determination, a Receivable with respect to which the related Obligor is more than thirty (30) days past due with respect to [***] or more of a Scheduled Receivable Payment and which is not a Charge-Off Receivable.

“Depository Institution” means, collectively, any “depository institution” or any “subsidiary” of a depository institution, as such terms are defined in the Federal Deposit Insurance Act of 1950, as amended to date.

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“Dollars” and the sign “$” mean the lawful money of the United States of America. “Effective Advance Rate” means, as of the date of determination, a fraction expressed as a percentage the numerator of which is the Total Utilization of Revolving Commitments and the denominator of which is the aggregate UPB of the Eligible Receivables.

“Effective Date” shall have the meaning assigned to such term in that certain Omnibus Amendment Agreement dated as of February 2, 2022 among the Credit Parties, the parties thereto as Lenders, Credit Suisse AG, New York Branch, the Administrative Agent and the Collateral Agent.

“Electronic Chattel Paper” ~~shall have the meaning specified in Article 9 of the UCC.~~ means, as applicable (a) “electronic chattel paper” as defined in Section 9-102(a)(31) of the UCC of the State of New York, or (b) an electronic copy of a record evidencing “chattel paper” as defined in Section 9-102(a)(11) of the UCC of a Revised UCC Jurisdiction, to the extent the law governing perfection and priority is a Revised UCC Jurisdiction.

“Electronic Collateral Control Agreement” means ~~each~~(a) Master Electronic Collateral Control Agreement, dated as of July 11, 2024 by and among, among others, the Custodian, the Borrower, the Collateral Agent; CPS; and eOriginal, Inc. together with Joinder to Master Electronic Collateral Control Agreement, dated as of April 30, 2025, by the Borrower and the Collateral Agent and (b) each other electronic collateral control agreement by and among the Collateral Agent, for itself and other Secured Parties, the Borrower, as a debtor, the Servicer and an Electronic Vault Provider that is in form and substance satisfactory to the Collateral Agent in its sole discretion.

“Electronic Contract” means a Contract ~~that constitutes “~~evidenced by a record or records consisting of information stored in an electronic ~~chattel paper” under and as defined in Section 9-102(31) of the UCC~~medium; provided, that an Electronic Contract that has been Exported shall not constitute an Electronic Contract.

“Electronic Vault” means any segregated electronic vault or vault partition wherein custody of Electronic Contracts shall be maintained in electronic form by the Custodian or Servicer (or any successor servicer or custodian at the expense of the Borrower), in each case, through an Electronic Vault Provider that enables electronic contracting pursuant to an Electronic Vault Services Agreement.

“Electronic Vault Provider” means any of (i) eOriginal, Inc. ~~or~~and (ii) another Person acceptable to the Collateral Agent that creates and maintains an ~~Electron~~Electronic Vault.

“Electronic Vault Services Agreement” means ~~each~~(i) the Order Form, dated as of March 24, 2023, between the Servicer and eOriginal, Inc., as amended by the First Amendment to the Order Form, dated as of April 6, 2023 and (ii) each other agreement between the Servicer and an Electronic Vault Provider that provides for the operation and maintenance of an Electronic Vault System ~~that is~~, in form and substance satisfactory to the Collateral Agent in its sole discretion.

“Electronic Vault System” means the electronic vault system provided by an Electronic Vault Provider pursuant to an Electronic Vault Services Agreement ~~that enables electronic contracting~~.

“Eligibility Criteria” means the criteria set forth on Appendix C.

“Eligible Account Bank” means a United States federally insured depository institution (i) with a short-term unsecured debt rating of at least “A-l” from S&P or “P-1” from Moody’s and a long-term unsecured debt rating of at least “BBB” from S&P or at least “Baa2” from Moody’s and (ii) reasonably acceptable to the Administrative Agent (acting with the consent of the Requisite Lenders).

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“Eligible Assignee” means (a) any Lender with Revolving Exposure or any Lender Affiliate (other than a natural person) of a Lender with Revolving Exposure; provided, that any such Lender Affiliate shall have the financial resources or support to satisfy any Revolving Commitment assigned to it, (b) a commercial bank organized under the laws of the United States, or any state thereof, and having net worth in excess of [***], (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has net worth in excess of [***], provided that such bank is acting through a branch or agency located in the United States, (d) a finance company, insurance company, or other financial institution that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Lender Affiliates) net worth in excess of [***], (e) a fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Lender Affiliates) assets under management in excess of [***], and (f) upon the occurrence and continuance of an Event of Default, any Person; provided, (x) no Credit Party nor any Affiliate of a Credit Party shall, in any event, be an Eligible Assignee and (y) no Person owning or controlling any trade debt or Indebtedness of any Credit Party other than the Obligations or any Capital Stock of any Credit Party (in each case, unless approved by the Administrative Agent, with the consent of the Requisite Lenders) shall, in any event, be an Eligible Assignee.

“Eligible Dealer” means a Dealer that satisfies the following criteria: (a) the related Dealer Agreement provides for full recourse to the Dealer in the event of any fraud or misrepresentation on the part of the Dealer, (b) to the extent applicable, the Dealer has obtained all applicable Governmental Authorizations, (c) the Dealer otherwise qualifies as an “Eligible Dealer” in accordance with the Originator’s customary policies and (d) as of the date the subject Receivable is transferred to the Borrower by the Originator, to the Borrower’s actual knowledge, the relevant Dealer that originated such Receivable is not subject to any litigation, regulatory, investigation and/or regulatory action, in each case, in connection with applicable consumer finance laws.

“Eligible Obligor” means an Obligor that (a) with respect to an Obligor for any Receivable other than a Post-Petition Receivable, is not currently in bankruptcy, (b) is not a party to more than one (1) Contract with the Originator or any of its Affiliates, (c) is not an employee, or affiliated with any employee of, the Originator or any of its Affiliates and (d) is domiciled in the United States (as evidenced by proof of residency in accordance with the Underwriting Policies).

“Eligible Receivable” means a Receivable with respect to which the Eligibility Criteria are satisfied as of any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“Erroneous Payment” as defined in Section 9.14(a).

“Erroneous Payment Deficiency Assignment” as defined in Section 9.14(d)(i). “Erroneous Payment Impacted Class” as defined in Section 9.14(d)(i). “Erroneous Payment Return Deficiency” as defined in Section 9.14(d)(i). “Erroneous Payment Subrogation Rights” as defined in Section 9.14(e). “Event of Default” means any of the conditions or events set forth in Section 7.1.

“Excess Concentration Amounts” means, each of the amounts set forth on Appendix D hereto, which amounts shall be excluded from the calculation of the aggregate UPB of Eligible Receivables that are Receivables.

“Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Exported” means, with respect to a Contract ~~that was originated as an Electronic Contract~~, the Servicer (acting at the written direction of the Collateral Agent) or the Collateral Agent (acting at the written direction of the Administrative Agent) has decommissioned the related Electronic Contract and the Authoritative Electronic Copy (in the case of an Electronic Contract that constitutes Electronic Chattel Paper) or the electronically authenticated original record, as applicable, of such Contract is printed out ~~in accordance with the procedures~~pursuant to a “Paper Out”™ within the meaning specified in the ~~related Electronic Vault~~ System Description. “Export” and “Exporting” shall have corollary meanings.

“Facility” as defined in the preamble hereto.

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“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor statutes that are substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any applicable intergovernmental agreements and local implementing regulations and official guidance with respect to the foregoing.

“FATCA Tax” means any Taxes required to be deducted or withheld pursuant to FATCA.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of [***]) exclusively (within the meaning of Section 9.1) determined by the Collateral Agent as the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Collateral Agent (or, if the Collateral Agent is not a bank, its designee) from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the letter agreement, dated as of June 28, 2022, by and among the Administrative Agent, Collateral Agent, Borrower and CPS.

“Financed Vehicle” means a new or used automobile, van, minivan, sport utility vehicle or light duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under a Receivable.

“Fiscal Quarter” means, with respect to a particular Fiscal Year, a fiscal quarter corresponding to such Fiscal Year.

“Fiscal Year” means for the Borrower, any consecutive twelve-month period commencing on the date following the last day of the previous Fiscal Year and ending on December 31.

“Fitch” means Fitch, Inc., and its successor in interest. “Floor” means a rate of interest equal to [***].

“FTC Order” means that certain Stipulated Order for Permanent Injunction and Civil Penalty Judgment, Case No. SACV14-00819 ABC (RNBx), United States of America v Consumer Portfolio Services, Inc.

“Funding Notice” means a notice substantially in the form of Exhibit A.

“Funding Termination Event” means (i) the date on which any two (2) Key Employees cease to be involved in the day to day operations of the Originator or are unable to work for three (3) consecutive months and are not replaced by successors acceptable to the Administrative Agent (acting with the consent of the Requisite Lenders) within sixty (60) days, (ii) the date of any change to state or federal law or regulations, any state or federal supervisory or other guidance, any state or federal investigation, formal inquiry, supervisory or enforcement lawsuit, legal action or proceeding or administrative action by a Governmental Authority (including but not limited to the Consumer Financial Protection Bureau and the Federal Trade Commission) or the issuance or entering into any stay, order, cease and desist order, injunction, temporary restraining order or other sanction in an action brought by a Governmental Authority, in each case that could reasonably be expected to have a material adverse effect on the Receivables or on the ability of any Credit Party to fully and timely perform its obligations under the Credit Documents. For the avoidance of doubt, a Funding Termination Event with respect to subclause (ii) shall not include (a) any event whereby there is monetary impact to any Credit Party of less than [***] or (b) any change to the operational requirements of any Credit Party that are generally applicable to the automobile finance industry and, in the case of this clause (b), that could not reasonably be expected to have a material adverse effect on the Receivables or on the ability of any Credit Party to fully and timely perform its obligations under the Credit Documents.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

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“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Security Agreement. “Guarantor” means CPS.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such Applicable Law that may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Increased-Cost Lender” as defined in Section 2.20.

“Indebtedness,” as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (i) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (h) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (i) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (A) or (B) of this clause (i), the primary purpose or intent thereof is as described in clause (h) of this definition; and (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable, documented, out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable, documented, out-of-pocket fees or expenses incurred by Indemnitees in enforcing the indemnification provisions of Section 11.2), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise) that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Limited Guaranty)) or any act or omission or event occurring in connection therewith (a “Related Matter”); provided, however, that “Indemnified Liabilities” shall not include any liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements resulting from credit losses on or diminution in value of Receivables or other Collateral unless such credit loss or diminution in value was a result of the action or inaction of the Borrower or the Servicer in contravention of the Credit Documents.

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“Indemnitee” as defined in Section 11.2(a). “Indemnitor” as defined in Section 11.2(a).

“Independent Accountants” means (a) Crowe Horwath LLP or (b) a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board and otherwise acceptable to the Administrative Agent (with the consent of the Requisite Lenders).

“Independent Manager” means Joseph T. Redd, Esq. or another natural person, so long as such person, in each case, meets the qualifications set forth in Section 6.15 and is otherwise acceptable to the Administrative Agent in its sole discretion.

“Ineligible Receivable” means any Receivable (i) that is a Post-Petition Receivable for which the related Obligor is a debtor in a proceeding under Chapter 7 of the Bankruptcy Code and the Insolvency Event related to such Post-Petition Receivable has not been discharged pursuant to Section 727 of the Bankruptcy Code within 180 days from the date the Originator purchased such Receivable from the related Dealer or is otherwise deemed to have extended credit to such Obligor, or (ii) the terms of which (excluding any extensions granted in accordance with the Collection Policy) have been modified, or (iii) that is a Charge-Off Receivable, or (iv) for which the Custodian has not received a Lien Certificate (as defined in the Custodial Agreement), satisfactory to the Administrative Agent, within 180 days from the date on which such Receivable was originated.

“Insolvency Event” means, with respect to a specified Person, (a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of 60 consecutive days or an order or decree for the requested relief is earlier entered or issued; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Proceeding” means, with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities or similar proceeding of or relating to such Person under any Debtor Relief Laws.

“Integrity Check” has the meaning ascribed to such term in the System Description. “Interest Amount” as defined in the Fee Letter.

“Interest Period” means, with respect to any Revolving Loans and any Settlement Date, (a)    with regard to the first such period, the period commencing on (and including) the related Credit Date to but excluding such Settlement Date; and (b) thereafter, the period commencing on the immediately preceding Settlement Date to but excluding such Settlement Date; provided, that no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Maturity Date.

“Interest Rate” means, with respect to any Revolving Loan and any Interest Period, each rate or rate per annum of interest applicable to such Revolving Loan for such Interest Period as set forth in the Fee Letter.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

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“Investment” means (a) any direct or indirect purchase or other acquisition by the Borrower of, or of a beneficial interest in, any of the Securities of any other Person; (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, from any Person, of any Capital Stock of such Person; and (c) any direct or indirect loan, advance or capital contributions by the Borrower to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“KBRA” means Kroll Bond Rating Agency, Inc., and its successors in interest.

“Key Employee” means each of Charles E. Bradley, Jr., Danny Bharwani and Michael T. Lavin.

“Legal Final Maturity Date” means March 31, 2028.

“Lender” means, any financial institution listed on Appendix A as a Lender, and any other Person that becomes a party to this Agreement as a Lender.

“Lender Affiliate” means, as applied to any Lender or Agent, any Person (other than a natural person) directly or indirectly controlling, controlled by, or under common control with, such Person or any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Lien” means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Limited Guaranty” means that certain Guaranty dated as of the Closing Date by CPS in favor of the Administrative Agent, on behalf of the Lenders, as may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Liquidation Proceeds” as defined in the Servicing Agreement. “Lockbox” as defined in Section 5.9(a)(i).

“Lockbox Account” as defined in the Security Agreement.

“Lockbox Account Bank” shall mean (i) Wells Fargo Bank, National Association, in its capacity as account bank under the Lockbox Account Control Agreement, which is an Eligible Account Bank as of the date hereof, or (ii) from time to time after the Closing Date, as applicable, any successor or assigns that is an Eligible Account Bank or any other Eligible Account Bank consented to by the Administrative Agent (acting with the consent of the Requisite Lenders), in its sole discretion, at which the Lockbox Account is maintained.

“Lockbox Account Control Agreement” as defined in the Security Agreement. “Lockbox System” as defined in Section 5.9(a)(i).

“LTV” means, with respect to any Receivable, the ratio, at the time of origination, of (i) the UPB of such Receivable to (ii) the wholesale book value of the related Financed Vehicle as set forth in the Kelly Blue Book®, the NADA Official Used Car Guide® or the Black Book Wholesale Average Condition.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

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“Material Adverse Effect” means, a material adverse effect on (a) the business operations, condition (financial or otherwise) or prospects of a Credit Party, (b) the ability of a Credit Party to fully and timely perform its obligations under the Credit Documents (including, without limitation, the Obligations of the Borrower); (c) the legality, validity, binding effect, or enforceability against a Credit Party of any Credit Document to which it is a party; (d) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender or any Secured Party under any Credit Document, including the validity, attachment, perfection, priority or enforcement of any Liens granted in favor of the Collateral Agent or the ability of the Collateral Agent on behalf of the Lenders to realize the benefits of the security afforded under the Credit Documents; or (e) the value, collectability or enforceability of the Receivables, taken as a whole.

“Material Contract” means any contract or other arrangement to which a Credit Party is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means March 31, 2026.

“Maximum Advance” means, as of any date of determination, the lesser of (i) [***] and (ii) an amount equal to (x) the applicable Maximum Advance Rate multiplied by (y)(a) the aggregate UPB of the Eligible Receivables minus (b) the sum of all Excess Concentration Amounts in respect of such Eligible Receivables.

“Maximum Advance Rate” means,

(a) if no Event of Default or Tier 1 Trigger Event has occurred and is continuing, with respect to each Eligible Receivable, the Reference Advance Rate;

(b) if a Tier 1 Trigger Event (other than a Tier 1 Delinquency Trigger Event) has occurred and is continuing, the applicable Reference Advance Rate immediately prior to such Tier 1 Trigger Event minus [***] (without duplication if more than one such Tier 1 Trigger Event has occurred and is then continuing);

(c) if a Tier 1 Delinquency Trigger Event has occurred and is continuing, the applicable Reference Advance Rate immediately prior to the Tier 1 Delinquency Trigger Event minus [***] (without duplication if more than one Tier 1 Trigger Event has occurred and is then continuing); and

(d) if an Event of Default has occurred and is continuing, [***];

provided, that, during the Amortization Period, the Maximum Advance Rate shall equal the lowest Effective Advance Rate as of any Settlement Date (after giving effect to the application of Collections as provided in Section 2.11(b) on such Settlement Date) during the Amortization Period.

“Minimum Utilization Fee” as defined in the Fee Letter.

“Monthly Expense Cap” means, with respect to any Person, in each individual role assumed under this Agreement and the Collateral Documents, a maximum aggregate limit equal to [***], during any calendar month, with respect to expenses incurred by such Person, in such role, and reimbursable pursuant to clause (a) (First) of 2.13 (Application of Collections) or clause (i)     (First) of 2.11(a) (Event of Default); provided, however, that, expenses incurred by the Administrative Agent with respect to Audit Expenses shall not be subject to the following limit, or otherwise deemed to constitute “expenses” for purposes of the foregoing part of this definition.

“Monthly Servicing Report” means that Monthly Servicing Report in the form attached as Exhibit A to the Servicing Agreement.

“Moody’s” means Moody’s Investor Services, Inc., and any successor thereto. “Morningstar” means Morningstar Credit Ratings, LLC, and its successor in interest. “Net Dealer Advance” means with respect to any Receivable and with respect to any date of determination, (i) the aggregate amount paid by CPS to the related Dealer for such Receivable less the sum of, without duplication, that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal; (ii) any Cram Down Loss in respect of such Receivable; and (iii) any prepayment in full or any partial prepayment applied to reduce the principal balance of the Receivable, all measured as of the close of business on such day.

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“Net Insurance Proceeds” means an amount equal to: (a) any Cash payments or proceeds received by the Borrower under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, minus (b) any actual and reasonable costs incurred by the Borrower in connection with the adjustment or settlement of any claims of the Borrower in respect thereof.

“Net Liquidation Proceeds” as defined in the Servicing Agreement. “Non-Consenting Lender” as defined in Section 2.20.

“Obligations” means all obligations of every nature of the Borrower from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees (including any Prepayment Premium Amount), expenses, indemnification or otherwise and the Credit Parties’ obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

“Obligor” means, with respect to a Receivable, the purchaser or co-purchasers of the related Financed Vehicle or any other Person who owes or may be liable for payments under such Receivable.

“Omnibus Amendment” means that certain Omnibus Amendment, dated as of March 29, 2024, by and among the Credit Parties, the Administrative Agent, the Collateral Agent and the Lenders.

“Omnibus Amendment Effective Date” means March 29, 2024. “Omnibus Amendment Fee” as defined in the Fee Letter.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Originator” means CPS.

~~“Owner of Record” means the owner of an Authoritative Electronic Copy, which, within the Electronic Vault System, is the Borrower.~~

“Participant Register” as defined in Section 13.4(i). “Payment Recipient” as defined in Section 9.14(a).

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Asset Sale” means a sale or transfer of a Receivable by the Borrower that:

(a) is a sale to CPS (without recourse to the Borrower) in connection with a Permitted Securitization;

(b) is a purchase by a party other than CPS or any Affiliate of CPS at a price equal to the greater of (i) the fair market value thereof and (ii) the Receivable Transfer Repurchase Price thereof, and in each case as to which such Receivable has not been selected in a manner that would materially and adversely affect the Facility or the Lenders in the reasonable discretion of the Administrative Agent (with the consent of the Requisite Lenders);

(c) is a repurchase by CPS (at the mutual agreement of CPS and the Borrower at the time of such repurchase) in order to eliminate or mitigate any Excess Concentration Amounts in respect of such Receivable;

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(d) is a dividend or distribution of Ineligible Receivables permitted by Section 6.3; or

(e) is a required repurchase of a Post-Petition Receivable pursuant to and in accordance with Section 5.12.

“Permitted Investments” means the following, subject to qualifications hereinafter set forth:

(a) obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America;

(b) federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, demand deposits and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of the Rating Agencies and, if it has a term in excess of three (3) months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Moody’s and S&P;

(c) deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);

(d) investments in money market funds (including those owned or managed by the Controlled Account Bank) rated in the highest investment category by each of the Moody’s and S&P; and

(e) such other investments as to which the Administrative Agent (with the consent of the Requisite Lenders) consents.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities in excess of one (1) year; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of [***] of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three (3) months from the date of their purchase or (y) the Business Day preceding the day before the date the amounts invested in those investments are required to be applied hereunder.

All such Permitted Investments may be purchased by or through the Controlled Account Bank or any of its affiliates.

“Permitted Liens” means:

(a) Liens imposed by law for taxes, assessments or other governmental charges payable by the Borrower that are not yet due or are being contested in compliance with Section 5.3;

(b) Liens arising in favor of the applicable financial institution under the Lockbox Account Control Agreement or the Controlled Account Control Agreement; and

(c) Liens on Financed Vehicles that are junior in right to the Lien of the Borrower, or that are possessory liens (such as for storage or repair), tax liens (such as property taxes or registration fees), or statutory enforcement liens (such as for parking tickets).

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“Permitted Securitization” means any term securitization of Receivables upon satisfaction of the following conditions:

(a) the Receivables to be included in such securitization shall not be selected in a manner that would materially and adversely affect the Facility or the Lenders, as determined in the reasonable discretion of the Administrative Agent (with the consent of the Requisite Lenders); and

(b) such securitization shall be issued in the capital markets.

“Permitted Securitization Grace Period” means the period beginning on the date of the closing of a Permitted Securitization the proceeds of which prepay at least 80% of the principal of the Revolving Loans outstanding immediately prior to such Permitted Securitization and ending on the last day of the third (3rd) full calendar month thereafter.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Post-Petition Receivable” means a Receivable, the Obligor of which, at the time of determination is a debtor in a Federal, State or other bankruptcy, insolvency or similar proceeding, provided that a Receivable shall no longer be considered a Post-Petition Receivable upon the related Obligor reaffirming all of its obligations with respect to such Receivable or receiving a discharge in the related Insolvency Proceeding.

“Prepayment Premium Amount” as defined in the Fee Letter.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks), as in effect from time to time.

“Principal Office” means, for the Administrative Agent, 245 Park Avenue, 42nd Floor, New York, NY 10167 (or such other location in the United States of America as the Administrative Agent may from time to time designate in writing to the Borrower and each Lender).

“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender, the percentage obtained by dividing (i) the Revolving Exposure of that Lender, by (ii) the aggregate Revolving Exposure of all Lenders.

“Protective Advances” as defined in Section 2.1(c).

“Purchase Agreement” means that certain Receivables Purchase Agreement dated as of the Closing Date by and among the Originator and the Borrower, as may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Purchase Date” as defined in the Purchase Agreement.

“Purposeful Event of Default” means any Event of Default that is deliberately or purposefully caused by an action or inaction of Borrower or CPS.

“Ratings Agencies” means each of Moody’s, S&P, Morningstar, KBRA, DBRS and Fitch, and “Ratings Agency” means any of the foregoing.

“Receivable” means each non-cancelable, unconditional, fixed-rate Contract secured by a first priority, perfected security interest in a Financed Vehicle that was originated or acquired by the Originator, sold by the Originator to the Borrower.

“Receivable File” as defined in the Custodial Agreement.

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“Receivable Repurchase Event” means (i) with respect to any Receivable, the failure of such Receivable to satisfy the Eligibility Criteria at the time of its pledge under the Security Agreement; (ii) any required repurchase of a Receivable pursuant to Section 3.2 of the Purchase Agreement; or (iii) any required repurchase of a Post-Petition Receivable pursuant to Section 5.12.

“Receivable Repurchase Price” means with respect to any Receivable and any date of determination, the UPB of such Receivable as of such date, plus all accrued and unpaid interest on the UPB of such Receivable at the applicable APR through the date on which such Receivable is repurchased.

“Receivable Transfer Repurchase Price” means with respect to any Receivable and any date of determination, the product of (x) the UPB of such Receivable as of such date, and (y) the Maximum Advance Rate applicable to such Receivable at such date of determination, plus

(z) all accrued and unpaid interest on the UPB of such Receivable at the applicable APR through the date on which such Receivable is repurchased; provided that, subclause (z) shall not be applicable to any sale of Receivables by the Borrower in connection with a Permitted Securitization.

“Recoveries” means, with respect to a Receivable that is a Charge-Off Receivable, the monies collected from whatever source during any Collection Period following such Receivable becoming a Charge-Off Receivable, net of any amounts required by law to be remitted to the Obligor.

“Reference Advance Rate” means, as of any date of determination, [***], provided that if the Securitization Advance Rate is less than the then current Reference Advance Rate, the Administrative Agent may, in its sole discretion and limited to one election in any twelve-month period, elect to reduce the Reference Advance Rate to the greater of the Securitization Advance Rate and [***]. Following notice from the Administrative Agent prior to the effective date of such reduction, (i) such reduction to the Reference Advance Rate shall be effective upon the closing of the related securitization or if such securitization does not close within thirty (30) days of the date of the preliminary offering circular for such securitization, on the thirtieth date following the date of such preliminary offering circular or (ii) if no final offering circular for a new securitization is made available within one hundred and ten (110) days of the closing of the immediately preceding securitization, the Administrative Agent shall have the right, until the closing of the next securitization, to reduce the Reference Advance Rate to the greater of the Securitization Advance Rate for the immediately preceding securitization and [***]. For the avoidance of doubt, as of the date of the Omnibus Amendment, the Reference Advance Rate is [***].

“Register” as defined in Section 2.4(a).

“Related Agreements” means, collectively, the Purchase Agreement, the Servicing Agreement, the Custodial Agreement and the Backup Servicing Agreement.

“Related Matter” as defined in the definition of Indemnified Liabilities.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Renewal Fee” as defined in the Fee Letter. “Replacement Lender” as defined in Section 2.20. “Replacement Person” as defined in Section 2.17(c).

“Reporting Date” means the tenth (10th) calendar day of each month (or if such day is not a Business Day, the immediately succeeding Business Day).

“Required Legend” means a watermark notation applied by the applicable Electronic Vault System to every page of an Electronic Contract that reads “Page Nine Funding LLC, with Ares Agent Services, L.P., as Collateral Agent, ~~acting solely for the benefit of the Secured Parties,~~ as secured party ~~and assignee~~through its designated custodian Computershare Trust Company, National Association”.

“Requisite Lenders” means one or more Lenders having or holding Revolving Exposure and representing more than [***] of the sum of the aggregate Revolving Exposure of all Lenders.

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“Revised UCC Jurisdiction” means a jurisdiction that has enacted the Uniform Commercial Code Amendments (2022), drafted by the Uniform Law Commission and the American Law Institute and published on June 1, 2023.

“Revolving Availability” means, as of any date of determination, the difference of (i) the lesser of (a) the Revolving Commitments and (b) the Borrowing Base, minus (ii) the Total Utilization of Revolving Commitments.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund Revolving Loans and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments is [***] and the Borrower may not partially reduce the Revolving Commitments, but may terminate the Revolving Commitments in full (subject to the terms of Section 2.9).

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (a) March 31, 2026, (b) the date on which a Funding Termination Event occurs, and (c) the date of the termination of the Revolving Commitments pursuant to Section 7.2(c).

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the Revolving Commitment Termination Date, that Lender’s

Revolving Commitment; and (b) after the Revolving Commitment Termination Date, the aggregate outstanding principal amount of the Revolving Loans of such Lender.

“Revolving Loan Note” means a promissory note substantially in the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Revolving Loans” means the revolving loans made from time to time by the Lenders to the Borrower pursuant to Section 2.1.

“S&P” means Standard & Poor’s Ratings Services, Inc., a Standard & Poor’s Financial Services, LLC business, and any successor thereto.

“Scheduled Receivable Payment” means, for any Collection Period and for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date the Obligor’s obligation under such Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an Insolvency Proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or similar State law or (iii) modifications or extensions of the Receivable permitted by the Credit Documents and the Servicing Agreement, the Scheduled Receivable Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Second Amendment Effective Date” June 28, 2022.

“Second Amendment Effective Date Certificate” means a certificate substantially in the form of Exhibit E-1.

“Second Amendment Fee” as defined in the Fee Letter. “Secured Party” as defined in the Security Agreement.

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“Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Securitization Advance Rate” means, as of any date of determination, the “BBB” tranche (including BBB+ and BBB-) initial advance rate for the most recent rated securitization sponsored by the Originator, as determined by any Rating Agency (including if a securitization does not close within 30 days following the date of the preliminary offering circular related to such securitization, the preliminary “BBB” tranche (including BBB+ and BBB-) initial advance rate as set forth in any pre-sale report issued by a Rating Agency).

“Security Agreement” means the Security Agreement dated as of the Closing Date by and between the Borrower and the Collateral Agent on behalf of the Secured Parties, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Servicer” means, initially CPS, subject to removal pursuant to the terms of the Servicing Agreement, and thereafter shall mean the Backup Servicer, or any successor servicer appointed pursuant to the Servicing Agreement.

“Servicer Termination Event” as defined in the Servicing Agreement.

“Servicing Agreement” means that certain Servicing Agreement dated as of the Closing Date, by and among the Borrower, the Servicer and the Administrative Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Servicing Fee” as defined in the Servicing Agreement.

“Settlement Date” means (a) the fifteenth (15th) calendar day of each month (or if such day is not a Business Day, the immediately succeeding Business Day) beginning in the month of January 2016 and (b) the Maturity Date.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Revolving Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (d) of the definition of “Base Rate”.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of CPS or the Borrower, as the case may be, substantially in the form of Exhibit E-2.

“Solvent” means, with respect the Borrower or CPS, that as of the date of determination, both (a) (i) the sum of such entity’s debt (including contingent liabilities) does not exceed the present fair saleable value of such entity’s present assets; (ii) such entity’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (iii) such entity has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such entity is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

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“Specified Affiliate” means Page Six Funding LLC, a Delaware limited liability company, and Page Eight Funding LLC, a Delaware limited liability company.

“State” means any state of the United States or the District of Columbia.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“System Description” means the written description of the Electronic Vault System provided by the relevant Electronic Vault Provider and referenced in the related Electronic Collateral Control Agreement.

“Tangible Chattel Paper” means, as applicable (a) “tangible chattel paper” as defined in Section 9-102(a)(79) of the UCC of the State of New York, or (b) a tangible copy of a record evidencing “chattel paper” as defined in Section 9-102(a)(11) of the UCC of a Revised UCC Jurisdiction, to the extent the law governing perfection and priority is a Revised UCC Jurisdiction.

“Tangible Contract” means a Contract ~~that constitutes “~~evidenced by a record or records consisting of information that is inscribed on a tangible ~~chattel paper” under and as defined in Section 9-102(78) of the UCC~~medium.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee or deduction or withholding in respect thereof of any similar nature and whatever called, imposed by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a Tax imposed by the jurisdiction in which that Person is organized, has its principal office or applicable lending office or which is imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Revolving Commitment, Revolving Loan or Credit Document), and shall include any backup or other withholding tax that shall be eligible to be credited against any such Tax.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Base Rate Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

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“Term SOFR Adjustment” means, for any calculation with respect to a SOFR Loan, a percentage per annum as set forth below for the applicable Interest Period therefor:

Interest Period	Percentage
One month	[***]
Three months	[***]
Six months	[***]

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Terminated Lender” as defined in Section 2.20.

“Tier 1 Delinquency Trigger Event” means [***].

“Tier 1 Performance Trigger” means [***].

“Tier 1 Trigger Event” means [***].

“Tier 2 Performance Trigger” [***].

“Total Utilization of Revolving Commitments” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Revolving Loans.

“Transaction Costs” means the fees, costs and expenses payable by CPS or the Borrower on or before the Closing Date in connection with the transactions contemplated by the Credit Documents, to the extent approved in writing by the Administrative Agent.

“Transfer of Servicing Percentage” means, with respect to the transfer of servicing rights with respect to CPS Serviced Receivables, at any date, the aggregate outstanding principal balance of CPS Serviced Receivables with respect to which servicing rights have been transferred from CPS to another party on or prior to such date since the Closing Date, expressed as a percentage of all CPS Serviced Receivables serviced by CPS immediately prior to the date of the first such transfer following the Closing Date.

“Trust Receipt” as defined in the Custodial Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underwriting Policies” means the credit policies and practices and underwriting guidelines of the Originator in effect as of the date hereof and attached by the Originator to an email and delivered to the Administrative Agent on the Effective Date, as such guidelines may be amended from time to time in accordance with Section 5.16.

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“UPB” means, with respect to any Receivable and any date of determination, the unpaid principal balance of such Receivable owed by the related Obligor calculated as the Amount Financed minus the sum of the following amounts without duplication: (i) that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal;

(ii) any Cram Down Loss in respect of such Receivable; and (iii) any prepayment in full or any partial prepayment applied to reduce the principal balance of the Receivable, all measured as of the close of business on such day.

“UPI” means, for any date of determination the sum of the aggregate UPB of all Eligible Receivables.

“Vintage Pool” means, as of any date of determination occurring after the Closing Date, each of the 12 pools of automobile receivables originated, or acquired by the Originator during each of the 12 calendar quarters immediately preceding such date of determination. For the avoidance of doubt, no Vintage Pool will include any automobile receivables (i) originated or acquired by the Originator more than three years prior to such date of determination, or (ii) acquired by the Originator in connection with a “bulk” portfolio acquisition.

“Warehouse Facility” means any financing facility entered into by CPS, directly or indirectly (acting through a special purpose entity or otherwise indirectly), which is then in effect.

“Wire Account” as defined in the Servicing Agreement.

1.2.	Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing CPS’ audited financial statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower, CPS or the Lenders shall so request, the Administrative Agent, the Lenders, CPS and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) CPS and the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.3.	Interpretation, etc.

Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context requires otherwise or otherwise specified in any applicable Credit Document, (a) reference to any Person include that Person’s successors and assignees, (b) any definition of or reference to any Credit Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein or therein), and (c) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time.

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1.4.	Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2. REVOLVING LOANS

2.1.	Revolving Loans.

(a) Revolving Commitments. During the Revolving Commitment Period, each Lender shall make its Pro Rata Share of the Revolving Loans to the Borrower in an aggregate amount up to and not exceeding such Lender’s Revolving Commitment pursuant to Section 2.1(b); provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the lesser of (i) the Revolving Commitments then in effect and (ii) the Borrowing Base. Amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed during the Revolving Commitment Period. The Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than the Maturity Date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Revolving Loans advanced on any Credit Date shall be in an aggregate minimum amount of [***].

(ii) Whenever the Borrower desires that the Lenders make Revolving Loans, the Borrower shall deliver simultaneously to the Administrative Agent a fully executed and delivered Funding Notice together with a Borrowing Base Certificate no later than 1:00 p.m. (New York City time) at least two (2) Business Days in advance of the proposed Credit Date. Each such Funding Notice shall be delivered reflecting sufficient Revolving Availability for the requested Revolving Loans.

(iii) In the event that the Administrative Agent disagrees with the contents or accuracy of any Funding Notice or determines, in its reasonable discretion, that a Funding Termination Event has occurred, the Administrative Agent and the Borrower shall consult in good faith to resolve any discrepancies or disputes; provided, however, that, the approval of the Administrative Agent shall be required to finalize the contents of any Funding Notice and to determine that all of the conditions in Section 3.2 with respect to such Credit Date have been satisfied, and each of the Borrower and CPS hereby consents and agrees that no funding shall be made under this Section 2.1 pursuant to any Funding Notice absent such mutual agreement.

(iv) Notice of receipt of each Funding Notice and Borrowing Base Certificate in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable Interest Rate, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile or e-mail with reasonable promptness, but not later than 2:00 p.m. (New York City time) on the same day as the Administrative Agent’s receipt of such Funding Notice from the Borrower (provided that the Administrative Agent shall have received such notice from the Borrower by 1:00 p.m. (New York City time)).

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(v) Each applicable Lender shall make the amount of its Revolving Loan available to the Borrower on the applicable Credit Date by wire transfer of same day funds in Dollars. Except as provided herein, upon satisfaction or waiver by the Administrative Agent of the conditions precedent specified herein, each Lender shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the amount of such Lender’s Revolving Loan to be delivered to the Borrower.

(vi) Unless otherwise permitted by the Administrative Agent and each Lender, acting in their sole and absolute discretion, no more than one (1) Revolving Loan shall be made per calendar week.

(c) Protective Advances. Subject to the limitations set forth below and in the proviso to the first sentence of Section 2.1(a), and whether or not an Event of Default or a Default shall have occurred and be continuing, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s sole good faith discretion, to make Revolving Loans to the Borrower on behalf of the Lenders, which the Administrative Agent, in its sole discretion, deems necessary (i) to preserve or protect the Collateral, or any portion thereof or (ii) with the consent of the Requisite Lenders, to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations (any of such Revolving Loans are herein referred to as “Protective Advances”). Notwithstanding anything to the contrary set forth herein, in no event shall the cumulative aggregate amount of Protective Advances made by the Administrative Agent pursuant to this Section 2.1(c) exceed [***], except with the consent of the Requisite Lenders. Protective Advances may be made even if the conditions precedent set forth in Section 3 have not been satisfied. The Protective Advances shall be secured by the Collateral and shall constitute Obligations. The Borrower shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the earlier of the Revolving Commitment Termination Date and within two (2) Business Days following demand for payment by the Administrative Agent. All Protective Advances shall be Base Rate Loans.

2.2.	Pro Rata Shares.

All Revolving Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Revolving Loan requested hereunder or purchase a participation required hereby nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Revolving Loan requested hereunder or purchase a participation required hereby.

2.3.	Use of Proceeds.

The proceeds of the Revolving Loans, if any, made on the Closing Date shall be applied by the Borrower to finance the acquisition of Eligible Receivables from the Originator and to pay Transaction Costs. The proceeds of the Revolving Loans made after the Closing Date shall be applied by the Borrower to finance the acquisition of Eligible Receivables from the Originator pursuant to the Purchase Agreement, to pay distributions on its Capital Stock to CPS and to pay ongoing operating expenses of the Borrower. No portion of the proceeds of any Credit Extension shall be used in any manner that causes such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

2.4.	Register; Notes.

(a) Register. The Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders and the Revolving Commitments and Revolving Loans from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent. The Administrative Agent shall record in the Register the Revolving Commitments and the Revolving Loans, and each repayment or prepayment in respect of the principal amount (and stated interest) of the Revolving Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Revolving Commitments or the Borrower’s Obligations in respect of any Revolving Loan. The Borrower hereby designates the entity serving as Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.4, and the Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

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(b) Revolving Loan Notes. If so requested by any Lender prior to the Closing Date, or upon two (2) Business Days prior written notice at any time after the Closing Date, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 13.4) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a Revolving Loan Note or Revolving Loan Notes, as so requested, to evidence the Revolving Loan.

2.5.	Interest on Revolving Loans.

(a) Except as otherwise set forth herein, the Revolving Loans in the aggregate shall bear interest on the unpaid principal thereof from the date made through repayment (whether by acceleration or otherwise) at the Interest Rate and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) at the Interest Rate.

(b) [Reserved].

(c) Interest payable pursuant to Section 2.5(a) shall be computed on the basis of the actual number of days elapsed during the period in which it accrues, in a year consisting of, in the case of (i) Base Rate Loans calculated by reference to the Prime Rate or the Federal Funds Effective Rate, 365 or 366 days, as applicable, or (ii) any SOFR Loans or Base Rate Loans calculated by reference to Adjusted Term SOFR, 360 days. In computing interest on any Revolving Loan, the related Credit Date or the first day of an Interest Period applicable to such Revolving Loan shall be included, and the date of payment of such Revolving Loan or the expiration date of an Interest Period applicable to such Revolving Loan shall be excluded; provided, that if a Revolving Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Revolving Loan.

(d) Except as otherwise set forth herein, interest on each Revolving Loan shall be payable in arrears on (i) each Settlement Date applicable to that Revolving Loan; (ii) with respect to any prepayment in part of such Revolving Loan, whether voluntary or mandatory, the Settlement Date immediately following such prepayment in an amount equal to the interest accrued and unpaid on the amount so prepaid to the date of prepayment; (iii) with respect to any prepayment in full of such Revolving Loans, whether voluntary or mandatory, on the date of such prepayment; and (iv) the Maturity Date.

(e) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.6.	Continuation.

Subject to Section 2.16 and so long as no Default or Event of Default shall have occurred and be continuing, upon the expiration of any Interest Period applicable to any SOFR Loan, such SOFR Loan shall automatically continue for an additional Interest Period at Term SOFR calculated as of the most recent Periodic Term SOFR Determination Day.

2.7.	Default Interest.

Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Revolving Loans outstanding and, to the extent permitted by Applicable Law, any interest payments on the Revolving Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any Insolvency Proceeding) payable in accordance with the provisions of Section 2.11 or 2.13, as the case may be, at a rate that is [***] per annum in excess of the applicable Interest Rate (the “Default Rate”) otherwise payable hereunder with respect to the applicable Revolving Loans until no Event of Default is then continuing. Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

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2.8.	Fees.

The Borrower and CPS agree, jointly and severally, to pay each of the fees referred to in the Fee Letter, including the Renewal Fee, the Commitment Fee, the Minimum Utilization Fee, the Prepayment Fee, the Administration Fee, the Second Amendment Fee and the Omnibus Amendment Fee, in each case, when due thereunder.

2.9.	Call Protection.

(a) The Borrower may not terminate the Facility or Revolving Commitments prior to the end of the Revolving Commitment Period

(b) [Reserved].

(c) Notwithstanding anything to the contrary set forth in this Section 2.9, (i) upon the occurrence of a Permitted Securitization, (ii) upon the occurrence of an event described in Sections 2.10(a), (b), (e) (but only with respect to a transfer of the Receivables permitted by Section 5.15), (f) and (g) requiring the mandatory prepayment of the Revolving Loans, (iii) in the event the Revolving Commitments are terminated during the Revolving Commitment Period pursuant to Section 7.2(c) (except as the result of a Purposeful Event of Default) or (iv) if the Reference Advance Rate is reduced to a rate equal to or below [***], in each case, the Borrower or CPS may prepay the Revolving Loans without any prepayment premium or penalty. In all other cases, including in connection with any transfer of a Receivable described in clause (b) of “Permitted Asset Sale”, the Borrower shall pay the applicable Prepayment Premium Amount when making any type of prepayment or when any Revolving Commitments are terminated prior to the Maturity Date.

2.10.	Mandatory Prepayments.

(a) Borrowing Base Deficiency.

(i) The Borrower shall prepay the Revolving Loans within one (1) Business Day of the earlier of (a) an Authorized Officer of the Borrower becoming aware that a Borrowing Base Deficiency exists and (b) receipt by the Borrower of notice from the Administrative Agent that a Borrowing Base Deficiency exists, in each case in an amount equal to such Borrowing Base Deficiency, with such proceeds paid directly to the Lenders to reduce the principal balance of the Revolving Loans as described in (ii) below.

(ii) The amount of any prepayment of the Revolving Loans pursuant to this Section 2.10(a) (on any day other than a Settlement Date), shall be applied:

(A) if, at such time, the Revolving Commitment Termination Date shall have occurred, or an Event of Default shall have occurred and be continuing, to the Lenders, pro rata, in repayment of the Revolving Loans, until the outstanding balance of the Revolving Loans has been reduced to zero ($0).

(B) under any other circumstances, to the Lenders, pro rata, in repayment of the Revolving Loans, an aggregate amount equal to the lowest of (A) the total amount of the prepayment being made under this Section 2.10(a), (B) the product of (1) the aggregate Pro Rata Share of the Lenders multiplied by (2) the Borrowing Base Deficiency (as determined immediately prior to such prepayment) and (C) the amount necessary and sufficient to reduce the outstanding balance of the Revolving Loans to zero ($0).

(iii) If, as of any day, a Borrowing Base Deficiency exists, then no prepayment of the Revolving Loans may be made under Section 2.9, or under Section 2.10(b), (c), (d), (e), (f), (g) or (h), until such Borrowing Base Deficiency shall first have been reduced to [***] by means of a prepayment in accordance with clauses (i) and (ii) of this Section 2.10(a).

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(b) Insurance Proceeds. No later than the first Business Day following the date of receipt by the Borrower or Collateral Agent as loss payee, of any Net Insurance Proceeds, the Borrower shall prepay the Revolving Loans in an aggregate amount equal to such Net Insurance Proceeds with such proceeds to be deposited into the Lockbox Account or Collection Account and applied in accordance with Section 2.11(a), Section 2.11(b) or Section 2.13, as applicable.

(c) Issuance of Equity Securities. On the date of receipt by the Borrower of any Cash proceeds from the issuance of any Capital Stock of the Borrower other than (a) issuances of Capital Stock of the Borrower to CPS or (b) for purposes approved in writing by the Administrative Agent (with the consent of the Requisite Lenders), the Borrower shall prepay the Revolving Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, with such proceeds paid directly to the Lenders in the order of priority set forth in Section 2.11(a).

(d) Issuance of Debt. Without limiting in any respect the covenant under Section 6.1, on the date of receipt by the Borrower of any Cash proceeds from the incurrence of any Indebtedness of the Borrower (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), the Borrower shall prepay the Revolving Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses, with such proceeds paid directly to the Lenders in the order of priority set forth in Section 2.11(a).

(e) Transfer of Receivables. Upon a sale of Receivables by the Borrower, the Borrower shall prepay the Revolving Loans in an amount equal to the aggregate Receivable Transfer Repurchase Price as of such purchase date with respect to those Receivables with such proceeds paid directly to the Lenders in the order of priority set forth in Section 2.13; provided that the proceeds from any transfer of Receivables not permitted by this Agreement shall be applied in accordance with Section 2.11(a) (without limiting the prepayment requirements provided in Section 6.14).

(f) Tax Refunds. On the date of receipt by the Borrower of any tax refunds, the Borrower shall prepay the Revolving Loans in the amount of such tax refunds, with such proceeds to be deposited into the Lockbox Account or Collection Account and applied in accordance with Section 2.11(a), Section 2.11(b) or Section 2.13, as applicable.

(g) Receivable Repurchase Events. Upon the occurrence of a Receivable Repurchase Event: (a) the Borrower shall cause the Originator to repurchase each affected Receivable at a price equal to the Receivable Repurchase Price and (b) the Borrower shall prepay the Revolving Loans in an amount equal to the Receivable Repurchase Price as of the date of repurchase with respect to the related Receivable(s), with such proceeds to be deposited into the Lockbox Account or Collection Account and applied in accordance with Section 2.11(a), Section 2.11(b) or Section 2.13, as applicable.

(h) Prepayment Certificate. Concurrently with any prepayment of the Revolving Loans pursuant to clauses (a) through (g) of this Section 2.10, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds.

2.11.	Payments Following Event of Default or During the Amortization Period

(a) Event of Default. Upon the occurrence and during the continuance of an Event of Default, on or prior to each Settlement Date, the Administrative Agent shall confirm the accuracy of the related Monthly Servicing Report, and, subject to Section 2.14(f), the Administrative Agent, as agent for the Collateral Agent, shall forward such confirmed Monthly Servicing Report to the Controlled Account Bank, along with an instruction to the Controlled Account Bank to transfer (x) all Available Collections and (y) any income and gains from investment of funds in the Collection Account that accrued during the immediately preceding Collection Period, as reflected in the Monthly Servicing Report as follows:

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(i) First, to the payment of amounts described in clauses (a) (First) and (b) (Second) (inclusive) of Section 2.13, below, in the same relative order of priority as set forth in such Section 2.13;

(ii) Second, to the Administrative Agent, to pay all principal of, and accrued and unpaid interest on, any Protective Advances that have been made by the Administrative Agent in accordance with Section 2.1(c);

(iii) Third, to the Lenders (pro rata, based upon the amounts due) to pay (A) in respect of accrued but unpaid interest on the Revolving Loans, the Interest Amount, (B) the Minimum Utilization Fee, if any, and the Commitment Fee due to the Lenders, and (C) any fees, expenses, indemnities or other amounts due and owing to any Lender under this Agreement or any other Credit Document;

(iv) Fourth, to the Lenders, pro rata, to pay the outstanding principal amount of all Revolving Loans until the aggregate outstanding principal amount of the Revolving Loans has been reduced to [***];

(v) Fifth, to the Borrower, for its own account, any remaining amounts so long as any amounts that would otherwise have been payable under Section 2.13 have been satisfied.

(b) Amortization Period. Except as provided in Section 2.11(a) (Event of Default) above, at all times during the Amortization Period, on or prior to each Settlement Date, the Administrative Agent shall confirm the accuracy of the related Monthly Servicing Report, and, subject to Section 2.14(f), the Administrative Agent, as agent for the Collateral Agent, shall forward such confirmed Monthly Servicing Report to the Controlled Account Bank, along with an instruction to the Controlled Account Bank to transfer (x) all Available Collections and (y) any income and gains from investment of funds in the Collection Account that accrued during the immediately preceding Collection Period, as reflected in the Monthly Servicing Report as follows:

(i) First, to the payment of the amounts set forth in clauses (a) (First) through (c) (Third) (inclusive) of Section 2.13 below, in the same relative order of priority as set forth in such Section 2.13;

(ii) Second, to the Lenders, pro rata, to pay the outstanding principal amount of all Revolving Loans until the aggregate outstanding principal amount of the Revolving Loans has been reduced to zero ($0);

(iii) Third, to the payment of the amounts set forth in clauses (e) (Fifth) through (g) (Seventh) (inclusive) of Section 2.13 below, in the same relative order of priority as set forth in such Section 2.13;

(iv) Fourth, to the Lenders (pro rata, based upon the amounts due) to pay any fees, expenses, indemnities or other amounts due and owing to any Lender;

(v) Fifth, on a pari passu basis, (A) to the Collateral Agent, the Administrative Agent, to pay any expenses and indemnities that were due to such Person and were not paid pursuant to clause (i) (First) of this Section 2.11(b) as a result of the limit on Audit Expenses set forth in sub-clause (a)(i)(A) of Section 2.13 (Application of Collections) below, the Monthly Expenses Cap or the Annual Indemnity Cap, (B) to the Custodian, any remaining out-of-pocket expenses due to the Custodian in its capacity as Custodian pursuant to this Agreement or the Custodial Agreement, (C) to any successor Servicer, any remaining transition expenses incurred and not previously paid by the predecessor Servicer, (D) to the Backup Servicer, any remaining out-of-pocket expenses due to the Backup Servicer pursuant to this Agreement or the Backup Servicing Agreement, and (E) to the Controlled Account Bank, any remaining out-of-pocket expenses due to the Controlled Account Bank pursuant to this Agreement or the Control Agreements; and

(vi) Sixth, to the Borrower, for its own account, any remaining amounts so long as any amounts that would otherwise have been payable under Section 2.13 have been satisfied.

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2.12.	Collection Account and Amounts.

(a) On or prior to the date hereof, the Borrower shall cause to be established and maintained, (i) a securities account at the Controlled Account Bank in the name of the Borrower designated as the Collection Account as to which the Collateral Agent for the benefit of the Lenders has control over such account within the meaning of Section 9-106 of the UCC pursuant to the Controlled Account Control Agreement, and (ii) deposit account at the Lockbox Account Bank in the name of the Borrower designated as the Lockbox Account as to which the Collateral Agent has control over such account for the benefit of the Lenders within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Lockbox Account Control Agreement.

(b) So long as no Event of Default has occurred and shall be continuing, the Borrower or the Servicer shall be permitted to direct the investment of the funds from time to time held in the Collection Account in Permitted Investments and to sell or liquidate such Permitted Investments and reinvest proceeds from such sale or liquidation in other Permitted Investments (but none of the Collateral Agent, the Administrative Agent, or the Lenders shall have liability whatsoever in respect of any failure by the Controlled Account Bank to do so), with all such proceeds and reinvestments to be held in the Collection Account; provided, however, that the maturity of the Permitted Investments on deposit in the Collection Account shall be no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to this Agreement; and, provided further, that the Borrower shall remit into the Collection Account an amount equal to any losses realized on Permitted Investments contained therein. No Permitted Investment shall be liquidated at a loss at the direction of the Borrower except to the extent necessary to make a required payment as described herein. All income and gains from the investment of funds in the Collection Account shall be retained in the Collection Account from which they were derived, until the next Settlement Date, at which time such income and gains shall be applied in accordance with Section 2.11 or Section 2.13, as the case may be. As between the Borrower and the Collateral Agent, the Borrower shall treat all income, gains and losses from the investment of amounts in the Collection Account as its income or loss for federal, state and local income tax purposes.

(c) The Control Agreements will provide that all funds in the Lockbox will be swept daily into the Collection Account.

2.13.	Application of Collections.

To the extent no Event of Default has occurred and is continuing and the Amortization Period has not begun, on or prior to each Settlement Date, the Administrative Agent shall confirm the accuracy of the related Monthly Servicing Report, and, subject to Section 2.14(f), the Administrative Agent, as agent for the Collateral Agent, shall forward such confirmed Monthly Servicing Report to the Controlled Account Bank, along with an instruction to the Controlled Account Bank to transfer (x) all Available Collections and (y) any income and gains from investment of funds in the Collection Account that accrued during the immediately preceding Collection Period, as reflected in the Monthly Servicing Report as follows:

(a) First, on a pari passu basis, (i) (A) to the Administrative Agent, any unpaid Audit Expenses, in an amount not to exceed the amount that, when added to all other amounts previously paid, pursuant to this clause (a) or Section 2.11(b)(i) above during the calendar year in which such Settlement Date occurs, would not exceed, in the aggregate, [***], (B) to the Collateral Agent and the Administrative Agent, to pay any other costs, fees, expenses (subject, in the case of expenses, to the Monthly Expenses Cap) and indemnity amounts (subject to the Annual Indemnity Cap), in each case, which shall include reasonable attorney’s fees (if any), due to it under Section 11 of this Agreement or any other provision of the Credit Documents, (C) to the Custodian, the Custodian Fees and Expenses accrued and unpaid as of the last day of the preceding month (subject, in the case of expenses, to the Monthly Expenses Cap) and indemnity amounts (subject to the Annual Indemnity Cap), in each case including reasonable attorney’s fees (if any), payable to the Custodian in its capacity as Custodian pursuant to this Agreement or the Custodial Agreement, (D) to the extent not paid in accordance with the Backup Servicing Agreement, to the Backup Servicer, (1) the Backup Servicing Fees, (2) subject to the Monthly Expenses Cap, expenses of the Backup Servicer accrued and unpaid as of the last day of the preceding month, and (3) subject to the Annual Indemnity Cap, indemnity amounts (including, in the case of the foregoing clauses (i)(D)(2) and (i)(D)(3), reasonable attorney’s fees, if any), in each case payable to the Backup Servicer pursuant to this Agreement or the Backup Servicing Agreement, and (E) to the Controlled Account Bank, (1) the Controlled Account Bank Fees accrued and unpaid as of the last day of the preceding month, (2) subject to the Monthly Expenses Cap, any expenses of the Controlled Account Bank, and (3) subject to the Annual Indemnity Cap, indemnity amounts (including, in the case of the foregoing clauses (i)(E)(2) and (i)(E)(3), reasonable attorney’s fees, if any), payable to the Controlled Account Bank pursuant to this Agreement or the Control Agreements, and (ii) to any successor Servicer, any transition expenses incurred and not previously paid by the predecessor Servicer not to exceed [***] in the aggregate;

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(b) Second, to the Servicer, to pay any unpaid Servicing Fees and other reimbursable fees and expenses to which the Servicer is entitled pursuant to the Servicing Agreement;

(c) Third, to the Lenders, pro rata, (i), in respect of accrued but unpaid interest on the Revolving Loans, the Interest Amount and (ii) the Minimum Utilization Fee, if any, and the Commitment Fee, due to the Lenders;

(d) Fourth, to the Lenders, pro rata, in repayment of the Revolving Loans, an aggregate amount (not less than zero) equal to the lesser of (i) the Aggregate Principal Distribution Amount with respect to such Settlement Date and (ii) the amount necessary and sufficient to reduce the outstanding balance of the Revolving Loans to [***];

(e) Fifth, [reserved];

(f) Sixth, [reserved];

(g) Seventh, to the Administrative Agent, to pay all principal of, and accrued and unpaid interest on, any Protective Advances that have been made by the Administrative Agent in accordance with Section 2.1(c);

(h) Eighth, to the Lenders (pro rata, based upon the amounts due) to pay any fees, expenses (such expenses not to exceed [***] per annum), indemnities or other amounts due and owing to any Lender and to the Administrative Agent, to pay any remaining out-of-pocket expenses and indemnity amounts (which shall include reasonable attorney’s fees) due to the Administrative Agent (such expenses not to exceed [***] per annum);

(i) Ninth, on a pari passu basis, (i) to the Collateral Agent, the Administrative Agent, to pay any expenses and indemnities that were due to such Person and were not paid pursuant to clause (a) (First) of this Section 2.13 as a result of the limit on Audit Expenses set forth in sub-clause (a)(i)(A) thereof, the Monthly Expenses Cap or the Annual Indemnity Cap, (ii) to the Custodian, any remaining expenses and indemnity amounts due to the Custodian in its capacity as Custodian pursuant to this Agreement or the Custodial Agreement, (iii) to any successor Servicer, any remaining transition expenses incurred and not previously paid by the predecessor Servicer, (iv) to the Backup Servicer, any remaining expenses and indemnity amounts due to the Backup Servicer pursuant to this Agreement or the Backup Servicing Agreement, and (v) to the Controlled Account Bank, any remaining expenses and indemnity amounts due to the Controlled Account Bank pursuant to this Agreement or the Control Agreements; provided, however, that, absent a Default or an Event of Default, such expenses shall not exceed [***] per annum with respect to any such Person (other than any Audit Expenses, which shall not be subject to the limit set forth in this proviso); and

(j) Tenth, to the Borrower, for its own account, any remaining amounts.

2.14.	General Provisions Regarding Payments.

(a) Unless otherwise paid by or on behalf of Borrower directly to Lender as provided herein, all payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, from the Collection Account, in accordance with Section 2.11 or 2.13.

(b) All payments in respect of the principal amount of any Revolving Loan (other than voluntary or mandatory prepayments of any Revolving Loan as provided in Section 2.5(d)) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(c) The Controlled Account Bank, in accordance with the Monthly Servicing Report delivered by the Administrative Agent, shall promptly distribute to (i) each Lender at such address or via wire transfer as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent deposited in the Collection Account and (ii) to each Agent at such address or via wire transfer as such Agent shall indicate in writing, all amounts due to such Agent hereunder, to the extent deposited in the Collection Account.

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(d) Notwithstanding the foregoing provisions hereof, if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any SOFR Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the proviso set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(f) Each of the Borrower and CPS hereby consents and agrees that no amounts will be distributed from the Collection Account on any Settlement Date pursuant to any Monthly Servicing Report until the Administrative Agent agrees and confirms in writing that such Monthly Servicing Report shall be used to apply the relevant Available Collections in the Collection Account on the relevant Settlement Date. If the Administrative Agent disagrees with the accuracy or the content of such Monthly Servicing Report, it shall provide prompt written notice of such disagreement to the Borrower and the Servicer. After delivery of such notice, the Borrower, the Servicer, the Administrative Agent shall consult in good faith to resolve the disagreement. If the Borrower, the Servicer, the Administrative Agent are unable to resolve their dispute involving a Monthly Servicing Report resulting in amounts not being applied in accordance with Sections 2.11(a), 2.11(b) or 2.13, as applicable, for more than ten (10) Business Days any party hereto may apply to any court of competent jurisdiction for a resolution of such dispute. Notwithstanding anything to the contrary contained herein; no written notice, commentary or deemed approval shall constitute an acknowledgement of the accuracy, correctness or completeness of any Monthly Servicing Report or waiver by the Administrative Agent or any of the Lenders of any claims arising from any inaccuracy of the applicable Monthly Servicing Report.

(g) The Administrative Agent shall give prompt telephonic notice to the Borrower, the Controlled Account Bank and each Lender (confirmed in writing) if any payment is not made in conformity with this Section 2.14. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.7 (if applicable) from the date such amount was due and payable until the date such amount is paid in full.

2.15.	Ratable Sharing.

The Lenders hereby agree among themselves that, except as otherwise provided in the Credit Documents, with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Revolving Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the amounts that would have been payable to such Lender in accordance with Section 2.11 or 2.13, as applicable, treating such amounts realized as Collections, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in their proportions of Aggregate Amounts Due (but applied in the priority that such other amounts otherwise would have been applied pursuant to Section 2.11 or 2.13, as then applicable); provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

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2.16.	Making or Maintaining SOFR Loans.

(a) Inability to Determine Term SOFR. Subject to Section 2.22, in the event that, on or prior to any Periodic Term SOFR Determination Day, (i) the Administrative Agent shall have reasonably determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto) that adequate and fair means do not exist for ascertaining “Adjusted Term SOFR” pursuant to the definition thereof, or (ii) the Requisite Lenders shall have reasonably determined in good faith that, for any reason, in connection with any request for a SOFR Loan that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Revolving Loan, and the Requisite Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent shall on such date give notice (by telefacsimile, e-mail or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (A) no Revolving Loans may be made as SOFR Loans, (B) the Borrower shall have the right to rescind any Funding Notice previously given by the Borrower with respect to the Revolving Loans in respect of which such determination was made by giving notice (by telefacsimile, e-mail or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Administrative Agent gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to the Lenders), (C) all then-existing Revolving Loans shall convert automatically to Base Rate Loans at the end of the then-applicable Interest Period and (D) any subsequent borrowings shall be made as Base Rate Loans, in each case, until the Administrative Agent (with respect to clause (ii), at the instruction of the Requisite Lenders) revokes such notice. Upon any conversion to Base Rate Loans pursuant to this Section, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16(c) below. Subject to Section 2.22, if the Administrative Agent shall have reasonably determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (d) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b) Illegality or Impracticability of SOFR Loans. In the event that on any date any Lender shall have reasonably determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making or maintaining of SOFR Loans has become (i) unlawful after the date hereof as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the SOFR Administrator or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile, e-mail or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter, until such notice shall be withdrawn by the Affected Lender at such time as the circumstances giving rise to such notice no longer exist, (A) the obligation of the Affected Lender to make SOFR Loans, and any right of the Borrower to request SOFR Loans, shall be suspended, but, to the extent such determination by the Affected Lender relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice, the Affected Lender shall make such Revolving Loan (or continue such Revolving Loan) as a Base Rate Loan (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality or impracticability, be determined by the Administrative Agent without reference to clause (d) of the definition of “Base Rate”), (B) the Affected Lender’s obligation to maintain its outstanding SOFR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (C) the Affected Loans shall automatically convert into Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality or impracticability, be determined by the Administrative Agent without reference to clause (d) of the definition of “Base Rate”) on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice, the Borrower shall have the option, notwithstanding anything to the contrary in clause (A) above, to rescind such Funding Notice as to all Lenders by giving notice (by telefacsimile, e-mail or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.16(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain SOFR Loans in accordance with the terms hereof.

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(c) Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender actually sustains: (i) if for any reason (other than a default by such Lender) a borrowing or continuation of any SOFR Loan does not occur on a date specified therefor in a Funding Notice; (ii) if any prepayment or other principal payment of any of its SOFR Loans occurs on any day other than the last day of an Interest Period applicable to that Revolving Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise) or on the Maturity Date; or (iii) if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrower.

(d) Booking of SOFR Loans. Any Lender may make, carry or transfer SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

2.17.	Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.18 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any “Tax on the overall net income” of such Lender or any Taxes that are the subject of Section 2.18) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the Revolving Loans; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Revolving Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall pay to such Lender within ten (10) Business Days of receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.17(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Revolving Loans or Revolving Commitments or participations therein or other obligations hereunder with respect to the Revolving Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within ten (10) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.17(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

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(c) Borrower Rights. If any Lender demands payment with respect to amounts owed under Section 2.17(a) or (b), the Borrower shall have the right, if no Default or Event of Default has occurred and is then continuing, within ninety (90) days after receipt of such demand, to remove such Lender (the “Affected Person”) and to designate another lender (the “Replacement Person”) reasonably acceptable to the Administrative Agent and the Requisite Lenders to purchase the Affected Person’s outstanding Revolving Loans and to assume the Affected Person’s obligations under this Agreement; provided that increased costs incurred by such Lender prior to the date of its replacement shall have been paid as provided herein; provided, further, that the acceptance of a Replacement Person by the Requisite Lenders shall not be required if the Replacement Person is an Eligible Assignee or an Affiliate of the Administrative Agent. The Affected Person agrees to sell to the Replacement Person its outstanding Revolving Loans (at par, with accrued interest through the date of purchase, in immediately available funds) and to delegate to the Replacement Person its obligations to the Borrower under this Agreement. Upon such sale and delegation by the Affected Person and the purchase and assumption by the Replacement Person, and compliance with the provisions of Section 13.4 hereof, the Affected Person shall cease to be a Lender hereunder and the Replacement Person shall become a Lender under this Agreement. Each Affected Person shall continue to be entitled to receive from the Borrower its share of interest, fees, costs and other sums which have not been assigned by the Affected Person to the Replacement Person.

2.18.	Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by each Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.

(b) Withholding of Taxes. If a Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party in respect of interest paid or payable by the Borrower to the Administrative Agent or any Lender under any of the Credit Documents: (i) the Borrower shall notify the Administrative Agent as soon as practicable of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (ii) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender; (iii) subject to the final clause of this subparagraph (b) and further subject to subparagraph (c), the sum payable by any Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days (or as soon as practicable thereafter) after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days (or as soon as practicable thereafter) after the due date of payment of any Tax which it is required by clause (ii) above to pay, the Borrower shall use commercially reasonable efforts to deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above (and in the case of any payment required under clause (ii) above, such payment shall be treated as a payment under the Credit Documents to the Borrower, the Administrative Agent or the Lender(s) as the case may be) except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof, in respect of payments to such Lender.

(c) The Borrower shall not be required to pay any additional amounts to any Lender in respect of United States federal withholding taxes pursuant to Section 2.18(b) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of Section 2.18(d) and (e) hereof. In the event the Borrower has actual knowledge that it is required to, or there arises, in the Borrower’s reasonable opinion, a substantial likelihood that the Borrower will be required to, pay an increased amount or otherwise indemnify such Lender for or on account of any Taxes pursuant to Section 2.18(b), the Borrower shall promptly notify such Lender of the nature of such Taxes and shall furnish such information to such Lender as it may reasonably request. In the event the Borrower provides the notice described in the previous sentence, such Lender shall consult with the Borrower in good faith to determine what action may be required to avoid or reduce such Taxes and shall use reasonable efforts to avoid or reduce such Taxes, provided that no action shall be required to be taken that would be disadvantageous to such Lender and would result in material increased cost to such Lender.

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(d) Prior to the first payment to a Lender under this Agreement, such Lender shall deliver to the Controlled Account Bank, Administrative Agent and the Borrower (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8BEN-E or Form W-8ECI (or applicable successor form and any related forms as may from time to time be adopted to document a claim to which such form relates), (ii) a duly completed copy of United States Internal Revenue Service Form W-9 (or applicable successor form and any related forms as may from time to time be adopted to document a claim to which such form relates). Such Lender shall certify that (x) in the case of any form provided pursuant to clause (i) of the preceding sentence it is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes and FATCA Taxes and (y) in the case of any form provided pursuant to clause (ii) of the preceding sentence it is entitled to receive payments hereunder without deduction or withholding of any United States federal backup withholding taxes. Such Lender also agrees to deliver further copies of said Form W-8BEN, W-8BEN-E, W-8ECI or W-9 (or applicable successor form and any related forms as may from time to time be adopted to document a claim to which such form relates) to the Controlled Account Bank, Administrative Agent and the Borrower, and any related certification as described in the preceding sentence, as the case may be, (i) on or before the date that any such form previously provided expires or becomes obsolete, (ii) after the occurrence of any event requiring a change in the most recent form previously provided unless a change in a treaty, law or regulation has occurred prior to the date on which delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and (iii) upon reasonable request of the Administrative Agent or the Borrower.

(e) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower, the Controlled Account Bank and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Controlled Account Bank or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue

Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower, the Controlled Account Bank and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment under FATCA, if any. Solely for purposes of this paragraph (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

2.19.	Obligation to Mitigate.

(a) Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Revolving Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.16, 2.17 or 2.18, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use commercially reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable if, as a result thereof, the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.16, 2.17 or 2.18 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments or Revolving Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments or Revolving Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.19 unless the Borrower agrees to pay all reasonable, documented, out-of-pocket incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.19 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with copies to the Administrative Agent) shall be conclusive absent manifest error.

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(b) If the Administrative Agent or any Lender determines, in its sole and reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 2.17 or Section 2.18, it shall pay to the Borrower an amount equal to such refund, as determined in good faith by the Administrative Agent or such Lender in its sole and reasonable discretion (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such governmental authority. This subsection shall not be construed to require the Administrative Agent or such Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

2.20.	Removal or Replacement of a Lender.

Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.16, 2.17(c) or 2.18, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after the Borrower’s request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 13.3(b), the consent of the Administrative Agent and the Requisite Lenders shall have been obtained but the consent of one (1) or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the “Terminated Lender”), the Administrative Agent (y) shall, if requested by the Borrower in writing, which notice shall identify a Replacement Lender (as defined below) and (z) may (but in the case of an Increased-Cost Lender, only after receiving written request from the Borrower to remove such Increased-Cost Lender), in each case, by giving written notice to the Borrower and any Terminated Lender of the Borrower’s or the Administrative Agent’s election to do so, instruct such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Revolving Loans and its Revolving Commitments, if any, in full to one (1) or more Eligible Assignees designated by the Borrower or the Administrative Agent, as the case may be, (each a “Replacement Lender”) in accordance with, and subject to the provisions of, Section 13.4 and such Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to such Terminated Lender an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of such Terminated Lender; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.17(c) or 2.18; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

2.21.	Determination of Borrowing Base.

The Borrowing Base at any time shall be determined by the Administrative Agent by reference to (i) the most recent Borrowing Base Certificate delivered to the Administrative Agent and (ii) the Eligibility Criteria.

2.22.	Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

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(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.22(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.22, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.22.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower shall have the right to rescind any Funding Notice with respect to SOFR Loans during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such Funding Notice into a Funding Notice for Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

SECTION 3. CONDITIONS PRECEDENT

3.1.	Closing Date.

The obligation of the Agents to enter into this Agreement are subject to the satisfaction, or waiver in accordance with Section 13.3, of the following conditions on or before the Closing Date:

(a) Credit Documents. The Administrative Agent shall have received copies of each Credit Document originally executed and delivered by each applicable Credit Party.

(b) Organizational Documents; Incumbency. The Administrative Agent shall have received copies of (i) each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors, board of managers or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date; and (v) such other documents as the Administrative Agent may reasonably request.

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(c) Consummation of Transactions Contemplated by Related Agreements. The Administrative Agent shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith. Each Related Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent and no provision thereof shall have been modified or waived in any respect determined by the Administrative Agent to be material, in each case, without the consent of the Administrative Agent.

(d) Transaction Costs. Borrower shall have paid or cause to be paid all Transaction Costs accrued through the Closing Date.

(e) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(f) Collateral. In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid, perfected first priority Lien in the Collateral, the Collateral Agent shall have received:

(i) evidence satisfactory to the Administrative Agent of the compliance by each of the Originator and the Borrower of its obligations under the Security Agreement and the other Collateral Documents (including, without limitation, its obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit accounts as provided therein);

(ii) the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of the Originator in California and the Borrower in Delaware together with copies of all such filings disclosed by such search, which shall be provided by CPS;

(iii) UCC termination statements (or similar documents) duly approved by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search with respect to the Collateral;

(iv) evidence that the Originator and the Borrower shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Collateral Agent or the Administrative Agent;

(v) opinions of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) with respect to the creation and perfection of the security interests in favor of the Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which the Borrower or the Collateral is located as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent; and

(vi) evidence that any Indebtedness secured by the Collateral has been paid in full.

(g) Financial Statements; Forecasts. The Administrative Agent shall have received from CPS (i) any historical financial information regarding the Credit Parties requested by the Administrative Agent, (ii) any financial projections with respect to the Credit Parties requested by the Administrative Agent and (iii) any other financial information regarding the Credit Parties as the Administrative Agent, in its sole discretion, may request.

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(h) Insurance. The Collateral Agent shall have received a certificate of insurance, together with the endorsements thereto, in each case, as to the insurance required by Section 5.10, in form and substance reasonably satisfactory to the Collateral Agent.

(i) Opinions of Counsel to Credit Parties. The Administrative Agent shall have received originally executed copies of the favorable written opinions of Alston & Bird LLC, counsel for CPS and the Borrower, and internal counsel for CPS and the Borrower, and as to such matters as the Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent and its counsel (and CPS and the Borrower hereby instruct counsel for CPS and the Borrower to deliver such opinions to the Agents and the Lenders).

(j) Upfront Fee. CPS shall have paid to the Lenders their Pro Rata Share of the Upfront Fee pursuant to the Fee Letter.

(k) Solvency Certificates. On the Closing Date, the Administrative Agent shall have received Solvency Certificates from the Borrower and CPS dated as of the Closing Date and addressed to the Administrative Agent and Lenders, substantially in the form of Exhibit E-2, attesting that before and after giving effect to the consummation of the transactions contemplated by the Credit Documents, each of the Borrower and CPS, as the case may be, is Solvent.

(l) Closing Date Certificates. Each of CPS and the Borrower shall have delivered to the Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(m) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents, or that could reasonably be expected to have a Material Adverse Effect, except has been previously disclosed in writing to the Administrative Agent or in CPS’ public reports filed under the Exchange Act, provided that CPS has notified the Administrative Agent of such filing.

(n) No Closing Date Material Adverse Change. A Closing Date Material Adverse Change shall not have occurred.

(o) No New Information. The Administrative Agent shall not have become aware, since December 31, 2014, of any new information or other matters not previously disclosed to the Administrative Agent relating to the Borrower, CPS or its Subsidiaries or the transactions contemplated herein which the Administrative Agent, in its reasonable judgment, deems inconsistent in a material and adverse manner with the information or other matters previously disclosed to the Administrative Agent relating to the Borrower, CPS or its Subsidiaries.

(p) [Reserved].

(q) Service of Process. The Administrative Agent shall have received evidence that each of the Credit Parties has appointed CT Corporation System as its agent for the purpose of service of process and such agent shall agree in writing to give the applicable Credit Party and the Administrative Agent notice of any resignation of such service agent or other termination of the agency relationship.

(r) Backup Servicer Data Mapping. The Backup Servicer shall have completed all required data mapping and obtained any other information necessary to act in its capacity as Backup Servicer, in each case, as set forth in the Backup Servicing Agreement and in a manner acceptable to the Administrative Agent in its commercially reasonable discretion.

(s) Access to Servicing Systems; Accounts. The Servicer shall have provided, or caused to be provided, the Administrative Agent with remote, read-only on-line access to (i) the Servicer’s loan servicing system (ii) each of the Lockbox Accounts (iii) the Collection Account and (iv) the related Electronic Vault, in each case, acceptable to the Administrative Agent in its commercially reasonable discretion.

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(t) Diligence.

(i) The Administrative Agent shall have completed its diligence, including but not limited to, legal diligence, regulatory review and due diligence on the Credit Parties, the results of such diligence are satisfactory to the Administrative Agent in its sole discretion and the Administrative Agent shall have received final investment committee approval;

(ii) The Administrative Agent shall be satisfied, in its sole discretion, with each of the Borrower’s and the Servicer’s cash management systems and each of the Borrower’s, the Servicer’s and the Backup Servicer’s operating and reporting procedures and systems, and the Borrower shall have executed account control agreements and acknowledgements satisfactory to each of the Administrative Agent in its sole discretion; and

(iii) The Administrative Agent shall be satisfied, in its sole discretion, with the results of its review of the Underwriting Policies.

3.2.	Second Amendment Effective Date.

The obligation of the Agents to amend and restate this Agreement are subject to the satisfaction, or waiver in accordance with Section 13.3, of the following conditions on or before the Second Amendment Effective Date:

(a) Credit Documents. The Administrative Agent shall have received copies of each Credit Document originally executed and delivered by each applicable Credit Party.

(b) Organizational Documents; Incumbency. The Administrative Agent shall have received copies of (i) each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors, board of managers or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date; and (v) such other documents as the Administrative Agent may reasonably request.

(c) Transaction Costs. Borrower shall have paid or cause to be paid all Transaction Costs accrued through the Closing Date.

(d) Opinions of Counsel to Credit Parties. The Administrative Agent shall have received originally executed copies of the favorable written opinions of Alston & Bird LLC, counsel for CPS and the Borrower, and internal counsel for CPS and the Borrower, and as to such matters as the Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent and its counsel (and CPS and the Borrower hereby instruct counsel for CPS and the Borrower to deliver such opinions to the Agents and the Lenders).

(e) Second Amendment Fee. CPS shall have paid to the Lenders their Pro Rata Share of the Incremental Commitment of the Second Amendment Fee pursuant to the Fee Letter.

(f) Solvency Certificates. On the Second Amendment Effective Date, the Administrative Agent shall have received Solvency Certificates from the Borrower and CPS dated as of the Second Amendment Effective Date and addressed to the Administrative Agent and Lenders, substantially in the form of Exhibit E-2, attesting that before and after giving effect to the consummation of the transactions contemplated by the Credit Documents, each of the Borrower and CPS, as the case may be, is Solvent.

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(g) Second Amendment Effective Date Certificates. Each of CPS and the Borrower shall have delivered to the Administrative Agent an originally executed Second Amendment Effective Date Certificate, together with all attachments thereto.

(h) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents, or that could reasonably be expected to have a Material Adverse Effect, except has been previously disclosed in writing to the Administrative Agent or in CPS’ public reports filed under the Exchange Act, provided that CPS has notified the Administrative Agent of such filing.

(i) No Material Adverse Change. A change that has resulted in a Material Adverse Effect shall not have occurred since March 31, 2022.

(j) No New Information. The Administrative Agent shall not have become aware, since March 31, 2022 of any new information or other matters not previously disclosed to the Administrative Agent relating to the Borrower, CPS or its Subsidiaries or the transactions contemplated herein which the Administrative Agent, in its reasonable judgment, deems inconsistent in a material and adverse manner with the information or other matters previously disclosed to the Administrative Agent relating to the Borrower, CPS or its Subsidiaries.

3.3.	Omnibus Amendment Effective Date.

The obligation of the Agents to amend this Agreement pursuant to the Omnibus Amendment are subject to the satisfaction, or waiver in accordance with Section 13.3, of the following conditions on or before the Omnibus Amendment Effective Date:

(a) Credit Documents. The Administrative Agent shall have received copies of each the Omnibus Amendment originally executed and delivered by each applicable Credit Party.

(b) Organizational Documents; Incumbency. The Administrative Agent shall have received copies of (i) each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors, board of managers or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date; and (v) such other documents as the Administrative Agent may reasonably request.

(c) Opinions of Counsel to Credit Parties. The Administrative Agent shall have received originally executed copies of the favorable written opinions of Alston & Bird LLC, counsel for CPS and the Borrower, and internal counsel for CPS and the Borrower, and as to such matters as the Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent and its counsel (and CPS and the Borrower hereby instruct counsel for CPS and the Borrower to deliver such opinions to the Agents and the Lenders).

(d) Omnibus Amendment Fee. CPS shall have paid to the Lenders the Omnibus Amendment Fee pursuant to the Fee Letter.

(e) Solvency Certificates. On the Omnibus Amendment Effective Date, the Administrative Agent shall have received Solvency Certificates from the Borrower and CPS dated as of the Omnibus Amendment Effective Date and addressed to the Administrative Agent and Lenders, substantially in the form of Exhibit E-2, attesting that before and after giving effect to the consummation of the transactions contemplated by the Credit Documents, each of the Borrower and CPS, as the case may be, is Solvent.

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(f) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents, or that could reasonably be expected to have a Material Adverse Effect, except has been previously disclosed in writing to the Administrative Agent or in CPS’ public reports filed under the Exchange Act, provided that CPS has notified the Administrative Agent of such filing.

(g) No Material Adverse Change. A change that has resulted in a Material Adverse Effect shall not have occurred since September 30, 2023.

(h) No New Information. The Administrative Agent shall not have become aware, since September 30, 2023 of any new information or other matters not previously disclosed to the Administrative Agent relating to the Borrower, CPS or its Subsidiaries or the transactions contemplated herein which the Administrative Agent, in its reasonable judgment, deems inconsistent in a material and adverse manner with the information or other matters previously disclosed to the Administrative Agent relating to the Borrower, CPS or its Subsidiaries.

3.4	Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of each Lender to make any Revolving Loan on any Credit Date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 13.3, of the following conditions precedent:

(i) the Administrative Agent shall have received a fully executed and delivered Funding Notice together with a Borrowing Base Certificate two (2) Business Days prior to such Credit Date, evidencing sufficient Revolving Availability with respect to the requested Revolving Loan together with a schedule of Receivables listing the Receivables to be pledged in connection with the Revolving Loan, such schedule to (1) be in an electronic file format reasonably satisfactory to the Administrative Agent, and (2) set forth the information required and requested by the Administrative Agent and the Custodian to value and administer the Receivables described therein, including, without limitation, the information with respect to each related Contract required to calculate the Excess Concentration Amount and identification of each such Contract by (I) the account number; (II) Obligor name and (III) the UPB of the Receivable evidenced by such Contract as of the Credit Date related to such Revolving Loan;

(ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments as of such Credit Date shall not exceed the lesser of (A) the Revolving Commitments then in effect and (B) the Borrowing Base;

(iii) as of such Credit Date, the representations and warranties made by each of the Credit Parties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(iv) as of such Credit Date, after giving effect to such Revolving Loan, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(v) as of such Credit Date, the Collateral Agent shall have received satisfactory evidence of the valid transfer of the Eligible Receivables comprising the Borrowing Base to the Borrower;

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(vi) in accordance with the terms of the Custodial Agreement, the Borrower has delivered, or caused to be delivered, to the Custodian, the related Receivable File and the Administrative Agent has received a Trust Receipt from the Custodian, which Trust Receipt is acceptable to the Administrative Agent in its sole discretion;

(vii) No Material Adverse Effect that has not been cured or waived by the Administrative Agent shall have occurred and be continuing; and

(viii) no Funding Termination Event shall have occurred; and

(ix) if the Receivables to be pledged on such Credit Date are evidenced by Electronic Contracts, the ~~Servicer shall have provided, or caused to be provided, the~~ Collateral Agent ~~with~~shall have received (i) remote, read-only on-line access to the related Electronic Vault, acceptable to the Collateral Agent in its reasonable discretion, (ii) a fully-executed Electronic Collateral Control Agreement with respect to such Electronic Contracts, and (iii) an opinion of counsel in form and substance satisfactory to the Collateral Agent in its reasonable discretion with respect to the perfection of the Collateral Agent’s security interest in such Electronic Contracts.

Any Agent shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent such request is warranted under the circumstances.

(b) Funding Notices. Any Funding Notice shall be executed by an Authorized Officer of the Borrower and delivered to the Administrative Agent. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly Authorized Officer of the Borrower.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Agents and the Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each of the Borrower and CPS (with respect to itself) represents and warrants, to each Agent and each Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the transactions contemplated by the Credit Documents):

4.1.	Organization; Requisite Power and Authority; Qualification; Other Names.

Each of the Borrower and CPS (a) is duly organized or formed, validly existing and in good standing under the laws of the State of its organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party, and to carry out the transactions contemplated thereby and fulfill its Obligations thereunder, (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. The Borrower does not operate or do business under any assumed, trade or fictitious name. The Borrower has no Subsidiaries.

4.2.	Capital Stock and Ownership.

CPS owns all of the outstanding and issued Capital Stock of the Borrower. The Capital Stock of the Borrower has been duly authorized and validly issued and is fully paid and non-assessable. There is no existing option, warrant, call, right, commitment or other agreement to which the Borrower is a party requiring, and there is no Capital Stock of the Borrower outstanding which upon conversion or exchange would require, the issuance by the Borrower of Capital Stock of the Borrower or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, Capital Stock of the Borrower.

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4.3.	Due Authorization.

The execution, delivery and performance of the Credit Documents to which each Credit Party is a party have been duly authorized by all necessary action on the part of such Credit Party.

4.4.	No Conflict.

The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) (i) violate any provision of any law or any governmental rule or regulation applicable to such Credit Party, (ii) violate any of the Organizational Documents of such Credit Party, or (iii) violate any order, judgment or decree of any court or other agency of government binding on such Credit Party; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party, except as could not reasonably be expected to result in a Material Adverse Effect; (c)   result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent, on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such Credit Party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Administrative Agent.

4.5.	Governmental Consents.

The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date.

4.6.	Binding Obligation.

Each Credit Document to which each Credit Party is a party has been duly executed and delivered by such Credit Party and is the legally valid and binding obligation of such Credit Party and is in full force and effect, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7.	Receivables.

Each Receivable is a bona fide existing payment obligation of an Obligor, owed to the Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. Each Receivable that is identified by the Borrower as an Eligible Receivable on a Borrowing Base Certificate or Funding Notice, or by the Servicer on a Monthly Servicing Report, satisfies the Eligibility Criteria. No Depository Institution assisted in the origination of any Receivable and at no time has any Receivable been owned, purchased or serviced by a Depository Institution.

4.8.	No Adverse Selection.

The Receivables sold or transferred by the Originator to the Borrower are of no lesser quality, in the sole determination of the Administrative Agent than (i) the CPS Receivables considered as a whole or (ii) the CPS Receivables pledged under any other Warehouse Facility, in each case, as of the time of that transfer, and, except for selection procedures resulting from differences between the Eligibility Criteria and the eligibility criteria of any other financing facility under which CPS or any of its Affiliates is a borrower, no selection procedures adverse to the Borrower or the Lenders, in the sole determination of the Administrative Agent, have been used (i) in selecting any Receivable from all other similar CPS Receivables or (ii) in allocating CPS Receivables among any financing facility under which CPS or any of its Affiliates is a borrower.

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4.9.	No Material Adverse Effect.

Since September 30, 2021, no event, circumstance or change has occurred that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect.

4.10.	Adverse Proceedings, etc.

There are no Adverse Proceedings pending, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Credit Party is (a) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.11.	Payment of Taxes.

Except as otherwise permitted under Section 5.3, all tax returns and reports of the Borrower required to be filed have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Borrower and upon its properties, assets, income, businesses and franchises which are due and payable have been paid before any charge may be added thereto for nonpayment thereof. The Borrower knows of no proposed tax assessment against it which is not being actively contested by the Borrower in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.12.	Title to Assets.

The Borrower has good and valid title to all of its assets reflected in the most recent financial statements delivered pursuant to Section 5.11. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens, other than Permitted Liens.

4.13.	No Indebtedness.

The Borrower does not have any Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of this Agreement, the other Credit Documents or otherwise permitted hereunder.

4.14.	No Defaults.

No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and to each Credit Party’s knowledge no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where, (a) such defaults have been waived, or (b) individually or in the aggregate, the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.15.	Governmental Regulation.

The Borrower is not subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. The Borrower is not a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

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4.16.	Margin Stock.

The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Revolving Loans made to the Borrower will be used directly or indirectly to purchase or carry any such Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock, to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.17.	[Reserved].

4.18.	Certain Fees.

No broker’s or finder’s fee or commission will be payable by the Borrower with respect hereto or any of the transactions contemplated hereby.

4.19.	Solvency and Fraudulent Conveyance.

The Borrower is and, upon the incurrence of any Credit Extension by the Borrower on any date on which this representation and warranty is made, will be, Solvent. Neither the Borrower nor CPS is transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. Neither the Borrower nor CPS shall use the proceeds from the transactions contemplated by this Agreement to give preference to any class of creditors. The Borrower has given fair consideration and reasonably equivalent value in exchange for the sale of the Receivables under the Purchase Agreement.

4.20.	Credit Documents.

(a) Delivery. The Borrower has delivered, or caused to be delivered, to the Administrative Agent complete and correct copies of (i) each Credit Document and of all exhibits and schedules thereto as of the date hereof, and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Credit Document entered into after the date hereof.

(b) Representations and Warranties. Except to the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by each of the Borrower and CPS in any Credit Document is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates). Notwithstanding anything in the Credit Document to the contrary, the representations and warranties of each of the Borrower and CPS set forth in any Credit Document shall, solely for purposes hereof, survive the Closing Date for the benefit of the Lenders.

(c) Governmental Approvals. All Governmental Authorizations and all other authorizations, approvals and consents of any other Person required by the Credit Documents or to consummate the transactions contemplated therein have been obtained and are in full force and effect.

(d) Conditions Precedent. On the Closing Date, all of the conditions to effecting or consummating the transactions described herein and set forth in the Credit Documents have been duly satisfied or waived by the Administrative Agent, and the transactions described in the Credit Documents have been consummated in accordance with the Credit Documents.

4.21.	Compliance with Statutes, etc.

Each Credit Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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4.22.	Disclosure.

The representations and warranties of each of the Borrower and CPS contained in any Credit Document or in any other documents, certificates or written statements furnished to any Lender by or on behalf of CPS or any of its Subsidiaries for use in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to CPS or the Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions by the preparer thereof believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

4.23.	Money Control Acts/FCPA.

To the extent applicable, each of the Borrower and CPS is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). No part of the proceeds of the Revolving Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.24.	Security Interest.

The Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, as agent for the Secured Party, in the Collateral, which is enforceable in accordance with applicable law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Collateral Agent as secured party and the Borrower as debtor, or upon the Collateral Agent obtaining control, in the case of that portion of the Collateral which constitutes Electronic Chattel Paper, the Collateral Agent, as agent for the Secured Party, shall have a first priority perfected security interest in the Collateral. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Collateral Agent, as agent for the Secured Party, in the Collateral have been made.

4.25.	Perfection of Security Interest in Contracts.

With respect to each Tangible Contract, the Custodian has and will maintain possession of such Tangible Contract in accordance with the terms of this Agreement. With respect to each Electronic Contract~~, the Collateral Agent holds the~~ that constitutes Electronic Chattel Paper, the Authoritative Electronic Copy of such Electronic Contract is communicated to and maintained by the Custodian or the Collateral Agent in an Electronic Vault ~~as pledgee of the Borrower~~, for the benefit of the Secured Parties, and only a single Authoritative Electronic Copy of such Electronic Contract exists. ~~The~~None of the Borrower ~~has not~~, the Servicer, the Electronic Vault Provider or any other Person has communicated an Authoritative Electronic Copy of any Electronic Contract that constitutes Electronic Chattel Paper and constitutes or evidences any Collateral to any Person other than the Custodian or the Collateral Agent for the benefit of the Secured Parties, and no Person other than the Collateral Agent has control of the Electronic Contract within the meaning of Section 9-105 of the UCC in any applicable jurisdictions. The Tangible Contracts that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned, or otherwise conveyed to any Person~~. The Electronic Contracts which constitute or evidence the~~ (other than, if any, to any Person in favor of the Collateral Agent). Each Electronic Contract that constitutes Electronic Chattel Paper and constitutes or evidences the Collateral contain the Required Legend. All financing statements filed or to be filed against the Borrower in favor of the Custodian or the Collateral Agent in connection herewith describing the Receivables will contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.” Each electronic or other copy of an Electronic Contract (other than the single Authoritative Electronic Copy) is readily identifiable as a copy that is not the Authoritative Electronic Copy of such Electronic Contract. Each Electronic Contract was originated in electronic form and executed using digital signatures of all the parties thereto, in compliance with the Uniform Electronic Transactions Act (UETA) and the Electronic Signatures in Global and National Commerce Act (ESIGN Act).

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SECTION 5. AFFIRMATIVE COVENANTS

Each of CPS and the Borrower covenants and agrees that so long as any Revolving Commitment is in effect and until payment in full of all of the Obligations (other than contingent indemnification obligations), CPS and/or the Borrower, as applicable, shall perform all covenants in this Section 5.

5.1.	Reports.

Unless otherwise provided below, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent:

(a) Collateral Reporting. On each Credit Date and each Reporting Date and at such other times as the Administrative Agent shall request, the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent, in form and substance satisfactory to the Administrative Agent. Each Borrowing Base Certificate delivered to the Administrative Agent shall bear a signed statement by an Authorized Officer certifying the accuracy and completeness of all information included therein. The execution and delivery of a Borrowing Base Certificate shall in each instance constitute a representation and warranty by the Borrower to the Lenders that each Eligible Receivable included therein satisfies the Eligibility Criteria. In the event any Funding Notice with respect to a Loan or other information required by this Section 5.1(a) is delivered to the Administrative Agent by the Borrower electronically or otherwise without signature, such Funding Notice or other information shall, upon such delivery, be deemed to be signed and certified on behalf of the Borrower by an Authorized Officer and constitute a representation to the Administrative Agent as to the authenticity thereof. The Administrative Agent shall have the right to review and adjust any such calculation of the Borrowing Base in accordance with Section 2.21.

(b) Notice of Default. Promptly upon any Authorized Officer of CPS or the Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default; (ii) that any Person has given any notice to CPS or the Borrower or taken any other action with respect to any event or condition set forth in Section 7.1(d) (captioned “Cross Defaults”); or (iii) of the occurrence of any event or change that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action CPS or the Borrower, as applicable, has taken, is taking and proposes to take with respect thereto.

(c) Notice of Litigation. Promptly upon any Authorized Officer of CPS or the Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by CPS or the Borrower to the Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, is reasonably likely to result in a judgment in an amount in excess of $1,000,000, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to CPS or the Borrower, as applicable, to enable the Lenders and its counsel to evaluate such matters.

(d) Information Regarding Collateral. The Borrower will furnish to the Collateral Agent prior written notice of any change (i) in its corporate name, (ii) in its identity, corporate structure or jurisdiction of organization, or (iii) in its Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(e) Notice of Modifications or Changes. Within three (3) Business Days after the occurrence of any amendment, termination or other modification to the Page Eight Credit Agreement, or if the Page Eight Credit Agreement has been terminated, any replacement Warehouse Facility, that would have the effect of increasing or decreasing the Maximum Advance Rate, or any change in S&P ratings of the Page Eight Credit Agreement or any such replacement Warehouse Facility, written notice thereof together with sufficient detail to enable the Lenders to evaluate such matters.

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(f) Breach of Representations and Warranties. Promptly upon CPS or the Borrower becoming aware of a breach with respect to any representation or warranty made or deemed made by CPS or the Borrower in any Credit Document or in any certificate at any time given by CPS or the Borrower in writing pursuant hereto or thereto or in connection herewith or therewith which materially and adversely affects the interests of any Lender or any Agent, a certificate of its Authorized Officers specifying the nature and period of existence of such breach and what action CPS or the Borrower, as applicable, has taken, is taking and proposes to take with respect thereto.

(g) Tax Returns. As soon as practicable and in any event within fifteen (15) days following the filing thereof, the Borrower shall provide to the Administrative Agent copies of each federal income tax return filed by or on behalf of the Borrower.

(h) Tier 1 Trigger Event. Promptly upon CPS or the Borrower becoming aware of the occurrence of a Tier 1 Trigger Event, a notice of such breach of a Tier 1 Performance Trigger.

(i) Transfer of Servicing. Promptly upon CPS or the Borrower becoming aware of any transfer of servicing rights with respect to any CPS Serviced Receivables, a notice of such transfer.

(j) Default of Warehouse Facility. Promptly upon CPS or the Borrower becoming aware of a default under or termination of a Warehouse Facility, a notice of such default or termination.

(k) Service of Process. Promptly upon CPS or the Borrower becoming aware of the termination of the appointment of the service of process agent appointed pursuant to Section 13.12(b), a notice of such termination.

(l) Funding Termination Event. Promptly upon CPS or the Borrower becoming aware of the occurrence of a Funding Termination Event.

(m) Key Employees. Promptly upon any Key Employee ceasing to be involved in the day-to-day operations of CPS, a notice identifying such Key Employee.

5.2.	Existence.

Each of CPS and the Borrower shall at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.

5.3.	Payment of Taxes and Claims.

The Borrower shall pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contested proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. The Borrower shall not file or consent to the filing of any consolidated income tax return with any Person (other than CPS or any of its Subsidiaries).

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5.4.	Audits.

Each of CPS and the Borrower shall, at any time and as frequently as may be reasonably requested by the Administrative Agent, at the Borrower’s expense, permit the Administrative Agent, or their agents or professional advisors, at reasonable times during business hours and upon reasonable notice to CPS or the Borrower, as applicable, to visit the premises and property of CPS and the Borrower and/or to audit the Receivables, whether in person or by requests for information, and to inspect, audit, copy, run comparative analysis on, and take extracts from its and their financial and accounting records, books, financial statements, credit and collection policies, legal and regulatory compliance, operating and reporting procedures and information systems and to discuss its and their affairs, financings and accounts with any Person, including, without limitation, officers and employees of the Borrower or CPS and independent public accountants; provided, that, so long as no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall be limited to one audit visit per Fiscal Quarter which they will coordinate to occur simultaneously. The Borrower agrees to pay the reasonable thirdparty out-of-pocket expenses incurred by the Administrative Agent in connection with such field examinations and audits and the preparation of reports thereof performed or prepared; provided, that, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower’s obligation to pay such out-of-pocket expenses shall be limited to [***] per Fiscal Year. In addition, the Borrower shall provide, or shall cause the Servicer to provide, the Administrative Agent with remote access to any electronic Receivable Files and any related documents to the extent CPS or the Borrower provides such access to any Person. Each of CPS and the Borrower agrees that the Administrative Agent will have the right to confirm any information relating to the Receivables directly with the applicable Obligors.

5.5.	Annual Meetings.

Each of CPS and the Borrower will, upon the request of the Administrative Agent or the Requisite Lenders, participate in a meeting of the Administrative Agent and the Lenders once during each Fiscal Year to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by CPS, the Borrower, the Administrative Agent and the Lenders) at such time as may be agreed to by CPS, the Borrower, the Administrative Agent and the Lenders.

5.6.	Compliance with Laws.

Each of CPS and the Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.7.	Further Assurances.

At any time or from time to time upon the request of the Administrative Agent, each of CPS and the Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing the Lenders with any information reasonably requested pursuant to Section 13.17.

5.8.	Separateness.

The Borrower acknowledges that the Lenders are entering into this Agreement in reliance upon the Borrower’s identity as a legal entity that is separate from any other Person. Therefore, from and after the date of this Agreement, the Borrower shall take all reasonable steps, including without limitation, all steps that the Lenders may from time to time reasonably request, to maintain the Borrower’s identity as a separate legal entity and to make it manifest to third parties that the Borrower is a separate legal entity. Without limiting the generality of the foregoing, the Borrower agrees that it has not and shall not:

(a) engage, either directly or indirectly, in any business or activity other than the acquisition, ownership, financing and disposition of the Receivables in accordance with the Credit Documents and activities incidental thereto;

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(b) acquire or own any material asset other than the Collateral and proceeds thereof;

(c) merge into or consolidate with any Person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case, to the extent permitted by law, the Administrative Agent’s consent;

(d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation, or without the prior written consent of the Administrative Agent, amend, modify, change, repeal, terminate or fail to comply with the provisions of the Borrower’s certificate of formation, or its limited liability company agreement, as the case may be; provided, however, the Borrower may amend its operating agreement without the Administrative Agent’s consent (i) to cure any ambiguity, (ii) with respect to administrative matters, or (iii) to convert or supplement any provision in a manner consistent with the intent of this Agreement or the other Credit Documents;

(e) own any Subsidiary or make any investment in, any Person or entity without the consent of the Administrative Agent;

(f) commingle its assets with the assets of any of its general partners, members, Affiliates, principals or any other Person or entity;

(g) incur any Indebtedness except the Obligations;

(h) fail to remain Solvent;

(i) fail to maintain its records, books of account and bank accounts, separate and apart from those of the general partners, members, principals and Affiliates of the Borrower or the Affiliates of a general partner or member of the Borrower or any other Person;

(j) except for the Credit Documents, and as otherwise expressly permitted by the Credit Documents, enter into any contract or agreement with any general partner, member, principal or Affiliate of the Borrower, CPS, or any general partner, member, principal or Affiliate thereof, except with the Administrative Agent’s consent and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, principal or affiliate of the Borrower, CPS, or any general partner, member, principal or Affiliate thereof or fail to maintain separate financial statements from those of its general partners, members, principles and Affiliates; provided, however, the Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of CPS and its Affiliates; provided that such consolidated financial statements disclose that the Borrower is a separate legal entity and that its assets are not generally available to satisfy the claims of creditors of CPS;

(k) seek the dissolution or winding up, in whole or in part, of the Borrower or take any action that would cause the Borrower to become insolvent;

(l) fail to take reasonable efforts to correct any misunderstanding known to the Borrower regarding the separate identity of the Borrower;

(m) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(n) except as provided in the Credit Documents, assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

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(o) except as provided in the Credit Documents, make any loans or advances to any third party, including any general partner, member, principal or affiliate of the Borrower, or any general partner, member, principal or Affiliate thereof;

(p) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that the Borrower is responsible for the debts of any third party (including any general partner, member, principal or Affiliate of the Borrower, or any general partner, member, principal or Affiliate thereof);

(q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(r) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(s) hold itself out as or be considered as a department or division (other than for tax purposes) of any general partner, principal, member or Affiliate of the Borrower or any other Person or entity;

(t) fail to allocate fairly and reasonably shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

(u) acquire obligations or securities of its partners, members, shareholders of other Affiliates, as applicable;

(v) violate or cause to be violated the assumptions made with respect to the Borrower in any opinion letter pertaining to substantive consolidation delivered to the Lenders in connection with the Credit Documents;

(w) [reserved];

(x) fail to have Organizational Documents that provide that, so long as the Obligations of the Borrower shall be outstanding, the Borrower shall not (i) seek the dissolution or winding up in whole, or in part, of the Borrower or (ii) file or consent to the filing of any petition, either voluntary or involuntary, or commence a case under any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the consent of the Independent Manager;

(y) fail to observe all requisite organizational formalities under Delaware law;

(z) account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Purchase Agreement in any manner other than the sale of the Receivables to the Borrower or in any other respect account for or treat the transactions contemplated therein in any manner other than as a sale of Receivables to the Borrower; provided, that the Receivables may be reflected on the consolidated balance sheets of CPS in accordance with GAAP.

(aa) make any revision or amendment to the Purchase Agreement without the consent of the Administrative Agent; and

(bb) fail to cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower.

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In the event of any inconsistency between the covenants set forth in this Section 5.8 or the other covenants set forth in this Agreement, or in the event that any covenant set forth in this Section 5.8 poses a greater restriction or obligation than is set forth elsewhere in this Agreement, the covenants set forth in this Section 5.8 shall control.

5.9.	Cash Management Systems.

The Borrower shall establish and maintain cash management systems as set forth below.

(a) Lockbox System.

(i) The Borrower has established, or has caused the Servicer to establish (x) pursuant to the Lockbox Account Control Agreement for the benefit of the Collateral Agent, on behalf of the Secured Parties, a lockbox (the “Lockbox”) and Lockbox Account as described in Section 2.12 (the “Lockbox System”) into which all Collections paid by physical check shall be deposited and (y) the Wire Account into which all Collections paid by methods other than physical check shall be deposited.

(ii) The Borrower shall not establish any new lockbox or lockbox arrangement or collection account without consent of the Administrative Agent and the Requisite Lenders in their sole discretion, and prior to establishing any such new lockbox or lockbox arrangement, the Borrower shall cause each bank or financial institution with which it seeks to establish such a lockbox or lockbox arrangement to enter into a control agreement with respect thereto.

(iii) Without the prior written consent of the Administrative Agent and the Requisite Lenders, the Borrower shall not, in a manner adverse to the Lenders, (A) change the general instructions given to the Servicer in respect of payments on account of Receivables to be deposited in the Lockbox System or Wire Account or (B) change any instructions given to any bank or financial institution which in any manner redirects the proceeds of any collections in the Lockbox System or any collections in the Wire Account to any account which is not a Collection Account.

(iv) The Borrower acknowledges and agrees that (A) the funds on deposit in the Lockbox System and the Collections on deposit in the Wire Account shall continue to be collateral security for the Obligations secured thereby, (B) upon the occurrence and during the continuance of an Event of Default, the funds on deposit in the Lockbox System and the Collections on deposit in the Wire Account shall be applied as provided in Section 2.11(a) and (C) the Control Agreements will provide that all funds in the Lockbox will be swept daily into the Collection Account.

(b) Payment Collection. The Borrower has directed, and will at all times hereafter direct and otherwise cause, the Servicer to direct each of the Obligors to forward all payments on account of Receivables directly to the Lockbox System or, with respect to electronic payments or wires, the Wire Account. The Borrower agrees (i) to instruct the Servicer to instruct each Obligor (x) to make all physical payments with respect to Receivables directly to the Lockbox System and (y) to make all wires and other electronic payments with respect to Receivables directly to the Wire Account and (ii) promptly (and, except as set forth in the first proviso to this Section 5.9(b), in no event later than two (2) Business Days following receipt) to deposit all physical payments received by it on account of Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the Lockbox System in precisely the form in which they are received (but with any endorsements of the Borrower necessary for deposit or collection), and until they are so deposited to hold such payments in trust for and as the property of the Collateral Agent; provided, however, that with respect to any payment received that does not contain sufficient identification of the account number to which such payment relates or cannot be processed due to an act beyond the control of the Servicer, such deposit shall be made no later than the second Business Day following the date on which such account number is identified or such payment can be processed, as applicable. The Borrower agrees promptly (and, except as set forth in the second proviso to this Section 5.9(b), in no event later than two (2) Business Days following receipt) to transfer all Collections received in the Wire Account to the Lockbox Account, and until they are so deposited to hold such payments in trust for and as the property of the Collateral Agent; provided, however, that with respect to any payment received that does not contain sufficient identification of the account number to which such payment relates or cannot be processed due to an act beyond the control of the Servicer, such deposit shall be made no later than the second Business Day following the date on which such account number is identified or such payment can be processed, as applicable. All funds in the Lockbox Account will be swept daily into the Collection Account in accordance with the terms of the Servicing Agreement.

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5.10.	Insurance.

From the period commencing on the Closing Date until the termination of this Agreement, CPS shall maintain in force an “errors and omissions” insurance policy and an employee fidelity insurance policy, in each case, (i) in an amount not less than $1,000,000, (ii) in a form reasonably acceptable to the Collateral Agent and the Administrative Agent, (iii) with an insurance company reasonably acceptable to the Collateral Agent and the Administrative Agent and (iv) naming the Collateral Agent, for the benefit of the Lenders, as beneficiary and loss payee. Unless otherwise directed by the Administrative Agent, CPS shall prepare and present, on behalf of itself, the Administrative Agent and the Lenders, claims under any such policy in a timely fashion in accordance with the terms of such policy, and upon the filing of any claim on any policy described in this Section 5.10, CPS shall promptly notify the Administrative Agent of such claim and deposit, or cause to be deposited, the proceeds of any such claim into the Collection Account. CPS shall deliver copies of such policies to the Administrative Agent on or prior to the Closing Date together with a certification from the applicable insurance company that such policy is in force on such date. CPS shall deliver proof of maintenance of such policies and payment of premiums no less frequently than annually, in form and substance reasonably acceptable to the Collateral Agent and the Administrative Agent, on the six-month anniversary from the Closing Date and on each succeeding twelve-month anniversary thereafter (or if such day is not a Business Day, the next succeeding Business Day).

5.11.	Financial Statements.

(a) As soon as available and no later than ninety (90) days after the end of each fiscal year of the Borrower, the Borrower shall deliver to the Administrative Agent one (1) copy of: (A) the audited balance sheet of the Borrower as of the end of the fiscal year, setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of the Independent Accountants stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur); and (B) audited statements of income, stockholders’ equity and cash flow of the Borrower for such fiscal year; in each case setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of the Independent Accountants stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur).

(b) As soon as available and no later than forty-five (45) days after the end of each fiscal quarter in each fiscal year of CPS, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent one (1) copy of: (A) the unaudited consolidated balance sheet of CPS and its consolidated Subsidiaries (including the Borrower) as of the end of such fiscal quarter, which such balance sheet shall be prepared and presented in accordance with, and provide all necessary disclosure required by GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer, chief operating officer or controller of CPS or another officer of CPS acceptable to the Administrative Agent stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied; and (B) the unaudited consolidated statements of income, stockholders’ equity and cash flow of CPS and its consolidated Subsidiaries (including the Borrower) for such fiscal quarter, which such statements shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer, chief operating officer or controller of CPS or another officer of CPS acceptable to the Administrative Agent stating that such financial statements present fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied.

(c) As soon as available and no later than ninety (90) days after the end of each fiscal year of CPS, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent one (1) copy of: (A) the audited consolidated balance sheet of CPS and its consolidated Subsidiaries (including the Borrower) as of the end of the fiscal year, setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of the Independent Accountants stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur); and (B) the audited consolidated statements of income, stockholders’ equity and cash flow of CPS and its consolidated Subsidiaries (including the Borrower) for such fiscal year; in each case setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of the Independent Accountants stating that such financial statements present fairly the financial condition of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur).

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(d) For so long as CPS is subject to the periodic reporting obligations of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, Borrower and CPS may comply with the covenants set forth in the preceding paragraphs (b) and (c) by electronic filing of the annual and quarterly reports required by such act; provided, that the Borrower and/or CPS shall notify, or cause to be notified, the Administrative Agent promptly upon any such electronic filing.

5.12.	Repurchase of Post-Petition Receivables.

CPS shall repurchase any Post-Petition Receivable if (i) the related Obligor is a debtor in a proceeding under Chapter 7 of the Bankruptcy Code and the Insolvency Event related to such Post-Petition Receivable has not been discharged pursuant to Section 727 of the Bankruptcy Code within 180 days from the date the Originator purchased such Receivable from the related Dealer or is otherwise deemed to have extended credit to the such Obligor, or (ii) CPS or the Borrower discovers or receives written notice that the related Obligor does not qualify under clause (b) of the definition of “Eligible Obligor,” in each case within thirty (30) days from the date on which CPS or the Borrower discovers or receives written notice of such event.

5.13.	Electronic Vault System and Electronic Collateral Control Agreement.

(a) [Reserved].

(b) [Reserved].

(c) [Reserved].

~~(a) With respect to each Contract that is an Electronic Contract and is maintained by an Electronic Vault Provider as a designated custodian of the Collateral Agent, the Collateral Agent is the agent for the Secured Parties exclusively. The Collateral Agent shall hold each such Contract for the exclusive benefit of the Secured Parties and shall make disposition thereof only in accordance with this Agreement or the related Electronic Collateral Control Agreement or otherwise pursuant to written instructions furnished by the Administrative Agent.~~

~~(b) The Servicer shall cause each Electronic Vault Provider to maintain an Electronic Vault so that the Electronic Vault System will place the Required Legend on each page of any Electronic Contract. None of the Collateral Agent, the Servicer or the Borrower shall make any changes to the Owner of Record of the Electronic Vault or to the Required Legend on any Electronic Contract, without the prior written consent of the Administrative Agent.~~

~~(c) The Servicer shall maintain or cause to be maintained each Electronic Contract such that (i) a watermark on any perceivable rendering of the Authoritative Electronic Copy thereof shall read “View of Authoritative Electronic Copy,” (ii) a watermark on any perceivable rendering of each Electronic Contract that is not a perceivable rendering of the Authoritative Electronic Copy thereof shall read “View of Non-Authoritative Electronic Copy,” and (iii) the Required Legend is placed on each perceivable rendering thereof. The Servicer shall cause the related Electronic Vault to reflect the name of the applicable Owner of Record as follows: “Page Nine Funding LLC”. None of the Collateral Agent, the Servicer or the Borrower shall destroy any Electronic Contract nor transfer or cause the transfer or Export of any Electronic Contract without the prior written consent of the Collateral Agent, provided that, for the avoidance of doubt, the Servicer may Export an Electronic Contract in accordance with the terms hereof and the terms of the related Electronic Collateral Control Agreement without the prior written consent of the Collateral Agent in connection with the release of such Electronic Contract from the lien of this Agreement in accordance with the terms hereof.~~

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(d) The Borrower and CPS shall notify the Administrative Agent and the Lenders in writing as soon as reasonably practicable and in any event within two (2) Business Days after any Responsible Officer thereof receives notice or obtains actual knowledge of: (I) the intent or threat (expressed in writing) of an Electronic Vault Provider to terminate, or the termination of, the related Electronic Collateral Control Agreement or the related Electronic Vault Services Agreement, (II) receipt of written notice from an Electronic Vault Provider of any actual or suspected theft of, accidental disclosure of, loss of, or inability to account for, any nonpublic or confidential information (including, but not limited to, the access codes of such Electronic Vault Provider or any party hereto) of such Electronic Vault Provider or any party hereto which is maintained in an Electronic Vault and/or any unauthorized intrusions into such Electronic Vault Provider’s or any of its subcontractor’s facilities or secure systems on or in which any nonpublic or confidential information of such Electronic Vault Provider or any party hereto is maintained, (III) receipt of written notification from an Electronic Vault Provider of any changes to the Electronic Vault System with respect to the related Electronic Vault, (IV) any Integrity Check failure with respect to or any other attempted unauthorized access to or modification or alteration of an Authoritative Electronic Copy of an Electronic Contract which constitutes or evidences an Electronic Contract maintained in an Electronic Vault, (V) any claim of any Person (other than the Collateral Agent) of an interest in an Electronic Contract, (VI) the receipt of written notice of the commencement or the threat in writing of any actions, suits, investigations or proceedings against an Electronic Vault Provider which may materially interfere with (A) such Electronic Vault Provider’s provision of the related Electronic Vault System or (B) the Custodian’s, the Borrower’s, the Servicer’s, the Collateral Agent’s or any other Person’s access to or use of the related Electronic Vault or against the Borrower, the Servicer, the Collateral Agent or otherwise relating to or affecting the related Electronic Vault or the Contracts, in any court, or before any arbitrator of any kind, or before or by any Governmental Authority or (VII) the receipt of any other material or adverse written notice from such Electronic Vault Provider. The Collateral Agent shall, upon receipt of notice of any of the foregoing and to the extent such notice has not already been provided by a Credit Party to the Lenders, provide written notice thereof to the Lenders as soon as reasonably practicable.

~~(e) The Collateral Agent shall appoint only its own personnel (or personnel of its subcontractors) as “Secured Party Authorized Users” in respect of each Electronic Vault and the Contracts contained therein and shall not otherwise permit any Person to have access to thereto other than (1) prior to the delivery of a Notice of Exclusive Control under (and as defined in) the applicable Electronic Collateral Control Agreement, Approved Parent Authorized Users (as defined in the Electronic Collateral Control Agreement), (2) from and after the delivery of a Notice of Exclusive Control under (and as defined in) the applicable Electronic Collateral Control Agreement, the Collateral Agent, the Requisite Lenders and any Person appointed by the Requisite Lenders or the Collateral Agent as a “Secured Party Administrative User”, (3) personnel of the applicable Electronic Vault Provider in connection with providing technical support to any such “Secured Party Authorized Users” and (4) the Administrative Agent and the Lenders and their respective agents or representatives in connection with an audit pursuant to Section 6.9. The Collateral Agent shall not provide any Person other than the Requisite Lenders with any right to control the actions of the Collateral Agent under any Electronic Collateral Control Agreement, or any consent or approval rights in respect of any Electronic Collateral Control Agreement or any rights thereunder or any provisions thereof, or permit any other Person to direct the Servicer to take or refrain from taking any action, in each case, which could affect the Contracts.~~

(e) [Reserved].

(f) Upon the occurrence of (x) an Event of Default or a Termination Event, ~~(y) the termination of~~ a breach by the Custodian of its obligations under the Custodial Agreement or a breach by any Person of its obligations under an Electronic Vault Services Agreement or an Electronic Collateral Control Agreement, (y) the termination of a Electronic Vault Services Agreement or a Electronic Collateral Control Agreement or the delivery of any notice of termination thereunder or (z) a determination by the Collateral Agent, the Administrative Agent or the Requisite Lenders, each in their sole discretion, that the functionality, security, integrity or reliability of an Electronic Vault System (or any ~~portion thereof~~electronic partition established thereunder with respect to the Borrower) is impaired or the Contracts are otherwise adversely affected by any event (including any change in configuration, technology or law) or circumstance with respect to ~~the related~~an Electronic Vault Provider, the ~~Collateral Agent, the related~~Custodian, an Electronic Vault System~~, the related Electronic Vault Services Agreement, the related~~ (or any electronic partition established thereunder with respect to the Borrower), an Electronic Collateral Control Agreement or the ~~related Electronic~~ Contracts generally, including, ~~without limitation,~~ adverse claims being asserted therein by the ~~related~~ Electronic Vault Provider or other lenders, (~~1~~A) ~~the Collateral Agent shall, notwithstanding any contrary instruction received from~~CPS and the Borrower ~~and CPS,~~shall cause the Custodian to promptly take such reasonable action with respect to the Electronic Contracts and with respect to the ~~applicable~~ Electronic ~~Collateral Control Agreement, as the Requisite Lenders~~Vault System (or any electronic partition established thereunder with respect to the Borrower), as the Collateral Agent may direct in writing ~~(~~, including~~, without limitation, Exporting the~~ delivering the Electronic Contracts to the Servicer to Export such Electronic Contracts maintained within the Electronic Vault System~~)~~  which constitute or evidence the Receivables and (~~2~~B) the Collateral Agent (acting at the written direction of the Requisite Lenders), as ~~“~~"Secured Party~~”~~" under the applicable Electronic Collateral Control Agreement ~~shall~~, may deliver a ~~Notice of Exclusive Control under (and as~~“notice of exclusive control” (or similarly defined ~~in) such~~term) under the Electronic Collateral Control Agreement.

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(g) The Servicer and the Borrower hereby represent and warrant to the Secured Parties as of the date hereof and as of each Addition Date that each Electronic Collateral Control Agreement provides CPS a license to use the related Electronic Vault System and provides the Collateral Agent exclusive access to the related Electronic Vault (except to the extent otherwise expressly set forth herein or in such Electronic Collateral Control Agreement) and the terms thereof are sufficient to permit the Collateral Agent to perform its duties and obligations hereunder and under such Electronic Collateral Control Agreement.

(h) The Servicer and the Borrower hereby represent and warrant to the Secured Parties as of the date hereof and as of each Addition Date that none of the Borrower and CPS has any right of access to an Electronic Vault under an Electronic Collateral Control Agreement without the prior written consent of the Collateral Agent (acting at the written direction of the Requisite Lenders), except in accordance with the terms of such Electronic Collateral Control Agreement and the terms of this Agreement.

5.14.	[Reserved].

5.15.	Transfer of Receivables.

Any Receivables sold or transferred by the Borrower to the Originator (including, without limitation, in connection with a Permitted Securitization) other than in connection with a Receivable Repurchase Event will not be selected or sold in a manner adverse to the Lenders or the Facility and no Default or Event of Default shall have occurred or be continuing at the time of such sale or transfer and after giving effect to such transfer or sale no Borrowing Base Deficiency shall exist; provided that in no case shall any sale or transfer of the Receivables by the Borrower be permitted that is not a Permitted Asset Sale; provided, however, that this Section 5.15 shall not prevent the Borrower from prepaying the Revolving Loans and terminating the Facility after the occurrence of an Event of Default pursuant to Section 7.1 of this Agreement or transferring Receivables in connection with such prepayment and termination. No less than four (4) Business Days prior to a proposed transfer or sale by the Borrower of Receivables, the Borrower shall provide to the Administrative Agent a schedule of the Receivables proposed to be transferred or sold (and a related schedule of the Receivables held by the Borrower), which schedules shall include such additional information that will reasonably identify that the proposed transfer or sale will not, except as set forth in the immediately preceding sentence, be adverse to the Lenders or the Facility or cause a Default or Event of Default.

5.16.	Changes in Underwriting Policies.

CPS shall provide the Administrative Agent with quarterly updates of any changes or modifications to the Underwriting Policies implemented in the previous Fiscal Quarter within ten (10) Business Days of the end of such Fiscal Quarter. If any such changes or modifications to the Underwriting Policies would materially and adversely affect the interests of any Lender or any Agent, CPS shall obtain the prior written consent of the Administrative Agent (acting with the consent of the Requisite Lenders).

5.17.	Facility Ratings.

The Administrative Agent may elect (or shall, at the direction of any Lender), at any time, upon written notice to the Borrower, that the Administrative Agent or such Lender, as the case may be, intends to request public ratings of this Facility or any tranche of this Facility from one or more Rating Agencies selected by Administrative Agent or such Lender, as applicable. CPS and the Borrower agree that each of them shall cooperate with the Administrative Agent’s or such Lender’s efforts to obtain such ratings, and shall provide the applicable credit rating agencies (either directly or through distribution to the Administrative Agent or such Lender), access to their respective books, records, financial statements, policies, directors, officers and employees, or other information, in each case, as requested by such Rating Agencies for the purpose of providing and monitoring such ratings; provided, however, that in no event shall the Borrower or CPS have any obligation to pay any costs, fees or expenses payable to the Rating Agencies for providing such ratings nor shall the Borrower or CPS be obligated to modify this Agreement or any Credit Document in connection with the procurement of a rating as described in this Section 5.17, and the payment of any and all costs, fees and expenses payable to any such credit rating agency for providing such ratings shall be the sole obligation of the Administrative Agent or the Lender making such public ratings request, as the case may be.

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5.18.	State Receivables.

Notwithstanding anything to the contrary in this Agreement, any Receivable originated in the State of Montana shall not be purchased by the Borrower under the Purchase Agreement or otherwise, unless and until CPS is properly licensed and qualified, as determined by the Administrative Agent, to acquire loans in the State of Montana, in accordance with the Underwriting Policies. Furthermore, notwithstanding anything to the contrary in this Agreement, any Receivable originated in the States of New York or Rhode Island shall not be purchased by the Borrower under the Purchase Agreement or otherwise, unless and until the Administrative Agent has received a satisfactory opinion from regulatory counsel, which the Administrative Agent shall promptly communicate to the Borrower following receipt. On an annual basis and not later than 30 days following the end of each fiscal year of the Borrower, the Borrower shall deliver to the Administrative Agent a certificate of title opinion (or a bring-down letter with respect to a previously issued opinion), addressed to the Administrative Agent and in a form acceptable to the Administrative Agent (which such opinion or bring-down letter shall be disclosed promptly by the Administrative Agent to any Rating Agency), for each State for which the aggregated Amount of UPI allocable to Eligible Receivables with Obligors who reside in such State equals or exceeds [***] of the UPI as of the end of such fiscal year.

5.19.	[Reserved].

5.20.	Self-Custodial Provisions.

If CPS is the Servicer and has consummated a rated term securitization issued in the capital markets for which CPS, on or after the closing date of such securitization, is the custodian of receivable files for receivables or contracts in such securitization, at the request of CPS, the Administrative Agent and CPS will negotiate in good faith, to enter into a custodial and collateral agency agreement on customary terms for CPS to become the Custodian and following the execution of such agreement to transfer the Receivable Files to CPS; provided, however, that, notwithstanding the foregoing, the appointment of CPS as Custodian shall be subject, in all events, to the prior written approval of the Administrative Agent (acting in its sole good-faith discretion).

5.21.	Preservation of Security Interest.

The Servicer will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Collateral Agent as agent for the Secured Party in, to and under the Collateral. In addition, the Servicer will cause the Custodian to maintain possession of, or control over, the Contract Files and Records, as custodian for the benefit of the Secured Party, provided that, with respect to an Electronic Contract, such Contract is maintained in an Electronic Vault that is subject to an Electronic Collateral Control Agreement.

SECTION 6. NEGATIVE COVENANTS

Each of CPS and the Borrower covenants and agrees that, so long as any Revolving Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations), CPS and/or the Borrower, as applicable, shall perform all covenants in this Section 6.

6.1.	Indebtedness.

The Borrower shall not directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except the Obligations.

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6.2.	Liens.

The Borrower shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except (i) Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document; (ii) Permitted Liens (provided, that the existence of a non-Permitted Lien on a Financed Vehicle shall not be a breach of this Section 6.2 to the extent that the resulting removal of the related Receivable from the Borrowing Base does not then result in an uncured Borrowing Base Deficiency); and (iii) financing statements (w) naming Consumer Portfolio Services, Inc. as debtor and Page Nine Funding LLC as secured party in accordance with the Purchase Agreement, (x) naming Page Nine Funding LLC as debtor and Ares Agent Services, L.P., as Collateral Agent, as the secured party in accordance with the Security Agreement, (y) assigning any of the above to Page Nine Funding LLC or Ares Agent Services, L.P., as Collateral Agent, as the case may be, in accordance with the Security Agreement or (z) filed in connection with other Permitted Liens.

6.3.	Dividend of Ineligible Receivables.

Notwithstanding anything to the contrary in this Agreement, the Borrower may dividend or make a distribution of all Ineligible Receivables to CPS upon the closing of any Permitted Securitization the proceeds of which prepay at least [***] of the principal of the Revolving Loans outstanding immediately prior to such Permitted Securitization so long as at the time of such dividend, no Default, Event of Default, Funding Termination Event, Tier 2 Performance Trigger or Borrowing Base Deficiency has occurred and would be continuing immediately following such dividend or other distribution. The Borrower must provide notice to the Administrative Agent of its intention to dividend or distribute all Ineligible Receivables to CPS at least three (3) Business Days prior to such dividend or distribution and such notice shall include a list of all Ineligible Receivables the Borrower intends to dividend or distribute to CPS.

6.4.	Investments.

The Borrower shall not make or own any Investment, except Investments in Cash, Cash Equivalents and Receivables, and Permitted Investments in the Collection Account and the Lockbox Account.

6.5.	Fundamental Changes; Disposition of Assets; Acquisitions.

The Borrower shall not (i) enter into any transaction of merger, consolidation or division, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or (ii) convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets (including, but not limited to, the Receivables) or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except in accordance with Section 5.15, or (iii) acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except Investments made in accordance with Section 6.4. CPS shall not enter into any transaction of merger or consolidation in which CPS is not the surviving entity, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

6.6.	Material Contracts and Organizational Documents.

The Borrower shall not (a) enter into any Material Contract with any Person; (b) agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Related Agreement after the Closing Date or (c) amend or permit any amendments to its Organizational Documents (other than as permitted by Section 5.8(d)), without in each case obtaining the prior written consent of the Administrative Agent to such entry, amendment, restatement, supplement, modification or waiver, as the case may be.

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6.7.	Sales and Lease-Backs.

The Borrower shall not directly or indirectly become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower to any Person in connection with such lease.

6.8.	Transactions with Shareholders and Affiliates.

The Borrower shall not directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with CPS, any holder of 5% or more of any class of Capital Stock of CPS or any of its Subsidiaries or with any Affiliate of CPS or of any such holder other than the transactions contemplated by the Credit Documents.

6.9.	Conduct of Business.

From and after the Closing Date, the Borrower shall not engage in any business other than the businesses engaged in by the Borrower on the Closing Date.

6.10.	Fiscal Year.

The Borrower shall not change its Fiscal Year-end.

6.11.	Accounts.

The Borrower shall not establish or maintain a deposit account or a securities account that is not the Lockbox Account or a Collection Account and the Borrower shall not, nor direct any Person to, deposit Collections in a deposit account or a securities account that is not the Lockbox Account or a Collection Account.

6.12.	[Reserved].

6.13.	Prepayments of Certain Indebtedness.

The Borrower shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than the Obligations.

6.14.	Servicing Agreement and Backup Servicing Agreement.

The Borrower shall not (a) terminate the Servicing Agreement, the Custodial Agreement or Backup Servicing Agreement or (b) select a replacement servicer or custodian, in each case without the consent of the Administrative Agent.

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6.15.	Independent Manager.

The Borrower shall not fail at any time to have at least one (1) Independent Manager that is a natural person who (a) except in the case of Joseph T. Redd, Esq., is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company or Lord Securities Corporation, or, if none of those companies is then providing professional independent directors, another nationally-recognized company reasonably approved by the Administrative Agent and (b) is not, and has not been for at least five (5) years, (i) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a special member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, the Borrower or any of its Affiliates; (ii) a customer or creditor of, or supplier to, the Borrower or any of its Affiliates who derives any of its purchases or revenue from its activities with the Borrower or any Affiliate thereof (other than a de minimis amount); (iii) a person who controls or is under common control with any such officer, director, partner, manager, member, employee, supplier, creditor or customer; (iv) a member of the immediate family of any such officer, director, partner, manager, member, employee, supplier, creditor or customer; (v) a Person who has a personal services contract with its member or any of its Affiliates, from which fees and other compensation received by such Person pursuant to such personal services contract would exceed [***] of his or her gross revenues during the preceding calendar year or (vi) affiliated with a tax-exempt entity that receives, or has received, contributions from its member or any of its Affiliates, in excess of [***] during any such year; provided that the foregoing subclause (i), as it relates to directors and managers, shall not apply to any Person who serves as an independent director or an independent manager for any Affiliate of the Borrower; provided, further, that upon the death or incapacity of such Independent Manager, the Borrower will have a period of ten (10) Business Days following such event to appoint a replacement Independent Manager; provided, further, that the Borrower shall cause the Independent Manager not to resign until a replacement independent manager has been appointed; and provided, further, that before any Independent Manager is replaced, removed, resigns or otherwise ceases to serve (for any reason other than the death of incapacity of such Independent Manager), the Borrower shall provide written notice to the Lenders no later than 2 Business Days prior to such replacement, removal or effective date of cessation of service and of the identity and affiliations of the proposed replacement Independent Manager.

6.16.	Sales of Receivables.

The Borrower shall not sell Receivables, except (a) in accordance with Section 5.15 or (b) in connection with a Receivable Repurchase Event, in each case in connection with which a prepayment is made as required by Section 2.10.

6.17.	Controlled Account Bank.

Borrower shall not open a Deposit Account or Securities Account, or move a Deposit Account or Securities Account to a different bank or securities intermediary, as applicable, without the prior written consent of the Administrative Agent (acting with the consent of the Requisite Lenders in their sole discretion). Borrower shall not terminate, or permit or consent to the termination of, the Controlled Account Control Agreement with respect to the Collection Account or the Lockbox Account Control Agreement with respect to the Lockbox Account without the prior written consent of the Administrative Agent (acting with the consent of the Requisite Lenders). In the event that the Controlled Account Bank or Lockbox Account Bank ceases to be an Eligible Account Bank or the Controlled Account Bank or Lockbox Account Bank gives notice that it is terminating the Controlled Account Control Agreement or Lockbox Account Control Agreement, as the case may be, then Borrower shall, within 30 days of such occurrence, move such affected Controlled Account or the Lockbox Account, as the case may be, to an Eligible Account Bank that is approved by the Administrative Agent (acting with the consent of the Requisite Lenders) in writing and cause the successor Controlled Account Bank or Lockbox Account Bank, as the case may be, to enter into a control agreement acceptable to the Administrative Agent.

6.18.	Electronic Collateral Control Agreement.

The Borrower will not amend, rescind or otherwise modify any Electronic Vault Services Agreement or any Electronic Collateral Control Agreement without the prior written consent of the Administrative Agent; provided, however that fee modifications, mutually agreed term extensions permitted under an Electronic Vault Services Agreement and ~~new Order Forms (as such term is defined in an Electronic Vault Services Agreement)~~amendments or supplements to accommodate additional electronic vaults, to increase committed transaction volume or any such amendments that do not affect any Secured Party’s interest shall not be deemed to be an amendment to an Electronic Vault Services Agreement that requires the consent of the Collateral Agent.

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SECTION 7. EVENTS OF DEFAULT

7.1.	Events of Default.

Each of the following conditions and events shall constitute an “Event of Default” under this Agreement:

(a) Failure to Make Principal Payments When Due. Other than with respect to a Borrowing Base Deficiency, the failure by CPS or the Borrower to make payments of any principal due to the Lenders under any Credit Documents and all unpaid principal amount of, and accrued interest on, the Revolving Loans and all other Obligations on the Legal Final Maturity Date; provided that the Borrower shall have one Business Day to cure any such Default if due solely to a nonrecurring administrative mistake; or

(b) Failure to Make Interest, Premium or Fee Payments When Due. The failure by CPS or the Borrower to make payments of any interest, premiums or fees due to any Agent or any Lender under any Credit Documents within one Business Day of the date such payment is due; or

(c) Failure to Make Other Payments When Due. Other than with respect to a Borrowing Base Deficiency, the failure by CPS, the Borrower or the Servicer to make any payment or deposit required (other than payments of the type described in Section 7.1(a) and 7.1(b)) within ten (10) Business Days of the date on which written notice of the same being due was delivered to CPS, the Borrower or the Servicer, as the case may be; or

(d) Cross Defaults. (i) Failure of a Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness in excess of [***] (other than Indebtedness in respect of the Obligations or other non-recourse debt of the Borrower) beyond the grace period, if any, provided therefor; (ii) breach or default by a Credit Party with respect to any other material term of (1) one or more items of the Indebtedness referred to in clause (i) of this Section 7.1(d), or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, as a result of such breach or default, that Indebtedness has been declared (in writing, to the extent required by the related loan agreement, mortgage, indenture or other agreement) or has automatically become due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or (iii) failure by CPS to comply in any material respect with the terms of the FTC Order; or

(e) Transfer of Servicing. As of any date of determination, the Transfer of Servicing Percentage for all transfers of servicing effected by CPS on or after the Closing Date is greater than [***]; or

(f) Breach of Certain Covenants. Failure of a Credit Party to perform or comply with any covenant or other agreement contained in Section 5.1(l), Section 5.2, Section 5.3, Section 5.6, Section 5.8, Section 5.9, Section 5.11, Section 5.15, the second sentence of Section 5.16 or Section 6; or

(g) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false as of the date made or deemed made and which materially and adversely affects the interests of any Lender or any Agent and shall not have been remedied or waived within ten (10) Business Days after the earlier of (i) an Authorized Officer of the applicable Credit Party becoming aware of such falsity, or (ii) receipt by the Borrower of written notice from the Administrative Agent or any Lender of such falsity; or

(h) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any covenant or other term contained herein or any of the other Credit Documents, other than any such term referred to in any other provision of this Section 7.1, and such default materially and adversely affects the interests of any Lender or any Agent and shall not have been remedied or waived within ten (10) Business Days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default, or (ii) receipt by the Borrower of written notice from the Administrative Agent or any Lender of such default. For purposes of this Section 7.1(h), failure to observe a covenant described in Section 6.13 shall be deemed to materially and adversely affect the interests of the Lenders and Agent and a Credit Party shall be deemed to have notice of a breach of the covenant described in Section 6.13 upon the occurrence thereof; or

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(i) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief (other than a decree or order described in clause (ii) of this Section 7.1(i)) in respect of any Credit Party or the Servicer in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party or the Servicer under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Credit Party or the Servicer, as applicable, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Credit Party or the Servicer, as applicable, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(j) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Credit Party or the Servicer shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower shall make any assignment for the benefit of creditors; or (ii) any Credit Party or the Servicer shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of such Credit Party or the Servicer, as applicable, (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(i); or

(k) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) with respect to the Borrower, in the aggregate at any time an amount in excess of [***] or (ii) with respect to CPS, in the aggregate at any time an amount in excess of [***] (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against the Borrower or CPS, as applicable, or any of their respective assets and (A) shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder in connection with any enforcement proceedings commenced by a creditor upon such judgment, writ, warrant of attachment or similar process) or (B) a decree or order is entered for the appointment of a receiver, liquidator, sequestrator, trustee, custodian assignee for the benefit of creditors (or other officer having similar powers) over such assets; or

(l) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of the Borrower and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or

(m) Change of Control. A Change of Control shall occur with respect to any Credit Party or the Servicer, without the prior written consent of the Administrative Agent (with the consent of the Requisite Lenders); or

(n) Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void or the enforceability thereof shall be impaired in any material respect, or (A) the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral (other than Receivables, the equity of the Borrower, Collections or any Collection Account) purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document and such failure is not remedied to the satisfaction of the Collateral Agent within ten (10) Business Days of the date such failure arose, or (B) the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Receivable, the equity of the Borrower, Collections or Collection Account purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (other than as a result of the actions or inactions of the Collateral Agent with respect to matters within its sole and exclusive control); or (ii) any of the Credit Documents identified in clause (a) of the definition thereof for any reason, other than the satisfaction in full of all Obligations (other than contingent indemnification obligations), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or a party thereto, as the case may be, shall repudiate its obligations thereunder or shall contest the validity or enforceability of any Credit Document in writing; or

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(o) Servicing Agreement. A Servicer Termination Event shall have occurred and be continuing; or

(p) Defaults Under Guaranty. A default in CPS’ obligations under the Limited Guaranty shall have occurred; or

(q) Borrowing Base Deficiency. Failure by the Borrower to pay any Borrowing Base Deficiency within two (2) Business Days after the due date thereof, provided that, if such Borrowing Base Deficiency occurs due to the occurrence of a Tier 1 Performance Trigger, such Event of Default will only arise upon the earliest to occur of (i) the sixtieth (60th) day after the initial occurrence of such Borrowing Base Deficiency, (ii) the date on which a Borrowing Base Deficiency, as determined without giving effect to such Tier 1 Performance Trigger, would exist, and (iii) the date on which a Tier 2 Performance Trigger or any other Event of Default shall have occurred; or

(r) Maturity Date. Failure of the Borrower to pay the unpaid principal amount of and accrued interest on the Revolving Loans and all other Obligations on the Maturity Date; or

(s) Financial Statements. The auditor’s opinion accompanying the audited financial statements of any Credit Party delivered hereunder is qualified in any manner; or

(t) Tier 2 Performance Trigger. The occurrence of a Tier 2 Performance Trigger; or

(u) Material Exceptions. An exception in any audit conducted pursuant to Section 5.4 that could reasonably be expected to have a material and adverse effect on the interests of any Lender or any Agent and which is not cured within ten (10) Business Days of the earlier to occur of an Authorized Officer of CPS or of the Borrower having knowledge thereof or an Authorized Officer of CPS or of the Borrower receiving written notice thereof from either Administrative Agent; or

(v) Registered Investment Company. The Borrower becomes an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940; or

(w) Failure to Repurchase Receivables. The failure by the Originator to repurchase any Receivable in accordance with the terms of the Purchase Agreement or Section 5.13 of this Agreement; or

(x) Seizure of Assets and IRS Liens. (1) The Collateral or any other material assets of the Borrower, CPS or any Specified Affiliate are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee, for the benefit of the Borrower, CPS or any Specified Affiliate and the same is not paid, dissolved or dismissed within forty-five (45) days thereafter or (2) the Internal Revenue Service files notice of a Lien pursuant to Section 6323 of the Internal Revenue Code with regard to any assets of the Borrower or any material portion of the assets of the CPS or any Specified Affiliate and such Lien shall not have been released within thirty (30) days thereafter; or

(y) Change in Regulations. Any change to state or federal regulations or investigation by regulators that would result in a material adverse effect on the Receivables or on the ability of CPS to perform its obligations under the Credit Documents. For the avoidance of doubt, the foregoing shall not include (a) any event whereby there is monetary impact to CPS of less than [***] or (b) any change to the operational requirements of CPS that are generally applicable to the automobile finance industry and, in the case of this clause (b), that would not reasonably be expected to have a material adverse effect on the Receivables or on the ability of CPS to fully and timely perform its obligations under the Credit Documents;

7.2.	Acceleration and Termination of Facility.

(a) Automatic Acceleration. Upon the occurrence of any Event of Default described in Section 7.1(i), 7.1(j), or 7.1(l), the unpaid principal amount of and accrued interest on the Revolving Loans and all other Obligations shall become immediately due and payable, automatically and without further action by the Agents, the Lenders or any other Person, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party.

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(b) Acceleration by Administrative Agent or Lenders. Upon the occurrence of any other Event of Default, the Administrative Agent may (and, at the direction of the Requisite Lenders, shall) provide written notice to the Borrower and the Backup Servicer (an “Acceleration Notice”), whereupon the unpaid principal amount of and accrued interest on the Revolving Loans and all other Obligations shall become immediately due and payable, automatically and without further action by the Agents, the Lenders or any other Person, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party.

(c) Facility Termination. Upon the occurrence of any Event of Default described in Section 7.1(i), 7.1(j), or 7.1(l), or the delivery of an Acceleration Notice pursuant to Section 7.2(b), (i) the Revolving Commitments shall immediately terminate without any further action by the Agents, the Lenders or any other Person and (ii) the date of such occurrence or delivery shall be the Revolving Commitment Termination Date.

7.3. Termination of Servicer. Upon the occurrence of an Event of Default while CPS or an Affiliate thereof is the Servicer, the Administrative Agent may (and, at the direction of the Requisite Lenders, shall) terminate the Servicer and designate the Backup Servicer as successor Servicer pursuant to Section 4.1 of the Servicing Agreement.

7.4. Remedies. At any time following the occurrence of any Event of Default described in Section 7.1(i), 7.1(j), or 7.1(l), or the delivery of an Acceleration Notice pursuant to Section 7.2(b), the Collateral Agent may (and shall have the exclusive right and authority to), in its sole discretion, (a) sell, assign or otherwise dispose of the Collateral pursuant to the Collateral Documents, (b) enforce any and all Liens and security interests created pursuant to the Collateral Documents, and (c) subject to the rights of the Administrative Agent under this Section 7, otherwise enforce and exercise, on behalf of the Secured Parties, any and all rights or remedies available to the Collateral Agent or the Secured Parties under the Credit Documents and Applicable Law.

7.5. Prepayment Following Event of Default. Upon the occurrence of any Event of Default, the Borrower or CPS may repay the Revolving Loans without any call protection or prepayment penalty, in whole and not in part, and terminate the Revolving Commitments pursuant to the terms of this Agreement; provided, however, that, if the Administrative Agent believes, in its reasonable discretion, that such Event of Default is a Purposeful Event of Default, Borrower or CPS may only repay the Revolving Loans in accordance with Section 2.9.

SECTION 8. [RESERVED]

SECTION 9. AGENTS

9.1. Appointment of Agents. (i) Ares Agent Services, L.P. is hereby appointed Administrative Agent hereunder and under the other Credit Documents and (ii) Ares Agent Services, L.P. is hereby appointed Collateral Agent hereunder and under the other Credit Documents, and each Lender hereby authorizes Ares Agent Services, L.P., in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The Collateral Agent will act upon any direction given by the Administrative Agent (with the consent of the Requisite Lenders) consistent with this Agreement or any other Credit Document; provided, however, that, any consent or determination that this Agreement or any other Credit Document provides is to be made exclusively by the Collateral Agent may be made by the Collateral Agent without regard to the direction given by any other Agent. The provisions of this Section 9 are solely for the benefit of Agents and the Lenders and the Borrower shall not have any rights as a beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.

9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

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9.3. Collateral Documents and Guaranties. Each Lender hereby further authorizes the Administrative Agent and the Collateral Agent, as applicable, on behalf of and for the benefit the Lenders, to be the agent for and representative of the Lenders with respect to the Limited Guaranty, the Collateral and the Collateral Documents. Subject to Section 13.3, without further written consent or authorization from the Lenders, the Administrative Agent or the Collateral Agent, as applicable may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which the Requisite Lenders (or such other Lenders as may be required to give such consent under Section 13.3) have otherwise consented, or with respect to which the Requisite Lenders (or such other Lenders as may be required to give such consent under Section 13.3) have otherwise consented.

9.4.	Removal or Resignation of Administrative Agent.

(a) Ares cannot be removed or terminated as Administrative Agent other than following a material breach by Ares of its duties as the Administrative Agent and such breach is not cured for 30 days following notice from the Requisite Lenders to Ares of such breach; and

(b) If Ares resigns or is removed as Administrative Agent in accordance with Section 9.4(a), or holds (together with all of its Lender Affiliates) less than a majority of the Revolving Exposure, then a successor or replacement Administrative Agent may be appointed by the Requisite Lenders; provided that, if a successor Administrative Agent is not appointed within thirty (30) days of resignation, the Administrative Agent may appoint a successor in its reasonable discretion.

9.5. Removal or Resignation of Collateral Agent. The Collateral Agent may be removed at any time for any reason by the Requisite Lenders. If the Collateral Agent resigns or is removed, a successor or replacement Collateral Agent may be appointed by the Requisite Lenders; provided that, if a successor Collateral Agent is not appointed within thirty (30) days of resignation, the Administrative Agent may appoint a successor in its reasonable discretion. Except as set forth in this Section 9.6, the Collateral Agent may not be removed or replaced at any time.

9.6. Agent General Immunity. None of the Agents nor any of their respective directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from (A) the gross negligence or willful misconduct of such Person or (B) breach of contract by such Person with respect to the Credit Documents.

9.7. Agent Responsibility for Revolving Loans, Creditworthiness, Collateral, Recitals, Etc. None of the Agents nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (A) any statement, warranty or representation made in connection with the Credit Documents or any borrowing hereunder; (B) the performance or observance of any of the covenants or agreements of any obligor under this Agreement or any other Credit Document; (C) the satisfaction of any condition specified in this Agreement or any other Credit Document, except receipt of items required to be delivered solely to the Administrative Agent or the Collateral Agent, as the case may be; (D) the existence or possible existence of any Event of Default or (E) the validity, effectiveness or genuineness of any document or any other instrument or writing furnished in connection therewith. None of the Agents shall be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other document, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Credit Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of their respective Affiliates. Each of the Administrative Agent and the Collateral Agent may deem and treat the payee of any Revolving Loan Note as the owner thereof for all purposes hereunder unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent is the holder of any Revolving Loan Note shall be conclusive and binding on any subsequent holder, transferee or endorsee, as the case may be, of such Revolving Loan Note or of any Revolving Loan Note or Revolving Loan Notes issued in exchange therefor.

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9.8. Agent Action on Instructions of Lenders. Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Requisite Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of such Lenders. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action. If either of the Administrative Agent or the Collateral Agent requests instructions from the Requisite Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Documents, the Administrative Agent or the Collateral Agent, as the case may be, shall be entitled to refrain from such action or taking such action unless and until such Agent shall have received instructions from the Requisite Lenders, and the Administrative Agent and the Collateral Agent, as the case may be, shall not incur liability to any Lender by reason of so refraining.

9.9. Agent Employment of Agents and Counsel. Each of the Administrative Agent and the Collateral Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each of the Administrative Agent and the Collateral Agent, at the expense of the Lenders, shall be entitled to advice of counsel concerning the contractual arrangement between such Agent and the Lenders and all matters pertaining to such Agent’s duties hereunder and under any other Credit Document.

9.10. Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify (on a pro rata basis based upon their Revolving Commitments as a percentage of the Revolving Commitments) each Agent (A) for any amounts not reimbursed by the Borrower for which such Agent is entitled to reimbursement by the Borrower under the Credit Documents, (B) for any other expenses incurred by such Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents and (C) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Credit Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Agent.

9.11. Agent Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

9.12. Successor Agent. Either Agent may resign at any time by giving written notice thereof to the Lenders. Upon the acceptance of any appointment as either Administrative Agent or Collateral Agent hereunder, as the case may be, by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the exiting Agent, and the exiting Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any exiting Agent’s resignation hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent hereunder and under the other Credit Documents.

9.13. Delivery of Information. Neither the Administrative Agent nor the Collateral Agent shall be required to deliver to any Lender originals or copies of any documents., instruments, notices, communications or other information received by such Agent from any Credit Party, the Requisite Lenders or any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of such Agent at the time of receipt of such request and then only in accordance with such specific request.

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9.14.	Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.14 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender and Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall cause any other recipient that receives funds on its respective behalf to promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.14(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.14(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.14(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

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(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Revolving Loans (but not its Revolving Commitments ) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Revolving Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Revolving Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 13.4(c) (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Revolving Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Revolving Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Revolving Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Revolving Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Revolving Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party; provided that this Section 9.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

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(g) Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

SECTION 10. [RESERVED].

SECTION 11. EXPENSES AND INDEMNITIES

11.1. Expenses. With respect to any actual and reasonable, documented, out-of-pocket costs and expenses incurred by or on behalf of any of the Agents, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (a) all the Agents’ actual and reasonable, documented, out-of-pocket costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable, documented fees, expenses and disbursements of counsel to the Agents and Lenders in connection with the negotiation, preparation, execution and administration of the Credit Documents (subject to, with respect to expenses incurred on or prior to November 25, 2015, an expense cap not to exceed [***]) and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (c) all the actual costs and reasonable, documented, out-of-pocket expenses of creating and perfecting Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent, in each case taken in accordance with, and except as otherwise provided in, the Credit Documents; (d) each of the Agent’s actual costs and reasonable documented, out-of-pocket fees, expenses for, and disbursements of any of such Agent’s auditors, accountants, consultants or appraisers whether internal or external, and all reasonable, documented attorneys’ fees (including expenses and disbursements of outside counsel) incurred by such Agent; (e) all the actual costs and reasonable, documented, out-of-pocket expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other actual and reasonable, documented out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Revolving Loans and Revolving Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; provided, that such costs and expenses shall not exceed [***] unless such syndication is in connection with an increase in the Revolving Commitment; and (g) after the occurrence of a Default or an Event of Default, all documented costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Limited Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

11.2.	Indemnity.

(a) IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 11.2, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, EACH OF CPS AND THE BORROWER (EACH, AN “INDEMNITOR”), JOINTLY AND SEVERALLY, TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY AND HOLD HARMLESS, EACH AGENT, THE CUSTODIAN, THE BACKUP SERVICER AND EACH LENDER, AND THEIR RESPECTIVE AFFILIATES, OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THAT NO CREDIT PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE UNDER THIS SECTION 11.2(a) WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE ORDER OR JUDGMENT. TO THE EXTENT THE FOREGOING INDEMNIFICATION IS UNENFORCEABLE IN WHOLE OR IN PART BECAUSE IT IS VIOLATIVE OF ANY LAW OR PUBLIC POLICY, CPS AND THE BORROWER SHALL CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY SUCH INDEMNITEE AS A RESULT OF SUCH INDEMNIFIED LIABILITY IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT THE RELATIVE ECONOMIC INTERESTS OF THE CREDIT PARTIES ON THE ONE HAND AND THE INDEMNITEE ON THE OTHER HAND IN THE RELATED MATTERS AS WELL AS THE RELATIVE FAULT OF THE CREDIT PARTIES AND THE INDEMNITEE WITH RESPECT TO SUCH INDEMNIFIED LIABILITY AND ANY OTHER EQUITABLE CONSIDERATION. EACH CREDIT PARTY FURTHER AGREES THAT NO INDEMNITEE SHALL HAVE ANY LIABILITY BASED ON ITS COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OR OTHERWISE TO ANY CREDIT PARTY EXCEPT TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SUCH INDEMNITEE HAVE ANY LIABILITY FOR ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

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(b) If any claim or action for Indemnified Liabilities shall be brought against an Indemnitee, it shall notify each Indemnitor thereof, and each Indemnitor shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified Indemnitor, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, unless such Indemnitee reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such Indemnitor. After notice from an Indemnitor to the Indemnitee of its election to assume the defense of such claim or action, except to the extent provided in the following paragraph, such Indemnitor shall not be liable to the Indemnitee under this Section 11.2 for any fees and expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation.

(c) Any Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless: (i) the employment thereof has been specifically authorized by each Indemnitor in writing, (ii) such Indemnitee shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to each Indemnitor and in the reasonable judgment of such counsel it is advisable for such Indemnitee to employ separate counsel, or (iii) the Indemnitor has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnitee, in which case, if such Indemnitee notifies the Indemnitor in writing that it elects to employ separate counsel at the expense of the Indemnitor, the Indemnitor shall not have the right to assume the defense of such action on behalf of such Indemnitee, it being understood, however, the Indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such Indemnitees, which firm shall be designated in writing by the Administrative Agent, but in either case reasonably satisfactory to the Indemnitee.

(d) To the extent permitted by applicable law, neither CPS nor the Borrower shall assert, and each of CPS and the Borrower hereby waives, any claim against the Custodian, the Backup Servicer, the Lenders, the Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to any Related Matter, and each of CPS and the Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 12. [Reserved].

SECTION 13. MISCELLANEOUS

13.1.	Notices.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to CPS, the Borrower, any other Credit Party, the Collateral Agent or the Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, sent by telefacsimile (except with respect to Ares) or e-mail (with telephonic confirmation or return e-mail confirmation of receipt) or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile (except with respect to Ares) or e-mail; provided, no notice to any Agent shall be effective until received by such Agent.

13.2.	Set-Off.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and its Affiliates each is hereby authorized by the Borrower at any time or from time to time subject to the consent of the Administrative Agent, without notice to the Borrower or to any other Person (other than the Administrative Agent) except to the extent required by applicable law, any such notice being hereby expressly waived to the maximum extent under applicable law, and subject to any requirements or limitations imposed by applicable law, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower (in whatever currency) against and on account of the obligations and liabilities of the Borrower to such Lender arising hereunder or under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Revolving Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

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13.3.	Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to Sections 13.3(b) and (c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without (the written concurrence of each Credit Party that is party thereto and the Administrative Agent and the Requisite Lenders.

(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Revolving Loan or Revolving Loan Note;

(ii) (A) waive, reduce or postpone any scheduled repayment; (B) amend, modify, terminate or waive any provision of Sections 2.11(a), 2.11(b) or 2.13; or (C) otherwise alter the application of the Collections;

(iii) reduce the rate of interest on any Revolving Loan (other than any waiver of any increase in the interest rate applicable to any Revolving Loan pursuant to Section 2.7) or any fee payable hereunder;

(iv) extend the time for payment of any such interest or fees;

(v) reduce the principal amount of any Revolving Loan;

(vi) amend the definition of “Legal Final Maturity Date”;

(vii) (A) amend the definition of “Borrowing Base” in a manner that increases the Revolving Availability to the Borrower or (B) amend, modify, terminate or waive any provision of this Section 13.3(b) or Section 13.3(c);

(viii) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of the Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(ix) release all or substantially all of the Collateral, the Guarantor from the Limited Guaranty, except as expressly provided in the Credit Documents; or

(x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i) increase the Revolving Commitment of any Lender without the consent of such Lender;

(ii) amend, modify, terminate or waive any provision of Section 3.4(a) with regard to any Credit Extension without the consent of the Lenders;

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(iii) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights, authority or obligations of any Agent, in each case without the consent of such Agent; or

(iv) adversely affect the Controlled Account Bank, the Lockbox Account Bank, the Backup Servicer or the Custodian without the consent of such affected party.

(d) Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. The Administrative Agent shall deliver, or shall cause to be delivered, copies of all such amendments, modifications, waivers or consents to the Custodian, the Backup Servicer and the Controlled Account Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 13.3 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, upon such Credit Party. Notwithstanding anything to the contrary contained in this Section 13.3, if the Administrative Agent and the Credit Parties shall have jointly identified an obvious error or any error or omission of a technical nature, in each case that is immaterial (as determined by the Administrative Agent in its sole discretion), in any provision of the Credit Documents, then the Administrative Agent (as applicable, and in its applicable capacities thereunder as Administrative Agent or Collateral Agent) and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent by the Requisite Lenders if the same is not objected to in writing by the Requisite Lenders within five (5) Business Days following receipt of notice thereof.

(e) Termination and Replacement of Custodian, the Backup Servicer and the Controlled Account Bank; Successor Servicer. No Agent shall replace, or consent to replacement of, the Servicer with any Person other than the Backup Servicer and there shall be no termination and replacement of Custodian, Backup Servicer or Controlled Account Bank, in each case, without the consent of the Requisite Lenders.

13.4.	Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. None of CPS’ nor the Borrower’s rights or obligations hereunder nor any interest herein may be assigned or delegated without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees under Section 11.2, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Lender Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. The Borrower, CPS, the Administrative Agent and the Lenders shall deem and treat the Persons listed as “Lenders” in the Register as the holders and owners of the corresponding Revolving Commitments and Revolving Loans listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Commitment or Revolving Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Administrative Agent and recorded in the Register as provided in Section 13.4(f). Prior to such recordation, all amounts owed with respect to the applicable Revolving Commitment or Revolving Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Commitments or Revolving Loans.

(c) Right to Assign. Each Agent and each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Revolving Commitment or Revolving Loans owing to it or other Obligations:

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(i) to any Person meeting the criteria of clause (a) of the definition of the term of “Eligible Assignee” upon the giving of notice to the Borrower and Administrative Agent; and

(ii) to any Person otherwise constituting an Eligible Assignee with the consent of the Administrative Agent; provided, each such assignment pursuant to this Section shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrower and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender).

(d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent and, if the assignee is not a Lender Affiliate and no Event of Default has occurred and is continuing, the Borrower an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent, but which shall not be less than the withholding tax forms and other information such assignee would be required to provide under this Agreement if it were a Lender hereunder.

(e) Rating Agencies. Each of the Borrower and CPS agrees that the Lenders and the Administrative Agent shall have the right to disclose the terms of this Agreement and the transactions contemplated hereby to any Rating Agency. In addition, each of the Borrower and CPS agrees to provide, or cause to be provided, to the Rating Agencies any information, books, records, financial statements or other documents as reasonably requested by the Rating Agencies.

(f) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms, certificates or other evidence required by this Agreement in connection therewith, the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to CPS and the Borrower and shall maintain a copy of such Assignment Agreement.

(g) Representations and Warranties of Assignee. Each assignee of any Lender, upon executing and delivering an Assignment Agreement, represents and warrants as of the applicable “Effective Date” (as defined in the applicable Assignment Agreement) that (i) it will make or invest in, as the case may be, its Revolving Commitments or Revolving Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Commitments or Revolving Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 13.4, the disposition of such Revolving Commitments or Revolving Loans or any interests therein shall at all times remain within its exclusive control); and (ii) such assignee does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of CPS or the Borrower other than the Obligations or any Capital Stock of CPS or the Borrower.

(h) Effect of Assignment. Subject to the terms and conditions of this Section 13.4, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 13.6) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Revolving Commitments shall be modified to reflect the Revolving Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Revolving Loan Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Revolving Loan Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Revolving Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Revolving Loans of the assignee and/or the assigning Lender.

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(i) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than CPS, any of its Subsidiaries or any of its Affiliates) in all or any part of its Revolving Commitments, Revolving Loans or in any other Obligation; provided, however, that notwithstanding the foregoing, no participations may be sold to any Person acquiring such participation with the assets of, or for the benefit of, any employee benefit plan subject to Title I of ERISA, any “plan” subject to Section 4975 of the Internal Revenue Code, or any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. The holder of any such participation, other than a Lender Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification, termination, waiver or consent that would: (i) extend the final scheduled maturity of any Revolving Loan or Revolving Loan Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that an increase in any Revolving Commitment or Revolving Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) result in the assignment or transfer by CPS or the Borrower of any of its rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under the Collateral Documents, the Guarantor from the Limited Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Revolving Loans hereunder in which such participant is participating, (iv) otherwise be required of any Lender under Section 13.3(b) or 13.3(c) hereof, (v) waive or declare an Event of Default hereunder, (vi) result in any material change to the Eligibility Criteria, or (vii) result in an adverse regulatory impact on any such participant. Each of CPS and the Borrower agrees that each participant shall be entitled to the benefits of Sections 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section 13.4; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.17 and 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation, (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless such participant complies with Section 2.18(d) and (e) as though it were a Lender (by providing any documentation required thereby to the participating lender). To the extent permitted by law, each participant also shall be entitled to the benefits of Section 13.2 as though it were a Lender. Notwithstanding any participation made hereunder (i) such selling Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of its obligations hereunder, and (iii) except as set forth above, the Credit Parties, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Obligations and to approve, without the consent of or consultation with any participant, any amendment, modification or waiver of any provision of this Agreement; provided, however, that during the occurrence and continuance of an Event of Default, the participant (to the extent of its interest in any Revolving Loans) shall have the right to exercise any remedies hereunder and vote any claims with respect to the Borrower or the Revolving Loans in any bankruptcy, insolvency or similar type of proceeding of the Borrower. Each Lender that sells a participation shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Revolving Commitments, Revolving Loans, or in any of its other Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Revolving Loan, or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to the extent reasonably necessary for Borrower or the Administrative Agent to comply with their obligations under FATCA. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(j) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 13.4, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Revolving Loans, the other Obligations owed by or to such Lender, and its Revolving Loan Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, such Lender, as between the Borrower and the Lender, shall not be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

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13.5.	Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

13.6.	Survival of Representations, Warranties and Agreements.

All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary,(i) the agreements of the Borrower set forth in Sections 2.17, 2.18, 11.1, 11.2, 13.2 and 13.8 and (ii) the agreements of the parties set forth in Sections 9.7, and 9.11, shall, in each case, survive the payment of the Revolving Loans and the termination hereof.

13.7.	No Waiver; Remedies Cumulative.

No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

13.8.	Marshalling; Payments Set Aside.

Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders), or the Administrative Agent, the Collateral Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

13.9.	Severability.

In case any provision or obligation hereunder or any Revolving Loan Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

13.10.	Headings.

Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

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13.11.	APPLICABLE LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

13.12.	CONSENT TO JURISDICTION.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST CPS OR THE BORROWER ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF CPS AND THE BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER CPS OR THE BORROWER, AS APPLICABLE, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST CPS OR THE BORROWER, AS APPLICABLE, IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH OF CPS AND THE BORROWER HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 13.1, AND HEREBY APPOINTS CT CORPORATION SYSTEM, 111 8TH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011, AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST CPS OR THE BORROWER, AS APPLICABLE, IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT CT CORPORATION SYSTEM SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF CPS OR THE BORROWER, AS APPLICABLE, SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, SUCH CREDIT PARTY SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 13.12 ABOVE, AND ACCEPTABLE TO THE ADMINISTRATIVE AGENT, AS CPS’ OR THE BORROWER’S, AS APPLICABLE, AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THE BORROWER’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

13.13.	WAIVER OF JURY TRIAL.

EACH OF CPS AND THE BORROWER HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN IT RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF CPS AND THE BORROWER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH OF CPS AND THE BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE REVOLVING LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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13.14.	Usury Savings Clause.

Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Revolving Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Revolving Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Revolving Loans made hereunder or be refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

13.15.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission (e.g., “PDF” or “tif” via e-mail) shall be as effective as delivery of a manually signed counterpart of this Agreement.

13.16.	Effectiveness.

This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

13.17.	Money Control Act.

Each Lender and the Administrative Agent (for itself and not on behalf of the Lenders) hereby notifies CPS and the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies CPS and the Borrower, which information includes the name and address of each of CPS and the Borrower and other information that will allow the Lenders or the Administrative Agent, as applicable, to identify CPS and the Borrower in accordance with the Act.

13.18.	Prior Agreements.

This Agreement and the other Credit Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Credit Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

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13.19.	Third Party Beneficiaries; Controlled Account Bank.

The Backup Servicer, the Custodian, the Controlled Account Bank and the Lockbox Account Bank shall be express third party beneficiaries of the provisions of Sections 2.11(a), 2.11(b), 2.13(a), 2.13(j), 2.18 and 13.3(c)(iv).

13.20.	[Reserved].

13.21.	Confidentiality.

Each Credit Party agrees that the terms included in this Agreement and disclosed in connection with the consummation of the transactions contemplated hereby shall be kept strictly confidential, shall not be reproduced or disclosed (except as required by law, including, without limitation, the filing requirements of the Exchange Act), and shall not be used by either Credit Party other than in connection with the transaction described herein except with the prior written consent of the Administrative Agent; provided, however, that the Administrative Agent hereby consents to each Credit Party’s disclosure of this Agreement and such terms (i) to its respective officers, directors, employees, attorneys, accountants, agents and advisors who are directly involved in the implementation of the terms and conditions of this Agreement to the extent such persons agree to hold the same in confidence, (ii) to any Rating Agency in connection with the rating of this Facility pursuant to Section 5.17, (iii) as required by applicable law or compulsory legal process (in which case each Credit Party agrees to inform the Administrative Agent promptly thereof) and (iv) upon and after its filing by CPS in accordance with the Exchange Act.

13.22.	Amendment and Restatement

This Agreement amends and restates the Original Credit Agreement in its entirety effective upon the satisfaction of all conditions contained in Section 3.2 as of the Second Amendment Effective Date. Except as otherwise provided herein, all indebtedness, obligations and Liens created by the Original Credit Agreement and the other Credit Documents remain outstanding and in effect and are continued by this Agreement and the other Credit Documents with such modifications as are set forth herein and therein.

13.23.	Limited Guaranty Reaffirmation

CPS hereby (i) restates, ratifies, confirms and reaffirms its liabilities, payment and performance obligations (contingent or otherwise) and each and every term, covenant and condition set forth in the Limited Guaranty and (ii) acknowledges and agrees that this Agreement shall not in any way affect the validity and enforceability of the Limited Guaranty, or reduce, impair or discharge the obligations of CPS.

[Remainder of page intentionally left blank]

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APPENDIX A

TO CREDIT AGREEMENT

Revolving Commitments

Lenders
	Revolving Commitment	Pro Rata Share of Revolving Commitment
Pathfinder Core (APC Holdings II)	[***]	[***]
Sonoran Cactus Private Asset Backed Fund, LLC (Pool IV)	[***]	[***]
Glenlake Loan Fund II, LLC (UPS II)	[***]	[***]
Ares Multi-Credit Fund LLC	[***]	[***]
Ares Credit Strategies Insurance Dedicated Fund Series Interests of SALI Multi-Series Fund, L.P.	[***]	[***]
Ares Diversified Credit Strategies Fund (S), L.P.	[***]	[***]
Total:	200,000,000.00	100%

Appendix A-1

APPENDIX B

TO CREDIT AGREEMENT

Notice Addresses

PAGE NINE FUNDING LLC

3800 Howard Hughes Parkway, Suite 1400

Las Vegas, Nevada 89169

Attention: Chief Operating Officer

Facsimile Number: (949) 608-9763

Confirmation: (949) 450-6935

CONSUMER PORTFOLIO SERVICES, INC.

3800 Howard Hughes Parkway, Suite 1400

Las Vegas, Nevada 89169

Attention: General Counsel

Facsimile Number: (949) 608-9763

Confirmation: (888) 785-6891

ARES AGENT SERVICES, L.P., as Administrative

Agent, or Collateral Agent

c/o Ares Management LLC

245 Park Avenue, 42nd Floor

New York, New York 10167

Attention: Jeffrey Kramer, Vincent Salerno, Alex Smit, Brian Hogan

E-mail: jkramer@aresmgmt.com, vsalerno@aresmgmt.com,

dsmit@aresmgmt.com, bhogan@aresmgmt.com,

with a copy to:

Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention: Joshua Bloomstein

Email: arccgeneralcounsel@aresmgmt.com

Appendix B-1

APC HOLDINGS II, L.P, as a Lender

c/o Ares Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

Attention: Jeffrey Kramer, Vincent Salerno, Alex Smit, Felix Zhang, Brian Hogan

Email: jkramer@aresmgmt.com; vsalerno@aresmgmt.com; dsmit@aresmgmt.com;

fzhang@aresmgmt.com; bhogan@aresmgmt.com

with a copy to:

Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention: Joshua Bloomstein Matthew Jill

Email: ARCCGeneralCounsel@aresmgmt.com; mjill@aresmgmt.com

SONORAN CACTUS PRIVATE ASSET BACKED

FUND, LLC, as a Lender

c/o Ares Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

Attention: Jeffrey Kramer, Vincent Salerno, Alex Smit, Felix Zhang, Brian Hogan

Email: jkramer@aresmgmt.com; vsalerno@aresmgmt.com; dsmit@aresmgmt.com;

fzhang@aresmgmt.com; bhogan@aresmgmt.com

with a copy to:

Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention: Joshua Bloomstein Matthew Jill

Email: ARCCGeneralCounsel@aresmgmt.com; mjill@aresmgmt.com

GLENLAKE LOAN FUND II, LLC, as a Lender

c/o Ares Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

Attention: Jeffrey Kramer, Vincent Salerno, Alex Smit,

Felix Zhang, Brian Hogan

Email: jkramer@aresmgmt.com; vsalerno@aresmgmt.com; dsmit@aresmgmt.com;

fzhang@aresmgmt.com; bhogan@aresmgmt.com

Appendix B-2

with a copy to:

Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention: Joshua Bloomstein Matthew Jill

Email: ARCCGeneralCounsel@aresmgmt.com; mjill@aresmgmt.com

ARES MULTI-CREDIT FUND LLC, as a Lender

c/o Ares Management LLC 2

45 Park Avenue, 42nd Floor

New York, NY 10167

Attention: Jeffrey Kramer, Vincent Salerno, Alex Smit, Felix Zhang, Brian Hogan

Email: jkramer@aresmgmt.com; vsalerno@aresmgmt.com; dsmit@aresmgmt.com;

fzhang@aresmgmt.com; bhogan@aresmgmt.com

with a copy to:

Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention: Joshua Bloomstein Matthew Jill

Email: ARCCGeneralCounsel@aresmgmt.com; mjill@aresmgmt.com

ARES CREDIT STRATEGIES INSURANCE

DEDICATED FUND SERIES INTERESTS

OF THE SALI MULTI-SERIES FUND, L.P, as a Lender

c/o Ares Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

Attention: Jeffrey Kramer, Vincent Salerno, Alex Smit, Felix Zhang, Brian Hogan

Email: jkramer@aresmgmt.com; vsalerno@aresmgmt.com; dsmit@aresmgmt.com;

fzhang@aresmgmt.com; bhogan@aresmgmt.com

with a copy to:

Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention: Joshua Bloomstein Matthew Jill

Email: ARCCGeneralCounsel@aresmgmt.com; mjill@aresmgmt.com

Appendix B-3

ARES DIVERSIFIED CREDIT STRATEGIES FUND (S), L.P.,

as a Lender

245 Park Avenue, 42nd Floor

New York, NY 10167

Attention: Jeffrey Kramer, Vincent Salerno, Alex Smit, Felix Zhang, Brian Hogan

Email: jkramer@aresmgmt.com; vsalerno@aresmgmt.com; dsmit@aresmgmt.com;

fzhang@aresmgmt.com; bhogan@aresmgmt.com

with a copy to:

Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention: Joshua Bloomstein Matthew Jill

Email: ARCCGeneralCounsel@aresmgmt.com; mjill@aresmgmt.com

Appendix B-4

APPENDIX C

TO CREDIT AGREEMENT

ELIGIBILITY CRITERIA

[***]

Appendix C-1

APPENDIX D

TO CREDIT AGREEMENT

EXCESS CONCENTRATION AMOUNTS

[***]

Appendix D-1

APPENDIX E

TO CREDIT AGREEMENT

TIER 1 PERFORMANCE TRIGGERS

[***]

Appendix E-1

APPENDIX F

TO CREDIT AGREEMENT

TIER 2 PERFORMANCE TRIGGERS

[***]

Appendix F-1

ANNEX B

[attach Custodial Agreement]

Conformed through

First Amendment to

Amended and Restated Custodial and Collateral Agency Agreement

AMENDED AND RESTATED CUSTODIAL AND COLLATERAL AGENCY AGREEMENT

AMENDED AND RESTATED CUSTODIAL AND COLLATERAL AGENCY AGREEMENT, dated as of June 28, 2022 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION (as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION), as Custodian (together with its successors in such capacity, the “Custodian”), PAGE NINE FUNDING LLC (the “Borrower”), CONSUMER PORTFOLIO SERVICES, INC. (“CPS” and, in its capacity as Servicer, the “Servicer”), and ARES AGENT SERVICES, L.P. (“Ares”), as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, pursuant to the certain Second Amended and Restated Revolving Credit Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”), by and among CPS, the Borrower, the financial institutions from time to time party thereto, as Lenders, and Ares, as Administrative Agent and Collateral Agent for the Lenders, the Lenders have agreed to provide financing for the acquisition by the Borrower of certain Receivables;

WHEREAS, pursuant to the Security Agreement, dated as of November 24, 2015 (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Security Agreement”), by and between the Borrower and the Collateral Agent, the Borrower has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other things, all of the Receivables and the related Receivable Files for the purpose of securing the due and punctual payment of all amounts due from the Borrower under the terms of the Credit Agreement;

WHEREAS, the Collateral Agent desires that the Custodian hold the Specified Documents (defined below) with respect to each Receivable File and other documents related thereto as the custodian for, and bailee of, the Borrower and the Collateral Agent, for the benefit of the Secured Parties, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement. The following terms shall have the following meanings when used in this Agreement:

“Bailee” has the meaning set forth in Section 2 hereof. “Custodian Fee” has the meaning set forth in Section 8 hereof.

“Custodian Fee and Expenses” has the meaning set forth in Section 8 hereof.

“Deficiency” means, with respect to any Receivable File, (i) the failure of one or more Specified Documents contained therein to be fully executed or to correspond substantively to, or accurately reflect the information on the related Receivables Schedule (it being agreed that a difference of $1.00 or less between any dollar amount contained in any Specified Document and the corresponding dollar amount contained in the related Receivables Schedule shall not constitute a Deficiency), (ii) one or more Specified Documents contained therein are mutilated, damaged, torn or otherwise physically altered (except to the extent such mutilation, damage, tear or other physical alteration is inconsequential), (iii) the absence from a Receivables File of any Specified Document required to be contained in such Receivables File (iv) the absence of any alternative documentation agreed upon by the parties hereto pursuant to Section 4(c) hereof.

“FDI” means FDI Computer Consulting, Inc., a California corporation doing business as FDI Collateral Management.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification (paper or electronic) issued by the Registrar of Titles of the applicable state (or by the Title Intermediary) to a secured party that indicates that the lien of the secured party on the Financed Vehicle is recorded with the State for purposes of establishing the existence and priority of a secured party’s Lien on the Financed Vehicle. In any jurisdiction in which the original certificate of title is required to be given to the registered owner of the Financed Vehicle, the term “Lien Certificate” shall mean only a certificate of lien or other notification (paper or electronic) issued to a secured party.

“Notice of Pledge” means a fully executed Confirmation and Notice of Pledge in the form of Exhibit 4 to this Agreement.

“Receivable File” means, with respect to each Receivable, a file to be delivered to the Custodian pursuant to Section 3 hereof, which purports to contain the Specified Documents set forth on Schedule I hereto.

“Receivables Schedule” means the schedule of Receivables evidencing Receivables appended to a Notice of Pledge delivered by the Borrower to the Custodian and the Collateral Agent. Each such schedule shall contain for each Receivable the information of the types identified in Schedule IA and shall identify whether the related certificate of title is in electronic or physical form.

“Registrar of Titles” means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Request for Release of Documents” means a request for release, appropriately completed, substantially in the form of Exhibit 1 to this Agreement.

“Specified Documents” means, with respect to any Receivable File, the documents required to be contained in such Receivable File set forth on Schedule I hereto.

“Title Intermediary” means FDI or another title administration service provider approved in writing by the Collateral Agent and which the Servicer has confirmed that such Title Intermediary is authorized by the relevant Registrar of Titles to conduct electronic lien and titling transactions with respect to Financed Vehicles.

“Trust Receipt” has the meaning set forth in Section 4 hereof.

2. Appointment of the Custodian. Subject to the terms and conditions hereof, each of the Collateral Agent and the Borrower hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment and agrees to act as custodian, bailee (for the purposes of UCC Section 9-313, a “Bailee”) and collateral agent on behalf of the ~~Borrower and the~~ Collateral Agent, for the benefit of the Secured Parties, to ~~maintain exclusive custody of~~hold, or maintain as designated custodian (within the meaning of Section 9-105 of the UCC) the Authoritative Electronic Copy of any Electronic Contract included in, the Receivable Files pertaining to the Receivables from time to time pledged under the Security Agreement, in order to perfect the security interest of the Collateral Agent, for the benefit of the Secured Parties, in such Receivables and the other items in the Receivable Files and any and all proceeds of the foregoing. In performing its duties hereunder, the Custodian agrees to act with reasonable care, using that standard of skill and attention that the Custodian would exercise with respect to the files relating to all comparable automobile installment sale contract receivables or other receivables that it services or holds for itself or others (provided that if applicable industry standards of care, skill and attention are more stringent than the Custodian’s standard of care skill and attention, the Custodian shall be obligated to follow the more stringent industry standards).

3. Delivery of Receivable Files.

(a) No later than three (3) Business Days prior to any Credit Date, the Borrower shall deliver (or cause to be delivered) to the Custodian, the Administrative Agent, and the Collateral Agent a Notice of Pledge together with a Receivables Schedule listing each of the Receivables to be pledged under the Security Agreement on such Credit Date and the documents that should be in each related Receivables File. No later than three (3) Business Days prior to any Credit Date, the Borrower shall deliver (or cause to be delivered) and, upon pledge of such Receivables pursuant to the Security Agreement, release to the Custodian as custodian for, and Bailee of, the Collateral Agent, for the benefit of the Secured Parties, the Receivable File pertaining to each of the Receivables to be pledged under the Security Agreement on such Credit Date. The information set forth on any Receivables Schedule delivered pursuant to this Section 3(a) shall also be concurrently delivered to the Custodian, the Administrative Agent and the Collateral Agent in an electronic format acceptable to the Borrower, the Collateral Agent, the Administrative Agent and the Custodian.

(b) The Custodian shall be entitled to rely upon each Receivables Schedule provided by the Borrower pursuant to Section 3(a) as the conclusive schedule in its review, pursuant to Section 4 hereof, of the Receivable Files.

(c) From time to time, the Borrower (or the initial Servicer on its behalf) shall forward to the Custodian for inclusion in the appropriate Receivable File of any additional documents which come into existence and are required to be included in a Receivable File previously delivered to the Custodian, and the Custodian shall add such additional documents to the appropriate Receivable File.

4. Certification Regarding Receivable File.

(a) The Custodian shall within two (2) Business Days after receipt of the Receivable Files (or such longer time as is agreed by the Borrower and the Custodian if more than 400 Receivable Files are to be reviewed), execute and deliver to the Collateral Agent, the Administrative Agent, the Servicer and the Borrower a trust receipt and certification substantially in the form of Exhibit 2 hereto (a “Trust Receipt”) for the Receivable Files received by the Custodian. By its delivery of a Trust Receipt, the Custodian shall be deemed to have (a) acknowledged receipt of the Specified Documents which CPS has represented are contained in the Receivable Files for the Receivables to be purchased by the Borrower on the related Credit Date as indicated on the applicable Receivables Schedule, (b) reviewed such Receivable Files in accordance with this Agreement, including Schedule IA, and (c) determined that it has received the Specified Documents for each Receivable identified on the applicable Receivables Schedule, except, in each case, as may otherwise be noted in Schedule I to the Trust Receipt. Unless such defect noted on Schedule I of the related Trust Receipt with respect to such Receivable to be transferred on the related Credit Date shall have been cured by CPS or waived by the Collateral Agent, the Requisite Lenders and the Administrative Agent, in their sole and absolute discretion, and the Custodian shall have executed a Trust Receipt reflecting that such Receivable is no longer on Schedule I thereto prior to 11:00 a.m. New York time on the related Credit Date, the Borrower shall not purchase such Receivable from CPS on such Credit Date. For the avoidance of doubt, typographical errors on the Receivables Schedule or the Specified Documents shall not be deemed as defects. The Custodian shall return to, or otherwise handle at the direction of, CPS those files relating to any Receivable not so purchased on a Credit Date and any file unrelated to a Receivable identified in the applicable Receivables Schedule (it being understood that the Custodian’s obligation to review the contents of any Receivable File shall be limited as set forth in this Section 4(a)). Notwithstanding anything to the contrary herein, the Custodian’s obligation to certify any electronic Lien Certificate is limited to confirming the information set forth on an electronic file received from the Title Intermediary against the information set forth on an electronic file received from CPS. For the avoidance of doubt, the Custodian has no obligation to independently verify the electronic Lien Certificate information against the records of any Registrar of Titles.

(b) The Borrower hereby certifies to Custodian, that the review contemplated by this Section 4 is a review (the “Review”) to be performed by the Custodian solely for the purpose of acknowledging receipt of Receivable Files by the Custodian from the Borrower. The Trust Receipt related to such Review prepared by the Custodian and furnished to the Borrower is produced solely in connection with this purpose. The Borrower did not engage the Custodian to perform the Review, produce the Trust Receipt or perform any of the services in this Agreement for the purpose of making findings with respect to the accuracy of the information or data regarding the Receivable Files provided to the Custodian by the Borrower for the Review as contemplated by Rule 17g-10 under the Exchange Act. Given the purpose and scope of the Custodian’s services (including the Review and the Trust Receipt) under the Agreement and given the Borrower’s treatment and use of the Review and Trust Receipt, the Borrower and the Custodian agree that the Custodian’s Review is not commonly understood in the market to be “due diligence services” for the purposes of Rule 17g-10, and the Borrower will not treat the Trust Receipt as a “third party due diligence report” for purposes of Rule 15Ga-2 under the Exchange Act. The Borrower hereby acknowledges that the Custodian is relying on this Section 4(b) for purposes of determining that its Review does not constitute “due diligence services” under Rule 17g-10.

(c) The Custodian shall make a list of Receivables for which an application for a Lien Certificate or a dealer guarantee of title, but not a Lien Certificate issued by the Registrar of Titles is included in the Receivable File as of the date of its review of the Receivable Files and deliver a copy of such list to the Servicer, the Collateral Agent and the Administrative Agent. On the date which is 180 days following the related Credit Date, and monthly thereafter, the Custodian shall inform CPS, the Borrower, the Collateral Agent and the Administrative Agent of any Receivable for which the related Receivable File on such date does not include a Lien Certificate, and CPS shall repurchase any such Receivable as of the last Business Day of the Interest Period in which the expiration of such 180 days occurs, and such Receivables shall not thereafter become an Eligible Receivable (assuming all other conditions therefor have been satisfied) until such Lien Certificate has been received by the Custodian. In consideration of the purchase of the Receivable, CPS shall remit the Receivable Repurchase Price for such Receivable to the Collection Account. Upon receipt of the Receivable Repurchase Price for a Receivable and written instructions from the Servicer, the Collateral Agent shall direct the Custodian to release to CPS or its designee the related Receivable File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by CPS and delivered to the Custodian and are necessary to vest in CPS or such designee title to the Receivable.

(d) For those Receivable Files that do not contain an original Lien Certificate, upon receipt of the original Lien Certificate, CPS shall promptly deliver or cause to be delivered to the Custodian such original Lien Certificate (in the case of an original Lien Certificate, to place in the applicable Receivable File).

(e) The Borrower, the Collateral Agent, the Administrative Agent and the Custodian may from time to time agree in writing to alternative certification procedures with respect to any particular Receivable to be pledged to the Collateral Agent, for the benefit of the Secured Parties.

(f) CPS and the Servicer shall use FDI or another subsidiary or affiliate of the Title Intermediary as the sole manager of Lien Certificates in electronic form in each jurisdiction in which there is an electronic lien and title (ELT) program.

5. ~~Reserved~~Matters Relating to Electronic Contracts that Constitute Electronic Chattel Paper.

(a) The Custodian hereby agrees that without the consent of the Collateral Agent, the Custodian shall not, except in connection with a transfer of a Receivable File permitted under the terms of this Agreement, (A) “communicate” (as such term is used in Section 9-105 of the UCC) the Authoritative Electronic Copy of any Electronic Contract that constitutes Electronic Chattel Paper to any other Person other than, if at all, the Borrower or the Collateral Agent or (B) place on the Authoritative Electronic Copy of any Electronic Contract that constitutes Electronic Chattel Paper any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any other Person other than, if at all, the Collateral Agent.

(b) At any time and from time to time during regular business hours and upon at least two (2) Business Days' prior written notice, the Custodian shall permit the Collateral Agent and its agents or representatives: (i) to conduct periodic reviews of the Electronic Contracts that constitute Electronic Chattel Paper and the related Records of the Custodian (which shall include providing the Collateral Agent and agents or representatives with credentials sufficient to access and view such Electronic Contracts); (ii) to examine and obtain copies of and prepare customary reports relating to the Records in its possession or control relating to the Electronic Contracts that constitute Electronic Chattel Paper; (iii) to visit the offices and properties of the Custodian for the purpose of examining the materials described in clause (ii) above; and (iv) to discuss matters relating to the Electronic Contracts that constitute Electronic Chattel Paper which constitute or evidence Receivables or the Custodian's performance hereunder with any of the officers or employees of the Custodian having knowledge of such matters. The cost of any such examination shall be reimbursed by the Borrower in accordance with the Credit Agreement. Nothing in this Agreement gives rise to any right, expectation, or other entitlement on the part of the Collateral Agent and its agents or representatives to inspect, examine, access, or visit any Computershare data center, or other secure Computershare facility, or to inspect, examine or otherwise access any Computershare system.

(c) Upon the occurrence of (x) an Event of Default or a Termination Event, a breach by the Custodian of its obligations hereunder or a breach by any Person of its obligations under an Electronic Vault Services Agreement or an Electronic Collateral Control Agreement, (y) the termination of a Electronic Vault Services Agreement or a Electronic Collateral Control Agreement or the delivery of any notice of termination thereunder or (z) a determination by the Collateral Agent, the Administrative Agent or the Requisite Lenders, each in their sole discretion, that the functionality, security, integrity or reliability of an Electronic Vault System (or any electronic partition established thereunder with respect to the Borrower) is impaired or the Contracts are otherwise adversely affected by any event (including any change in configuration, technology or law) or circumstance with respect to an Electronic Vault Provider, the Custodian, an Electronic Vault System (or any electronic partition established thereunder with respect to the Borrower), an Electronic Collateral Control Agreement or the Contracts generally, including adverse claims being asserted therein by the Electronic Vault Provider or other lenders, (A) the Custodian shall promptly, notwithstanding any contrary instruction received from the Borrower or CPS, take such action with respect to the Electronic Contracts and with respect to the Electronic Vault System (or any electronic partition established thereunder with respect to the Borrower), as the Collateral Agent may direct in writing, including delivering the Electronic Contracts to the Servicer to Export such Electronic Contracts maintained within the Electronic Vault System which constitute or evidence the Receivables and (B) the Collateral Agent (acting at the written direction of the Requisite Lenders), as "Secured Party" under the applicable Electronic Collateral Control Agreement, may deliver a “notice of exclusive control” (or similarly defined term) under the Electronic Collateral Control Agreement.

6. Obligations of the Custodian.

(a) The Custodian shall act with respect to the handling and custody of the Receivable Files in accordance with its customary policies and procedures for holding such Receivable Files for others so that the integrity, physical possession and “control” (within the meaning of Section 9-105 of the UCC) of the Receivable Files will be maintained in accordance with the terms of this Agreement.

(b) ~~(a)~~ The Custodian shall maintain the Receivable Files segregated on its inventory system and will not commingle the physical Receivable Files with any other files of the Custodian other than those relating to CPS and its Affiliates and Subsidiaries. The Custodian shall use a barcode system to identify the location, and maintain continuous custody (except as otherwise required by this Agreement) of the Receivable Files in the State of Minnesota (or such other state as the Custodian shall designate to the Collateral Agent and the Borrower in writing or, in the case of a successor Custodian, the state in which such successor Custodian’s principal place of business is located) in secure and fire resistant facilities in accordance with the standard of care set forth in Section 2 hereof. The ~~Servicer shall cause all Electronic Contracts to be maintained in~~Custodian shall maintain an Electronic Vault ~~and~~to hold the Electronic Contracts, subject to, and in accordance with the terms of, an Electronic Collateral Control Agreement. (including establishing the Electronic Vault in the name of the Borrower and placing the Required Legend on all renderings of each Authoritative Electronic Copy of each Electronic Contract that constitutes Electronic Chattel Paper).

(c) ~~(b)~~ With respect to the documents constituting each Receivable File, the Custodian shall, upon receipt of written notice from the Borrower of the pledge of the related Receivable by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, (A) act as the custodian for, and the Bailee of the Borrower to perfect the security interest of the Borrower in the documents constituting such Receivable File (to the extent Borrower has a security interest therein), (B) act as the custodian for, and the Bailee of, the Collateral Agent, for the benefit of the Secured Parties, to perfect the security interest of the Collateral Agent, for the benefit of the Secured Parties, in the documents constituting such Receivable File, (C) hold all documents constituting such Receivable File received by it for the exclusive use and benefit of the Collateral Agent, for the benefit of the Secured Parties, and (D) make dispositions thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Collateral Agent.

(d) ~~(c)~~ In the event that (i) the Collateral Agent, the Administrative Agent, the Borrower, the Servicer or the Custodian shall be served by a third-party with any type of levy, attachment, writ or court order with respect to any Receivable File or a document included within a Receivable File or (ii) a third-party shall institute any court proceeding by which any Receivable File or a document included within a Receivable File shall be required to be delivered other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings.

The Custodian shall continue to hold and maintain all Receivable Files that are the subject of such proceedings pending a final order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall dispose of such Receivable File or any document included within such Receivable File as directed by such determination or, if no such determination is made, in accordance with the provisions of this Agreement. Reasonable expenses of the Custodian incurred as a result of such proceedings shall be borne by the Borrower to the extent such expenses were not incurred as a result of Custodian’s willful misconduct or gross negligence.

(e) ~~(d)~~ Within five (5) Business Days after the end of each calendar month, the Custodian shall deliver to the Borrower, the Administrative Agent and the Collateral Agent an exception report and an aging report setting forth all Deficiencies outstanding, and the aging thereof, as of the end of such calendar month. The Administrative Agent and the Requisite Lenders, in their sole discretion, may waive any such Deficiency; otherwise, the related Receivable(s) shall not be deemed Eligible Receivable(s) under the Credit Agreement.

7. Release of Receivable Files. The Custodian shall not release any document from any Receivable File unless it receives a request for release of documents signed by an Authorized Officer of the Servicer in the form of Exhibit 1 hereto (the “Request for Release of Documents”); provided, however, if a Servicer Termination Event or Event of Default shall have occurred and is continuing, the Custodian shall not release any such Receivable File to the Servicer without the prior written consent of the Collateral Agent. Such Request for Release of Documents shall obligate the Servicer to return such document(s) to the Custodian when the need therefor no longer exists unless the Receivable shall be liquidated, in which case, the Servicer shall certify in the Request for Release of Documents that all amounts required to be deposited in the Collection Account with respect to such Receivable have been so deposited. Each Request for Release of Documents delivered to the Custodian pursuant to this Section 7 shall be forwarded by the Servicer to the Collateral Agent electronically within one (1) Business Day of delivery to the Custodian together with a list of all Receivable Files to be released by the Custodian pursuant to such Request for Release of Documents.

8. Fees and Expenses of the Custodian. It is understood that the Custodian shall be entitled to charge fees (the “Custodian Fee”) and receive reimbursement for reasonable out-of-pocket expenses under this Agreement, as specified in that certain “Schedule of Fees” attached hereto as Schedule II (collectively, the “Custodian Fee and Expenses”), and such fees and expenses shall be payable solely out of Collections pursuant to Sections 2.11 and 2.13, as applicable, of the Credit Agreement.

9. Access to Receivable Files. Upon reasonable prior written notice to the Custodian, the Administrative Agent, the Collateral Agent, the Borrower, the Servicer and their respective authorized representatives will be permitted during the Custodian’s normal business hours to examine the Receivable Files, documents, records and other papers in the possession or under the control of the Custodian relating to any or all of the Receivables. The reasonable out-of-pocket expenses incurred by the Custodian, if any, in connection with any such examination shall be payable by the Borrower from funds available to pay such amounts pursuant to Sections 2.11 and 2.13, as applicable, of the Credit Agreement.

10. Title Intermediary.

(a) The Custodian shall use the Title Intermediary as the sole manager of Lien Certificates in electronic form in each jurisdiction in which there is an electronic lien and title (ELT) program. The Servicer shall ensure that the Custodian shall be provided full electronic access to the records of the Title Intermediary concerning Lien Certificates that are maintained in electronic form.

(b) The Custodian shall certify any electronic Lien Certificate by confirming the information available from the Title Intermediary against the information received from the Servicer with respect to the electronic Lien Certificates. The Custodian shall provide the Administrative Agent and the Collateral Agent with periodic reports (or as otherwise requested from time to time by the Administrative Agent or the Collateral Agent) showing files/titles on hand as well as files/titles released during the reporting period.

11. Custodian to Maintain Secure Facilities. The Custodian shall maintain or cause to be maintained continuous custody of the Receivable Files in secure and fire resistant facilities segregated from any other receivables or securities of CPS, the Borrower or any of their Affiliates in accordance with customary standards for such custody. The Custodian agrees to maintain the tangible Receivable Files at ~~Wells Fargo Bank~~Computershare Trust Company, National Association, ABS Custody Vault, ~~2055~~1055 10th Avenue SE~~, MAC N9401-011~~, Minneapolis, MN 55414, Attention: Corporate Trust Services – Asset Backed Securities Vault, telephone: (612) 667-8058, facsimile: (612) 667-1080 email: abs.custody.vault@computershare.com, or at such of its offices as shall be specified to the Borrower and the Administrative Agent by written notice not later than 30 days prior to any change in location.

12. Insurance of the Custodian. The Custodian shall, at its own expense, maintain at all times during the term of this Agreement and keep in full force and effect such insurance in such amounts, with standard coverage and subject to deductibles, as are customary for similar insurance typically maintained by banks that act as custodian in similar transactions.

13. Periodic Statements. Within two (2) Business Days after the written request of the Administrative Agent, the Collateral Agent, the Servicer or the Borrower, the Custodian shall provide to the requesting party a list of all the Receivables for which the Custodian holds a Receivable File pursuant to this Agreement. Such list may be in the form of a copy of all Receivables Schedules with manual deletions to specifically denote any Receivables paid in full, liquidated or released since the date of this Agreement.

14. Copies of Receivable Files. Within three (3) Business Days after the written request of the Administrative Agent, the Collateral Agent, the Servicer or the Borrower, the Custodian shall provide the requesting party, at the requesting party’s own expense (provided that the Backup Servicer, in its capacity as successor servicer, shall incur no expense pursuant to this Section 14), with copies of the documents in the Receivable Files. If the requesting party does not promptly pay such amounts, the Custodian shall be paid such amount pursuant to Sections 2.11 and 2.13 of the Credit Agreement.

15. Resignation by and Removal of Custodian; Successor Custodian.

(a) The Custodian may at any time resign and terminate its obligations under this Agreement upon at least sixty (60) days’ prior written notice to the Borrower, the Servicer, the Administrative Agent and the Collateral Agent; provided, however that no such resignation or termination shall be effective until a successor Custodian is appointed (and accepts such appointment) pursuant to the terms of this Section 15(a). Promptly after receipt of notice of the Custodian’s intended resignation, the Borrower shall appoint, by written instrument, a successor custodian which shall be acceptable to the Administrative Agent, the Collateral Agent and the Requisite Lenders. If the Borrower fails to appoint a successor custodian pursuant to the terms hereof within thirty (30) days after receipt of the Custodian’s notice of resignation, the Collateral Agent shall have the exclusive right to appoint by written instrument, a successor custodian. If neither the Borrower nor the Collateral Agent has appointed a successor Custodian within sixty (60) days after receipt of the Custodian’s notice of resignation, the Custodian may petition a court of competent jurisdiction to appoint a successor custodian. One original counterpart of any aforementioned instrument of appointment shall be delivered to each of the Borrower, the Administrative Agent, the Collateral Agent, the Servicer and the successor custodian.

(b) The Collateral Agent and the Administrative Agent, with or without cause, upon at least sixty (60) days’ written notice to the Custodian, may remove and discharge the Custodian (or any successor custodian thereafter appointed) from the performance of its obligations under this Agreement. A copy of such notice shall be delivered to the Borrower. Promptly after the giving of notice of removal of the Custodian, the Collateral Agent, and the Administrative Agent shall appoint, by written instrument, a successor custodian. One original counterpart of such instrument of appointment shall be delivered to each of the Borrower, the Administrative Agent, the Collateral Agent, the Custodian and the successor custodian.

(c) In the event of any such resignation or removal, after the payment of outstanding fees and expenses, the Custodian shall promptly transfer to the successor custodian (at the expense of the Borrower unless the Custodian resigns or is terminated for a material breach of this Agreement, in which cases such expense shall be borne by the Custodian), as directed in writing by the Collateral Agent, all Receivable Files being administered under this Agreement.

(d) The Custodian hereby agrees that upon its resignation or removal or any appointment of a successor Custodian hereunder it shall take all necessary action directed by the Collateral Agent to communicate (within the meaning of Section 9-105 of the UCC) all Electronic Contracts (including Authoritative Electronic Copies thereof to the extent such Electronic Contracts constitute Electronic Chattel Paper) to the applicable successor Custodian (including the transfer of such Electronic Contracts to a separate electronic vault on an Electronic Vault System controlled by such successor Custodian or to a separate electronic vault at a successor Electronic Vault Provider or deliver such Electronic Contracts to the Servicer to Export of the Electronic Contracts and delivery of physical copies of Exported Contracts to the successor Custodian).

16. Indemnity. The Borrower, to the extent of funds available to pay such amounts pursuant to Sections 2.11 and 2.13, as applicable, of the Credit Agreement, agrees to indemnify and hold harmless the Custodian against any and all claims, losses, liabilities, damages or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and costs of investigation) arising out of or in connection with this Agreement that may be imposed upon, incurred by or asserted against the Custodian; provided, however, that this Section 16 shall not relieve the Custodian from liability, and the Borrower shall have no obligation to indemnify Custodian, for its willful misconduct, bad faith or gross negligence or for its failure to perform its duties hereunder in accordance with the standard of care set forth in Section 2. The provisions of this Section 16 shall survive the resignation or removal of the Custodian and the assignment or the termination of this Agreement. Any amounts payable by the Borrower hereunder shall be limited to funds available to pay such amounts pursuant to Sections 2.11 and 2.13, as applicable, of the Credit Agreement.

17. Limitation of Liability.

(a) In connection with the Custodian’s timely performance of its obligations and duties under Sections 4(a), 6 and 7 hereof, the Custodian shall not be liable to the Borrower, the Administrative Agent, the Collateral Agent or any other Person for any loss, claim, damage, liability or expense resulting from or arising out of any act or failure to act by it, other than for any loss, claim, damage, liability or expense arising out of the Custodian’s willful misconduct, gross negligence or failure to perform such obligations in accordance with the standard of care set forth in Section 2. Except in connection with the Custodian’s timely performance of its obligations and duties under Sections 4(a), 6 and 7 hereof, the Custodian shall not be liable to the Borrower, the Administrative Agent, the Collateral Agent or any other Person for any loss, claim, damage, liability or expense resulting from or arising out of any act or failure to act by it, other than for any loss, claim, damage, liability or expense arising out of the Custodian’s willful misconduct, gross negligence or reckless disregard of its obligations hereunder. The obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No representation, warranty, covenant, agreement, obligation or duty of the Custodian shall be implied with respect to this Agreement or the Custodian’s services hereunder.

(b) In the Custodian’s review of documents pursuant to Section 4 of this Agreement, the Custodian shall be under no duty or obligation to inspect, review or examine the Receivable Files to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

(c) The Custodian may rely, and shall be protected in acting or refraining from acting, in each case, in accordance with the terms of this Agreement, upon and need not verify the accuracy of, (i) any written instructions from any persons the Custodian reasonably believes to be authorized to give such instructions, who shall only be, with respect to the Borrower, the Servicer, the Administrative Agent, and the Collateral Agent, persons the Custodian believes in good faith to be Authorized Representatives (as defined in Section 20 hereto), and (ii) any written instruction, notice, order, request, direction, certificate, opinion or other instrument or document reasonably believed by the Custodian to be genuine and to have been signed and presented by the proper party or parties, which, with respect to the Borrower, the Servicer, the Administrative Agent, and the Collateral Agent, shall mean signature and presentation by Authorized Representatives whether such presentation is by personal delivery, express delivery or facsimile.

(d) The Custodian may consult with counsel with regard to legal questions arising out of or in connection with this Agreement, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Custodian in reliance, in good faith, and in accordance therewith.

(e) No provision of this Agreement shall require the Custodian to expend or risk its own funds (except as provided in Section 15(c)) or otherwise incur financial liability in the performance of its duties under this Agreement if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it.

(f) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon, or security interest in, any Receivables or related Receivable Files purported to be granted at any time pursuant to the Credit Agreement.

(g) Notwithstanding anything to the contrary in Section 17(a), the Custodian shall not be liable for any delays in performance for causes beyond its control, including, but not limited to, fire, flood, epidemic, unusually severe weather, strike, acts of the Borrower, the Administrative Agent, or the Collateral Agent, restriction by civil or military authority in their sovereign or contractual capacities, transportation failure, or inability to obtain labor. In the event of any such delay, performance shall be extended for so long as such period of delay.

(h) The Custodian shall have no duties or responsibilities except those that are specifically set forth herein. The Custodian shall be under no responsibility or duty with respect to the disposition of any Receivable Files while such Receivable Files are not in its possession. If the Custodian shall request instructions from the Administrative Agent, or the Collateral Agent with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from the Administrative Agent or the Collateral Agent, as applicable, without incurring any liability therefor to the Administrative Agent, the Collateral Agent, the Borrower or any other Person; provided, that the Custodian shall at all times maintain custody of the Receivable Files (except as otherwise required by this Agreement) and otherwise comply with its obligations hereunder.

(i) In no event shall the Custodian or its directors, affiliates, officers, agents, and employees be held liable for any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder.

18. Borrower, CPS and the Servicer Remain Liable. Notwithstanding any term or provision of this Agreement, (a) CPS, the Servicer and the Borrower shall remain liable under the Credit Agreement, the Purchase Agreement, any other Credit Document and other agreements executed with respect to the Collateral to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed and (b) the exercise by the Administrative Agent the Collateral Agent or the Custodian of any of their respective rights under this Agreement shall not release the Borrower, CPS or the Servicer from any of their respective duties or obligations under the Credit Agreement, the Purchase Agreement, any other Credit Document or any other agreements executed with respect to the Collateral.

19. Term of Agreement. Subject to Section 15, this Agreement shall be terminated upon written notice of termination from the Administrative Agent and the Collateral Agent (with the consent of the Requisite Lenders) to the Custodian and payment in full of all amounts due to the Custodian hereunder. If the Credit Agreement has terminated on or prior to the termination of this Agreement, upon receipt of written notice from the Administrative Agent and the Collateral Agent, the Custodian shall deliver all documents remaining in the Receivable Files to the Borrower or its designee at the Borrower’s expense. If the Credit Agreement remains in effect at the time this Agreement is terminated, upon receipt of written notice from the Collateral Agent, the Custodian shall deliver all documents remaining in the Receivable Files to the Collateral Agent or such other person as may be designated by the Collateral Agent at the Borrower’s expense.

20. Authorized Representatives. The names of the officers of the Borrower, the Servicer, the Administrative Agent and the Collateral Agent who are authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Borrower, the Servicer, the Administrative Agent, and the Collateral Agent (“Authorized Representatives”) are set forth on Exhibit 3 hereto. From time to time, the Borrower, the Servicer, the Administrative Agent, and the Collateral Agent may, by delivering to the Custodian a revised exhibit, change the information previously given, but the Custodian shall be entitled to rely conclusively on the last exhibit until receipt of a superseding exhibit. The parties hereto acknowledge and agree that CPS has been appointed pursuant to the Servicing Agreement as Servicer to service, administer and collect the Receivables and otherwise to enforce the rights and interests of the Borrower, the Administrative Agent, the Collateral Agent and the Secured Parties in and under the Receivables and the other Collateral. Until receipt by the Custodian of written notice, with a copy to the Borrower and the Servicer, from the Collateral Agent of the designation of a successor Servicer pursuant to the provisions of the Servicing Agreement, the Borrower, the Administrative Agent, and the Collateral Agent on behalf of the Secured Parties hereby authorize and instruct the Custodian to accept performance of CPS, as Servicer, as the agent of the Borrower, the Administrative Agent, the Collateral Agent and the Secured Parties with respect to matters relating to the servicing, administration and collection of the Receivables and the enforcement of the rights and interests of the Borrower, the Administrative Agent, the Collateral Agent and the Secured Parties in and under the Receivables and the other Collateral, including the discharge of any obligations (other than payment obligations) of the Borrower hereunder.

21. Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by overnight courier service or by electronic copy (accompanied by a telephonic confirmation of receipt thereof) and shall be deemed to be delivered for purposes of this Agreement (x) when delivered by hand or by nationally recognized overnight carrier (or upon refusal to accept such delivery) or (y) in the case of notice by fax, when sent and receipt confirmed by recipient, addressed as set forth above, with a copy of such notice sent by any other means provided in clause (x) above. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers, except with respect to the Collateral Agent and Administrative Agent which shall be made to their respective e-mail addresses) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to the Borrower:	Page Nine Funding LLC

3800 Howard Hughes Parkway Suite 1400

Las Vegas, Nevada 89169

Attn: Chief Financial Officer

Telecopier No.: (949) 255-8505

Telephone No.: (888) 646-0771

with a copy to:

Consumer Portfolio Services, Inc.

3800 Howard Hughes Parkway Suite 1400

Las Vegas, Nevada 89169

Attn: General Counsel

Telecopier No.: (949) 753-6897

Telephone No.: (888) 785-6691

If to the Servicer:	Consumer Portfolio Services, Inc.

3800 Howard Hughes Parkway Suite 1400

Las Vegas, Nevada 89169

Attn: Chief Financial Officer

Telecopier No.: (949) 255-8505

Telephone No.: (888) 646-0771

with a copy to:

Consumer Portfolio Services, Inc.

3800 Howard Hughes Parkway Suite 1400

Las Vegas, Nevada 89169

Attn: General Counsel

Telecopier No.: (949) 753-6897

Telephone No.: (888) 785-6691

If to Ares, in its capacity as Administrative Agent or Collateral Agent:

Ares Agent Services, L.P.

c/o Ares Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

Attention: Jeffrey Kramer, Vincent Salerno, Felix Zhang

Telephone No.: (646) 259-4827

E-Mail: jkramer@aresmgmt.com; vsalerno@aresmgmt.com; fzhang@aresmgmt.com with a copy to:

Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attn: Dan Hall

Telephone No.: (310) 201-4228

If to the Custodian:	~~Wells Fargo Bank, National Association~~

~~c/o~~ Computershare Trust Company, National Association

~~600 S. 4th Street~~1505 Energy Park Drive

~~MAC N9300–070~~

~~Minneapolis~~St. Paul, Minnesota ~~55415~~55108

Attention: Corporate Trust Services – Asset Backed Administration

~~Telecopier No.: (612) 667-3464~~

Email: abs.custody.vault@computershare.com

Telephone No.: (612) ~~667-8058~~448-7693

22. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

23. Consent to Service; Submission to Jurisdiction; Waiver of Trial by Jury. Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address set forth in Section 21 hereof. With respect to any claim arising out of this Agreement, each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process is made as set forth in this Section 23, or by any other lawful means. To the extent permitted by applicable law, each party irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or any matter arising hereunder.

24. Assignment; Binding Effect. No party to this Agreement may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, each Secured Party shall be a third-party beneficiary hereof.

25. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument. Delivery of an executed counterpart by facsimile or electronic means shall be equally effective as delivery of an originally executed counterpart.

26. Headings. The Section headings are not part of this Agreement and shall not be used in its interpretation.

27. Representations, Warranties and Covenants of the Custodian.

(a) The Custodian hereby represents and warrants to, and covenants with the Collateral Agent, for the benefit of the Secured Parties, the Administrative Agent and the Borrower that as of the date hereof and as of each Credit Date:

(i) The Custodian is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

(ii) The Custodian has the full power and authority to hold each Receivable and each other item in any Receivable File on behalf of the Borrower and the Collateral Agent, for the benefit of the Secured Parties, and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement, and has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitute the legal, valid and binding obligations of the Custodian, enforceable against it in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii) None of the execution and delivery of this Agreement, the receipt of Receivable Files by the Custodian, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of the Custodian’s charter or bylaws or any material agreement or instrument to which the Custodian is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Custodian or its property is subject;

(iv) There is no litigation pending or, to the Custodian’s knowledge, after due inquiry, threatened, which if determined adversely to the Custodian, would adversely affect the execution, delivery or enforceability of this Agreement, or any of the duties or obligations of the Custodian hereunder, or which would have a material adverse effect on the financial condition of the Custodian;

(v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Custodian of or compliance by the Custodian with this Agreement or the consummation of the transactions contemplated hereby or by the Credit Agreement; and

(vi) The Custodian has not been notified by any party that any third-party claims an interest in the Receivables or is requesting the Custodian to act as a bailee with respect to the Receivable Files.

(b) The Custodian covenants and warrants to the Collateral Agent, the Administrative Agent and the Borrower that as of the initial Credit Date, it holds no adverse interest, by way of security or otherwise, in any Receivable or Receivable File. The Custodian acknowledges and agrees that the execution of this Agreement and the creation of the custodial relationship hereunder does not create any interest, by way of security or otherwise, of the Custodian in or to any Receivable or Receivable File, other than the Custodian’s rights as custodian and Bailee hereunder.

28. Advice from Independent Counsel. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the others that is has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

29. Merger or Consolidation of the Custodian. Any corporation, banking association or trust company into which the Custodian may be merged or converted or consolidated with, or any corporation, banking association or trust company resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation, banking association or trust company succeeding to all or substantially all the corporate trust business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

30. Certain Remedies; Instructions of Collateral Agent, and Administrative Agent. The Custodian may, in its discretion (with the consent of the Collateral Agent and the Administrative Agent), and shall, at the direction of the Collateral Agent and the Administrative Agent, perform the Custodian’s duties and protect and enforce the Custodian’s rights and the rights of the Collateral Agent, the Administrative Agent and the Secured Parties under this Agreement by such appropriate actions and proceedings as the Custodian (with the consent of the Collateral Agent and the Administrative Agent), the Collateral Agent or the Administrative Agent shall deem most effective to protect and enforce any such rights, whether by bringing suit for the specific enforcement of any covenant or agreement in this Agreement or by the exercise of any power granted herein or therein, or by any other proper remedy or legal or equitable right vested in the Custodian under this Agreement or by applicable law.

31. Amendments. Subject to Section 13.3 of the Credit Agreement, no amendment or modification of any provision of this Agreement shall be effective without the written agreement of each of the parties hereto, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Custodian, the Borrower or the Servicer shall be effective without the written concurrence of the Collateral Agent, and the Administrative Agent.

32. No Proceedings. The Custodian hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings under any Debtor Relief Laws so long as any obligations of the Borrower under the Credit Agreement shall be outstanding or there shall not have elapsed one year and one day since the last day on which any such obligations shall have been outstanding.

[Signature page to follow.]

Schedule I

Specified Documents

With respect to each Receivable pledged under the Credit Agreement, the Specified Documents will consist of:

(a) (x) in the case of a Tangible Contract ~~(other than an Electronic Contract)~~, the fully executed original of the Contract (reflecting manual, electronic or facsimile signatures), including, in the case of a Electronic Contract which has been Exported, the physical rendering of the ~~related~~ Electronic Contract produced upon Export, together with the related document history report, (y) in the case of an Electronic Contract that constitutes Electronic Chattel Paper, a single Authoritative Copy of the executed Contract, and (z) in the case of an Electronic Contract that does not constitute Electronic Chattel Paper, the electronically authenticated original record of the executed Contract, in each case together with any additional original executed documents evidencing a modification to any of the foregoing documents, whether executed physically or electronically and whether maintained in tangible or electronic form; provided, that with respect to clauses (~~i)(~~y) and (~~i)(~~z), the Electronic Contract shall be maintained by an Electronic Vault Provider, rather than the Custodian, as a designated custodian of the Collateral Agent (for the benefit of the Secured Parties) in an Electronic Vault subject to an Electronic Collateral Control Agreement pursuant to Section 3.8 hereof; and

(b) the Lien Certificate reflecting the security interest of CPS (which shall use the name of “CPS (Consumer Portfolio Services, Inc.)”, “CPS”, “CPS, Inc.”, “Consumer Portfolio”, “Consumer Portfolio Services” or “Consumer Portfolio Services, Inc.”) in the Financed Vehicle or, if not yet received, a copy of the application therefor showing CPS as secured party, or a dealer guarantee of title naming CPS as beneficiary (with such Lien Certificate to be delivered to the Custodian within 180 days of the related origination date).

Schedule I

Schedule IA

[***]

Schedule IA

Schedule II

Fees

Computershare Trust Company, National Association (Computershare),

as successor to Wells Fargo Bank, N.A. as

Controlled Account Bank, Back-up Servicer and Custodian for CPS

$100,000,000 Ares Credit Facility

Schedule of Fees

November 24, 2015

I.	Account Acceptance Fee:	[***]

This fee covers all initial services including

•	Reviewing all transaction documents,
•	Accepting the transaction documents,
•	Executing and delivering the transaction documents,
•	Establishing the necessary records,
•	Implementing the necessary procedures including custodian and backup servicing and
•	Engaging the appropriate deal closing and on-going relationship team. Payment of this fee is not contingent on the closing of the transaction.

II.	Monthly Controlled Account Bank Fee:	[***]

The fee includes the required duties of the Controlled Account Bank and all other administrative and reporting functions required of the Controlled Account Bank under the transaction documents. The fee includes all wire transfer fees. ~~Wells Fargo~~Computershare accepts responsibility to:

•	Receive funds into the various trust accounts,
•	Invest trust funds per the Permitted Investments,
•	Execute payments and funding,
•	Distribute reporting including electronically,
•	Maintain the covenant items required of the Controlled Account Bank.

The fee will be drawn in monthly increments from the waterfall on a priority basis. This fee assumes ~~Wells Fargo~~Computershare is to receive funds for distribution at least one business day prior to distribution date. Funds will remain liquid with ~~Wells Fargo~~Computershare having use of the funds during this time to ensure fund availability for distribution

III.	Monthly Backup Servicing Fee:	[***]

~~Wells Fargo~~Computershare as Backup Servicer will establish preliminary procedures for the transfer of servicing responsibilities should the circumstances warrant. This fee includes the following:

•	Receipt of monthly data tape from the Primary Servicer
•	Reporting to transaction parties if the monthly data tape is not received,
•	Verifying certain and specific information on the monthly tape,
•	Reporting as indicated by the transaction documents including incomplete monthly data tape and any discrepancies between the data tape totals and the monthly report

Schedule II

This proposal assumes that the deal documents will contain appropriate Transition Costs for the Backup Servicer should a transfer of servicing be required. This proposal assumes that the transaction documents allow the Successor Servicer the ability to assume Servicing at the greater of the current servicing fee rate or $15 per loan, per month. ~~Wells Fargo~~Computershare will not assume the responsibility of Servicer Advancing should a transition be required.

IV.	Collateral Custody Fees:

Deposit and Certification of Loan Files:	[***]
Per File; includes inventory and review of documents in file and reinstatement of released and rejected files

Annual Safekeeping Fee:	[***]
Per File; Fee is pro-rated and billed monthly ($.20/file/month)

Final/Trailing Documents	[***]
Per occurrence; includes filing of documents in the File

Release Requests/Rejected Release Requests	[***]
Per occurrence; 48 hour turn around time, excludes shipping expenses

The fee includes the issuance of the initial trust receipt and exception report. The fee also includes monthly collateral reporting. The fee includes ~~Wells Fargo~~Computershare having Power of Attorney in order release collateral to the Borrower. This proposal assumes that ~~Wells Fargo~~Computershare is to receive an electronic file schedule prior to or with the shipment of files. This fee assumes the files are received by ~~Wells Fargo~~Computershare in consistent order including that the files are boxed in the same order as the electronic file schedule. In addition to the above, ~~Wells Fargo~~Computershare is not responsible for delivery fees pertaining to the shipment of the files to and from ~~Wells Fargo~~Computershare.

V.	Counsel Fee: Actual

Fees for counsel are billed at cost; cover both draft and final documentation. Fee includes an enforceability opinion. Should other opinions be required, notice will be given in advance concerning the billing of additional amounts. Any out-of-pocket expenses will be billed in addition to the above. Fee is not contingent on the transaction closing and is payable the earlier of 30 days from acceptance or at closing.

VI.	Miscellaneous:

The fees set forth above are subject to the review and acceptance of final documentation and are subject to change should circumstances warrant. Additional out-of-pocket expenses may be billed in addition to the above but are not limited to, travel expenses for trust officers attending out of town closings and due diligence visits. Any fees charged for services not specifically covered in this proposal will be assessed in amounts commensurate with the services rendered.

Schedule II

VII.	Extraordinary Services Fee:

ABS Senior Mgr. or equivalent	[***]
or equivalent
or equivalent
Staff

Fees for services performed by ~~Wells Fargo~~Computershare as Trustee that are not specifically covered by the above including but not limited to litigation, bankruptcy, transition time, and default administration. The Extraordinary Services Fee is in addition to the basic trustee fee designed to compensate the Trustee for the performance of its duties under normal circumstances (the basic trustee fee is incorporated into the Administration Fee, above). The Extraordinary Services Fee is intended to provide compensation to ~~Wells Fargo~~Computershare (on an hourly basis) for extraordinary services it actually provides above and beyond its normal administrative functions.

Schedule II

Exhibit 1 to

Custodial and Collateral Agency Agreement

REQUEST FOR RELEASE OF DOCUMENTS

[______, 20__]

To:	~~Wells Fargo Bank~~Computershare Trust Company, National Association

ABS Custody Vault

1055 10th Avenue SE

~~MAC N9401–011~~

Minneapolis, Minnesota 55414

Attention: Corporate Trust Services – Asset Backed Administration

~~Telephone: (612) 667-8058~~

~~Facsimile: (612) 667-1080~~

Email: abs.custody.vault@computershare.com

Re:	Custodial and Collateral Agency Agreement (the “Agreement”) dated as of November 24, 2015 among Page Nine Funding LLC, as the Borrower, Consumer Portfolio Services, Inc., as the Servicer, Ares Agent Services, L.P., as the Administrative Agent and as the Collateral Agent, and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as the Custodian

In connection with the administration of the Receivables and related Receivable Files held by you as the Custodian for the Collateral Agent, for the benefit of the Secured Parties, we request the release, and acknowledge receipt of the [Receivable File/specify documents] for the Receivable(s) described below, for the reason(s) indicated.

Obligor’s Name, Address & ZIP Code:

Receivable Number:

Reason for Requesting Documents (check one)

1.	Receivable paid in full

2.	Receivable repurchased in accordance with Section 2.10 of the Credit Agreement

3.	Repossession and Liquidation

4.	Receivable to be delivered to counsel for enforcement

5.	Other (explain) ______________________________________________

Exh 1-1

If part of the Receivable File was previously released to us, please release to us our previous Request for Release of Documents on file with you, as well as any additional documents in your possession relating to the above specified Receivable.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Agreement.

CONSUMER PORTFOLIO SERVICES, INC.

By:
Name:
Title:
Date:

Ship Receivables File to:

___________________________________

___________________________________

___________________________________

Exh 1-2

Exhibit 2 to

Custodial and Collateral Agency Agreement

[______, 20__]

TRUST RECEIPT AND CERTIFICATION

Page Nine Funding LLC

3800 Howard Hughes Parkway, Suite 1400

Las Vegas, Nevada 89169

Consumer Portfolio Services, Inc.

3800 Howard Hughes Parkway, Suite 1400

Las Vegas, Nevada 89169

Ares Agent Services, L.P.

c/o Ares Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

Attention: Jeffrey Kramer, Vincent Salerno, Felix Zhang

Re:	Custodial and Collateral Agency Agreement (the “Agreement”) dated as of November 24, 2015 among Page Nine Funding LLC, as the Borrower, Consumer Portfolio Services, Inc., as the Servicer, Ares Agent Services, L.P., as the Administrative Agent and as the Collateral Agent, and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as the Custodian

Ladies and Gentlemen:

In accordance with the provisions of Section 4 of the Agreement, the undersigned, as the Custodian, hereby certifies that, as to each Receivable listed in the Receivables Schedule dated _______, 20__, a copy of which is attached hereto, it has reviewed the Receivable Files delivered to it pursuant to Section 3 of the Agreement and has determined that it has received a complete Receivable File for each Receivable identified on such Receivables Schedule (other than (i) any Receivable paid in full or (ii) any Receivable listed on the Schedule of Deficiencies attached hereto, which schedule notes any exceptions).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Exh 2-1

The Custodian has made no independent examination of such documents beyond the review specifically required in the Agreement. The Custodian makes no representations as to the: (i) validity, legality, sufficiency, enforceability or genuineness of any such documents contained in the Receivable File related to any of the Receivables identified on the Receivables Schedule other than that such documents are fully executed, or (ii) collectability, insurability, effectiveness or suitability of any such Receivable.

The Custodian further acknowledges that it is holding the Receivable Files exclusively as custodian, agent and bailee in trust for the benefit of the Collateral Agent on behalf of the Secured Parties.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Agreement.

~~WELLS FARGO BANK~~COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as the Custodian

By: ____________________________________

Name:

Title:

Exh 2-2

SCHEDULE OF DEFICIENCIES:

Schedule of Deficiencies

Exhibit 3 to

Custodial and Collateral Agency Agreement

Authorized Representatives of Page Nine Funding LLC

[***]

Exh 3-1

Exhibit 4

Custodial and Collateral Agency Agreement

CONFIRMATION AND NOTICE OF PLEDGE

[______, 20__]

~~Wells Fargo Bank, National Association~~

~~c/o~~ Computershare Trust Company, National Association

~~600 S. 4th Street~~1505 Energy Park Drive

~~MAC N9300–070~~

~~Minneapolis~~St. Paul, Minnesota ~~55415~~55108

Attention: Corporate Trust Services – Asset Backed Administration

~~Telecopier No.: (612) 667-3464~~Email: abs.custody.vault@computershare.com

Telephone No.: (612) ~~667-8058~~ 448-7693

Ladies and Gentlemen:

The undersigned hereby notifies you, as the Custodian, that the Receivables and related Receivable Files specified in the attached Schedule A (the “Receivables Schedule”) will be pledged by the Borrower pursuant to a Security Agreement, dated as of November 24, 2015 (as may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Security Agreement”), by and among Page Nine Funding LLC, as the Borrower, and Ares Agent Services, L.P, as Collateral Agent, and, upon purchase by the undersigned and pledge of such Receivables to the Collateral Agent pursuant to the Security Agreement, are to be held by you as bailee of, and agent for, the Collateral Agent, as secured party for the benefit of the Secured Parties, pursuant to the provisions of the Custodial and Collateral Agency Agreement dated as of November 24, 2015 (as may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”) among Page Nine Funding LLC, as the Borrower, Consumer Portfolio Services, Inc., as the Servicer, Ares Agent Services, L.P., as Administrative Agent, and as Collateral Agent, and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as the Custodian, until released or transferred as provided in the Custodial Agreement. Capitalized words used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Custodial Agreement.

Exh 4-1

A security interest in the Receivables has been granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Credit Agreement and the Security Agreement. On the Credit Date immediately following the delivery of your Trust Receipt pursuant to the provisions of the Custodial Agreement, you are instructed to enter the Collateral Agent’s name and address in your records as the pledgee of such Receivables (Receivables as to which no Deficiencies have been reported or such Deficiencies have been waived or cured in accordance with Section 5 of the Agreement) and to promptly provide to the Collateral Agent an acknowledgment of this Notice of Pledge by signing in the space provided below and delivering an acknowledged copy of this Notice of Pledge to the Collateral Agent and Administrative Agent at Ares Agent Services, L.P., c/o Ares Management LLC, 245 Park Avenue, 42nd Floor, New York, NY 10167, Attention: Jeffrey Kramer, Vincent Salerno, Felix Zhang, E-Mail: jkramer@aresmgmt.com; vsalerno@aresmgmt.com; fzhang@aresmgmt.com. Such acknowledgment will serve to confirm that this Notice of Pledge has been duly received by you and that (i) the related Receivable Files are being held by you as bailee of and for the benefit of, and collateral agent for, the Collateral Agent, for the benefit of the Secured Parties, and (ii) you have duly reflected on your records that the Collateral Agent, for the benefit of the Secured Parties, has been granted a security interest in and to such Receivables and related Receivable Files all in accordance with the provisions of the Custodial Agreement.

PAGE NINE FUNDING LLC

By:
Name:
Title:
Date:

ACKNOWLEDGED BY:

~~WELLS FARGO BANK~~COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as the Custodian

By:
Name:
Title:
Date:

Exh 4-2

Schedule A

Receivables Schedule

Schedule A

ANNEX C

[attach Purchase Agreement]

Conformed through

First Amendment to Receivables Purchase Agreement

RECEIVABLES PURCHASE AGREEMENT

between

PAGE NINE FUNDING LLC,

as Purchaser,

and

CONSUMER PORTFOLIO SERVICES, INC.,

as Seller,

Dated as of

November 24, 2015

TABLE OF CONTENTS

i

Section 6.8	Consent of Jurisdiction	18
Section 6.9	Waiver of Jury Trial	18
Section 6.10	Intention of Parties Regarding Delaware Securitization Act	18
Section 6.11	Pledge by Purchaser	18
Section 6.12	No Assignment Generally	18
Section 6.13	Assignment by Purchaser	18

EXHIBITS:

Exhibit A – Form of Assignment

Exhibit B – Form of Addition Notice

ii

This RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 24, 2015, between Page Nine Funding LLC, a Delaware limited liability company (“Purchaser”) and Consumer Portfolio Services, Inc., a California corporation (“Seller”).

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, from time to time, the rights of the Purchaser in, to and under certain motor vehicle retail installment sale contracts;

WHEREAS, Purchaser intends to finance such purchases by entering into a Revolving Credit Agreement, dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Purchaser, Seller, the financial institutions from time to time party thereto, as lenders (the “Lenders”), Credit Suisse AG, New York Branch (“CS”), as representative for the Class A Lenders thereunder (together with its successors and assigns, in such capacity, the “Class A Agent”) and as collateral agent (together with its successors and assigns, in such capacity, the “Collateral Agent”), and Ares Agent Services, L.P., as administrative agent for the Lenders (together with its successors and assigns, in such capacity, the “Administrative Agent”), under which (subject to the terms, conditions and limitations set forth therein) the Lenders have agreed to make Revolving Loans from time to time to Purchaser, secured by the Receivables, the Other Conveyed Property (as defined herein) and all other assets of the Purchaser; and

WHEREAS, Seller is willing to sell such Receivables and the Other Conveyed Property to Purchaser from time to time.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1Definitions. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the schedules, sections and subsections referred to below. Capitalized terms used and not defined herein have the meaning given to such terms in the Credit Agreement.

“Addition Notice” means, with respect to any transfer of Receivables to Purchaser pursuant to Section 2.1(b) of this Agreement, notice of Seller’s election to transfer Receivables to Purchaser, such notice to designate the related Purchase Date and (i) with respect to Bravo Receivables, the aggregate Net Dealer Advance and (ii) with respect to Ordinary Receivables, the aggregate principal amount of such Receivables, in each case, to be transferred on such Purchase Date, substantially in the form of Exhibit B to this Agreement.

“Administrative Agent” has the meaning given to such term in the recitals to this Agreement.

“Agreement” means this Receivables Purchase Agreement and any amendment, supplement, restatement or modification hereof that may be made in accordance with the terms of the Credit Agreement.

“Assignment” means an Assignment from Seller to Purchaser with respect to the Receivables and Other Conveyed Property to be conveyed by Seller to Purchaser on any Purchase Date, in substantially the form of Exhibit A to this Agreement.

“Class A Agent” has the meaning given to such term in the recitals to this Agreement. “Collateral Agent” has the meaning given to such term in the recitals to this Agreement. “Conveyed Property” means, collectively, the Receivables and the Other Conveyed Property.

1

“CPS Traditional Programs” means CPS Preferred, Super Alpha, Alpha Plus, Alpha, Standard, Delta Mercury and First-time Buyer as described in the Underwriting Policies.

“Credit Agreement” has the meaning given to such term in the recitals to this Agreement. “CS” has the meaning given to such term in the recitals to this Agreement.

“Cutoff Date” means, with respect to a Receivable or Receivables, the date specified as such for such Receivable or Receivables in the applicable Assignment.

“Defective Receivable” means a Receivable that is subject to repurchase pursuant to Section 3.2 of this Agreement.

“Exception Report” means an exception report delivered pursuant to Section 6(d) of the Custodial Agreement.

“FDI” means FDI Computer Consulting, Inc., a California corporation doing business as FDI Collateral Management.

“Insolvency Event” means, with respect to a specified Person, (a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of sixty (60) consecutive days or an order or decree for the requested relief is earlier entered or issued; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification (paper or electronic) issued by the Registrar of Titles of the applicable state (or by the Title Intermediary on behalf of the applicable state) to a secured party that indicates that the lien of the secured party on the Financed Vehicle is recorded with the state for purposes of establishing the existence and priority of a secured party’s Lien on such Financed Vehicle. In any jurisdiction in which the original certificate of title is required to be given to the registered owner of the Financed Vehicle, the term “Lien Certificate” shall mean only a certificate of lien or other notification (paper or electronic) issued to a secured party.

“Net Cost Basis” means, as of the relevant Cutoff Date, (a) with respect to a Bravo Receivable, the related Net Dealer Advance minus that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal with respect to such Receivable, and (b) with respect to an Ordinary Receivable, the greater of (i) the amount funded to the applicable Dealer in connection with the purchase of the applicable Financed Vehicle minus that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal with respect to such Receivable and (ii) the UPB.

“Other Conveyed Property” means all property of the type described in clauses (ii) through (x) of Section 2.1(a) that is conveyed by Seller to Purchaser from time to time pursuant to this Agreement or any Assignment.

“Purchase Date” means each Business Day on which Purchaser acquires Receivables from Seller pursuant to the terms of this Agreement.

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“Purchase Price” means, with respect to each Receivable and related Other Conveyed Property transferred to Purchaser on any Purchase Date, an amount equal to the Net Cost Basis of such Receivable to Seller on such Purchase Date.

“Purchaser” means Page Nine Funding LLC, a Delaware limited liability company, and its successors in interest to the extent permitted hereunder.

“Registrar of Titles” means, with respect to any State, the governmental agency or body responsible for the registration of, and, as applicable, the issuance of certificates of titles relating to, motor vehicles and liens thereon.

“Related Receivables” means, with respect to a Purchase Date and the related Cutoff Date, the Receivables listed on Schedule A to the applicable Assignment executed and delivered by Seller with respect to such Purchase Date.

“Schedule of Receivables” means collectively, all of the schedules of Receivables purchased by Purchaser pursuant to this Agreement and each Assignment, with each such individual schedule to be attached as Schedule A to the related Assignment, as amended or supplemented from time to time upon each transfer of Receivables or in accordance with the terms of this Agreement.

“Securitization Act” has the meaning given to such term in Section 6.10.

“Seller” means Consumer Portfolio Services, Inc., a California corporation, and its successors in interest to the extent permitted hereunder.

“Title Intermediary” means FDI or another title administration service provider approved in writing by the Collateral Agent and which the Servicer has confirmed that such Title Intermediary is authorized by the Registrar of Titles to conduct electronic lien and titling transactions with respect to Financed Vehicles.

“Trust Receipt” has the meaning given to such term in the Custodial Agreement.

Section 1.2 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect on the date of determination or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

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(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.1Conveyance of Receivables.

(a) In consideration of Purchaser’s delivery to or at the direction of Seller on any Purchase Date of the Purchase Price therefor, Seller agrees to sell, transfer, assign, set over and otherwise convey to Purchaser, without recourse (except as otherwise provided herein or in the other Credit Documents) all right, title and interest of Seller, whether now existing or hereafter arising, in, to and under:

(i) the Receivables listed in Schedule A to each Assignment executed and delivered by Seller on such Purchase Date and all monies received under or in respect of such Related Receivables and Financed Vehicles, in each case, on and after the related Cutoff Date, including all Net Liquidation Proceeds in respect thereof, and the right to service such Receivables;

(ii) the security interests in the related Financed Vehicles granted by the related Obligors pursuant to the Related Receivables and any other interest of Seller in such Financed Vehicles, including, without limitation, the certificates of title and any other evidence of ownership with respect to such Financed Vehicles;

(iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates or any vendor’s single interest (VSI) policy, if any, relating to the related Financed Vehicles or the related Obligors, including any rebates or premiums;

(iv) property (including the right to receive future Liquidation Proceeds) that secures a Related Receivable and that has been acquired pursuant to the liquidation of such Related Receivable;

(v) refunds for the costs of extended service contracts with respect to the related Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering a related Obligor or Financed Vehicle or his or her obligations with respect to such Financed Vehicle and any recourse to Dealers for any of the foregoing;

(vi) the Receivable File related to each Related Receivable and any and all other documents that Seller (or its designee) keeps on file in accordance with its customary procedures relating to the Related Receivables, the related Obligors or the related Financed Vehicles;

(vii) any proceeds from recourse against Dealers including with respect to the sale of the Related Receivables;

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(viii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing;

(ix) any proceeds from claims on “errors and omissions” insurance policies and employee fidelity insurance policies related to the Related Receivables or the Obligors thereunder;

(x) the data file with respect to the Related Receivables; and

(xi) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

(b) Seller shall transfer to Purchaser the Receivables and the Other Conveyed Property described in paragraph (a) above only upon the satisfaction of each of the conditions set forth below on or prior to the related Purchase Date.

(i) by no later than 1:00 p.m. (New York City time) on the second (2nd) Business Day prior to such Purchase Date, Seller shall have provided Purchaser, Servicer, the Backup Servicer, and each Agent with (A) an Addition Notice substantially in the form of Exhibit B hereto (which shall include a supplement to the Schedule of Receivables) and (B) a data tape or other electronic file containing information regarding the Related Receivables that the Administrative Agent or the Controlling Agent may request, in each case with respect to the Conveyed Property, to be transferred on such Purchase Date, and shall have provided any information reasonably requested by any of the foregoing with respect to Purchaser, Servicer or the Related Receivables;

(ii) Seller shall have deposited in the Collection Account all collections received (if any) on and after the Cutoff Date in respect of the Related Receivables to be purchased on such Purchase Date;

(iii) as of each Purchase Date, (A) Seller shall be Solvent and shall not become insolvent as a result of the transfer of Related Receivables on such Purchase Date, (B) Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of Seller shall not constitute unreasonably small capital to carry out its business as then conducted;

(iv) an Event of Default or Funding Termination Event shall not have occurred;

(v) each of the representations and warranties made by Seller pursuant to Section 3.1 with respect to the Related Receivables to be purchased on such Purchase Date shall be true and correct as of the related Purchase Date and Seller shall have performed all obligations to be performed by it hereunder or in any Assignment on or prior to such Purchase Date;

(vi) Seller shall have taken all action required to maintain (A) the ownership interest of Purchaser in the Related Receivables and Other Conveyed Property and (B) the first priority perfected security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral;

(vii) other than with respect to selection procedures resulting from differences between the Eligibility Criteria and eligibility criteria of any other Warehouse Facility, no selection procedures adverse to the interests of Purchaser or the Lenders, in the sole determination of the Administrative Agent, shall have been utilized in selecting the Related Receivables to be sold on such Purchase Date; provided that so long as Bravo Receivables are (i) ineligible for financing under any other Warehouse Facility or (ii) not eligible for term securitizations without materially and adversely affecting the marketability of, or ratings of securities to be issued in, such securitization, the foregoing requirement shall be inapplicable with regard to Bravo Receivables;

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(viii) no Servicer Termination Event shall have occurred and be continuing;

(ix) Seller shall have delivered the related Receivable Files to the Custodian no later than two (2) Business Days prior to the requested Purchase Date, and the Custodian shall have confirmed receipt of the related Receivable Files for each Related Receivable and shall have delivered a copy to each Agent of a Trust Receipt and Exception Report with respect to the Receivable Files related to the Related Receivables to be purchased on such Purchase Date;

(x) Seller shall have executed and delivered to each Agent an Assignment in the form of Exhibit A with respect to the Related Receivables and the Other Conveyed Property related thereto to be purchased on such Purchase Date; and

(xi) Seller shall have delivered to the Administrative Agent, the Collateral Agent and the Controlling Agent a certificate of an Authorized Officer confirming the satisfaction of each condition precedent specified in this Section 2.1(b).

Section 2.2Payment of Purchase Price. In consideration for the sale of the Related Receivables and Other Conveyed Property described in Section 2.1(a) or the related Assignment, Purchaser shall, on each Purchase Date on which Related Receivables are transferred hereunder, pay to or upon the order of Seller the applicable Purchase Price. To the extent that the Purchase Price of a Receivable exceeds the amount advanced to the Purchaser under the Credit Agreement for such Receivable, such excess shall be deemed to constitute a capital contribution by Seller to Purchaser. Purchaser and Seller agree that the Purchase Price represents and shall represent fair and reasonably equivalent value for the Receivables then sold and purchased.

Section 2.3 Transfers Intended as Sales.

(a) It is the intention of Seller and Purchaser that each transfer and assignment contemplated by this Agreement and each Assignment shall constitute a sale of the Related Receivables and Other Conveyed Property from Seller to Purchaser free and clear of all Liens and rights of others on a servicing-released basis and it is intended that the beneficial interest in and title to the Related Receivables and Other Conveyed Property shall not be part of Seller’s estate in the event of the filing of a petition by or against Seller under any bankruptcy or insolvency law or any other commencement of an Insolvency Proceeding. In the event that, notwithstanding the intent of Seller and Purchaser, any transfer and assignment (or purported transfer and assignment) contemplated by this Agreement or any Assignment is held to constitute a secured financing, or otherwise is held not to constitute an absolute transfer and assignment of all of Seller’s right, title and interest in, to and under the applicable Conveyed Property, this Agreement and each Assignment shall constitute a security agreement under applicable law and Seller hereby grants to Purchaser a security interest in the Related Receivables and Other Conveyed Property, which security interest has been assigned to the Collateral Agent for the benefit of the Secured Parties.

(b) The Purchaser will acquire the Related Receivables and Other Conveyed Property on each Credit Date on a servicing-released basis. Consistent with the foregoing, as between the parties to this Agreement, following the Closing Date, the Purchaser shall, subject to the Servicing Agreement, have the sole right to service, administer and collect the Related Receivables and Other Conveyed Property and to assign and/or delegate such right to any Person and, except as specifically set forth herein, the Seller or any of its respective Affiliates shall have no obligation to service, administer or collect the Related Receivables and Other Conveyed Property after the related Credit Date.

Section 2.4 Further Encumbrance of Receivables and Other Conveyed Property.

(a) Immediately upon the conveyance to Purchaser by Seller of the Related Receivables and Other Conveyed Property pursuant to Section 2.1 and the related Assignment, all right, title and interest of Seller in and to such Related Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in Purchaser.

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(b) Immediately upon the vesting of any Related Receivables and the related Other Conveyed Property in Purchaser, Purchaser shall have the sole right to pledge or otherwise encumber such Related Receivables and the related Other Conveyed Property. Pursuant to the Credit Agreement, Purchaser has granted a security interest in the Related Receivables and the Other Conveyed Property to secure the repayment of the Revolving Loans and the other Obligations.

Section 2.5Authorization to File Financing Statements. Seller hereby authorizes Purchaser, the Administrative Agent and the Collateral Agent to file all financing statements, continuation statements, amendments to financing statements, and other instruments, in any jurisdictions and with any filing office, as Purchaser, the Collateral Agent or the Administrative Agent may determine to be necessary, advisable or prudent to perfect, make effective, continue or maintain the perfection of the assignments, transfers and security interests granted from time to time by Seller to Purchaser under Section 2.1 and each Assignment. Any such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as Purchaser, the Collateral Agent or the Administrative Agent may determine is necessary, advisable or prudent to ensure the perfection of such assignments, transfers and the security interests.

ARTICLE III

THE RECEIVABLES

Section 3.1Representations and Warranties of Seller. Seller makes the following representations and warranties to Purchaser as to the Receivables conveyed to Purchaser pursuant to Section 2.1(a) above, on which Purchaser relies in acquiring the Receivables, and on which each Lender will rely in making the Revolving Loans pursuant to the Credit Agreement. Such representations and warranties are made with respect to the Receivables conveyed on each Purchase Date, and are made as of such Purchase Date and the related Cutoff Date, but shall survive the sale, transfer and assignment of the Receivables to Purchaser and the pledge thereof by Purchaser to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement:

(a) Characteristics of Receivables. Each Related Receivable is an Eligible Receivable.

(b) Schedule of Receivables. The information with respect to the Related Receivables set forth in Schedule A to the related Assignment is true and correct in all material respects as of the close of business on the related Cutoff Date.

(c) Adverse Selection. Other than with respect to selection procedures resulting from differences between the Eligibility Criteria and eligibility criteria of any other Warehouse Facility, no selection procedures adverse to any Credit Party, in the sole determination of the Administrative Agent, have been utilized in selecting the Related Receivables to be sold hereunder and thereunder; provided that so long as Bravo Receivables are (i) ineligible for financing under any other Warehouse Facility or (ii) not eligible for term securitizations without materially and adversely affecting the marketability of, or ratings of securities to be issued in, such securitization, the foregoing requirement shall be inapplicable with regard to Bravo Receivables.

(d) Compliance with Law. Each Related Receivable, the sale of the Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended warranties or service contracts complied at the time the Related Receivable was originated or made and at the execution of the applicable Assignment complies in all material respects with all requirements of Applicable Law. Each Receivable has been serviced in compliance with all Applicable Law.

(e) No Government Obligor. None of the Related Receivables are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

(f) No Fleet Sales. None of the Receivables have been included in a “fleet” sale (i.e., a sale to any single Obligor of more than five (5) Financed Vehicles).

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(g) Security Interest in Financed Vehicle. Immediately subsequent to the sale, assignment and transfer thereof to Purchaser, each Related Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of Seller as secured party which security interest has been validly assigned to Purchaser and subsequently validly pledged to the Collateral Agent for the benefit of the Secured Parties, and such assigned security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created, except for Permitted Liens that may arise after the related Cutoff Date.

(h) Receivables in Force. No Related Receivable has been satisfied, subordinated or rescinded, nor has any related Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

(i) No Waiver. Except as permitted under Section 2.2 of the Servicing Agreement and Section 3.1(j) below, no provision of a Related Receivable has been waived, altered or modified in any respect since its origination. No Related Receivable has been modified as a result of application of the Servicemembers Civil Relief Act, as amended, or other Applicable Law, except to the extent that such modification is reflected in the terms of such Receivable as delivered to the Custodian, and the Receivable as so modified is an Eligible Receivable.

(j) No Amendments. Except as permitted under Section 2.2 of the Servicing Agreement, no Related Receivable has been amended, modified, waived or refinanced except as such Related Receivable may have been amended in accordance with the Collection Policy.

(k) No Defenses. No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any Related Receivable. The operation of the terms of any Related Receivable or the exercise of any right thereunder will not render such Related Receivable unenforceable in whole or in part and such Receivable is not subject to any such right of rescission, setoff, counterclaim, or defense.

(l) No Liens. As of the related Cutoff Date, (a) there are no liens or claims existing or which have been filed for work, labor, storage or materials relating to a Financed Vehicle financed under a Related Receivable that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Related Receivable and (b) there is no lien against the Financed Vehicle financed under a Related Receivable for delinquent taxes.

(m) No Default; Repossession. Except for Scheduled Receivable Payments (other than the initial Scheduled Receivable Payment for such Receivable) that are not more than thirty (30) days past due with respect to no more than [***] of any such Scheduled Receivable Payment, no default, breach, violation or event permitting acceleration under the terms of any Related Receivable has occurred; and no continuing condition that with notice or the lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of any Related Receivable has arisen; and Seller shall not waive and has not waived any of the foregoing (except in a manner consistent with Section 2.2 of the Servicing Agreement) and no Financed Vehicle financed under a Related Receivable shall have been repossessed.

(n) Insurance; Other. (i) (A) Each Obligor under the Related Receivables has obtained an insurance policy covering the Financed Vehicle as of the execution of such Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage, (B) Seller and its respective successors and assigns are named the loss payee or an additional insured of each such insurance policy, (C) each such insurance policy is in an amount at least equal to the lesser of (1) the Financed Vehicle’s actual cash value and (2) the remaining UPB of the Related Receivable, and (D) each Related Receivable requires the Obligor to obtain and maintain such insurance naming Seller and its respective successors and assigns as loss payee or an additional insured, (ii) each Related Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming Seller as policyholder (creditor) under each such insurance policy and certificate of insurance, (iii) as to each Related Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Related Receivable is covered by an extended service contract, and (iv) as of the related Cutoff Date, no Financed Vehicle is or had previously been insured under a policy of forced-placed insurance.

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(o) Title. It is the intention of Seller that each transfer and assignment herein contemplated constitutes a sale of the Related Receivables and the related Other Conveyed Property from Seller to Purchaser and that the beneficial interest in and title to such Related Receivables and related Other Conveyed Property not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. No Related Receivable or related Other Conveyed Property has been sold, transferred, assigned, or pledged by Seller to any Person other than Purchaser and by Purchaser to any Person other than the Collateral Agent. Immediately prior to each transfer and assignment herein contemplated, Seller had good and marketable title to each Related Receivable and related Other Conveyed Property and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof to Purchaser and Purchaser shall have good and marketable title to the Receivables and the Other Conveyed Property and shall be the sole owner thereof, free and clear of all Liens and, immediately upon the pledge thereof to the Collateral Agent under the Security Agreement, the Collateral Agent for the benefit of the Secured Parties, shall have a valid and enforceable security interest in the Collateral, free and clear of all liens, encumbrances, security interests, and rights of others, and each such transfer and pledge has been perfected under the UCC. No Dealer has a participation in, or other right to receive, proceeds of any Receivable.

(p) Lawful Assignment; No Consent Required. No Related Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Related Receivable under this Agreement or the pledge of such Related Receivable under the Security Agreement shall be unlawful, void, or voidable. Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Related Receivables. For the validity of such sales, transfers, assignments and pledges, no consent by any Dealer, Obligor or any other Person is required under any agreement or applicable law.

(q) Perfection. All filings (including, without limitation, UCC filings) and other actions necessary in any jurisdiction to give (i) Purchaser a first priority perfected ownership interest and security interest (within the meaning of Section 1-201(37) of the UCC) in the Conveyed Property, including, without limitation, the proceeds of the Receivables (to the extent that Purchaser can obtain such first priority perfected security interest pursuant to one or more filings), and (ii) the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral, have, in each case, been made, taken or performed.

(r) Receivable File; One Original. Seller has delivered to the Custodian, in accordance with the terms of the Custodial Agreement, a complete Receivable File with respect to each Related Receivable, and the Custodian has delivered to the Collateral Agent, the Servicer and Purchaser an original Trust Receipt and Exception Report therefor. There is only one original executed copy, or, in the case of an Electronic Contract, there is only a single Authoritative Electronic Copy, of each Receivable. The Servicer has in its possession all other relevant documents with respect to the Receivables, including without limitation the related credit application and verification of insurance.

(s) Chattel Paper. Each Related Receivable constitutes ~~“tangible chattel paper” under the UCC.~~either Tangible Chattel Paper or Electronic Chattel Paper. Each Related Receivable that is an Electronic Contract was originated in electronic form and executed using digital signatures of all the parties thereto, in compliance with the Uniform Electronic Transactions Act (UETA) and the Electronic Signatures in Global and National Commerce Act (ESIGN Act). Neither Seller nor the Servicer or any other Person has communicated an Authoritative Electronic Copy of any Related Receivable that is an Electronic Contract to any Person other than the Custodian. The Administrative Agent has received an opinion from counsel to the Seller prior to the inclusion of any Electronic Chattel Paper in the Collateral.

(t) Title Documents. The Lien Certificate of the related Financed Vehicle for such Related Receivable shows, or, if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will be received within one hundred eighty (180) days of the origination date of such Related Receivable and will show, the Seller named as the original secured party under the Related Receivable as the holder of a first priority security interest in such Financed Vehicle. The Collateral Agent has the same rights as the Seller has or would have (if the Seller were still the owner of the Receivable) against all parties claiming an interest in such Financed Vehicle, and such rights have been validly pledged, to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement. With respect to each Related Receivable for which a Lien Certificate has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related Dealer that such Lien Certificate showing the Seller as first lienholder has been applied for.

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(u) Valid and Binding Obligation of Obligor. Each Related Receivable is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby. Each Related Receivable is not subject to any right of set-off by the Obligor.

(v) Characteristics of Obligors. As of the date of each Obligor’s application for credit from which the Related Receivable arises, such Obligor was an Eligible Obligor. Except with respect to any Post-Petition Receivable, during the period from the date of each Obligor’s application for financing of the Financed Vehicle from which the related Receivable arises to the applicable Purchase Date, no Obligor is or has been the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding.

(w) Casualty and Impounding. No Financed Vehicle financed under a Related Receivable has suffered a casualty and Seller has not received any notice that any Financed Vehicle has been impounded.

(x) Full Amount Advanced; No Agreement to Lend. The full amount of each Receivable has been advanced to each Obligor, and there are no requirements for future advances thereunder. The Obligor with respect to each Related Receivable does not have any option under the Receivable to borrow from any Person any funds secured by the Financed Vehicle.

(y) Obligation to Dealers or Others. Purchaser and its assignees will assume no obligation to Dealers or other originators or holders of the Related Receivables (including, but not limited to under Dealer reserves) as a result of its purchase of the Related Receivables.

(z) No Impairment. Neither Seller nor Purchaser has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Related Receivables or otherwise to impair the rights of Purchaser or any Credit Party in any Related Receivable or the proceeds thereof.

(aa) Receivables Not Assumable. No Related Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to Purchaser or Seller with respect to such Related Receivable.

(bb) Servicing. The servicing of each Related Receivable and the collection practices relating thereto have been lawful and in accordance with the Collection Policy; and other than the Servicer and the Backup Servicer pursuant to the Credit Documents, no other person has the right to service the Receivable.

(cc) Creation of Security Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables and the Other Conveyed Property in favor of Purchaser, which security interest is prior to all other Liens (other than the Liens of the Collateral Agent under the Security Agreement) and is enforceable as such as against creditors of and purchasers from Seller. The Security Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, which security interest is prior to all other Liens.

(dd) Perfection of Security Interest in Receivables and Other Conveyed Property. Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law and the transfer of “control” within the meaning of the UCC to the Collateral Agent, in order to perfect the first priority security interest in the Receivables and the Other Conveyed Property granted to Purchaser hereunder pursuant to Section 2.3 and the related Assignment.

(ee) Perfection of Security Interest in the Collateral. Purchaser has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the first priority security interest in the Receivables and the other Collateral granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

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(ff) Perfection of Security Interests in Financed Vehicles. Seller has taken all steps necessary to perfect its security interest against the Obligors in the Financed Vehicles securing the Receivables and such security interest has been validly assigned by Seller to Purchaser and pledged by Purchaser to the Collateral Agent for the benefit of the Secured Parties.

(gg) No Other Security Interests - Seller. Other than the security interest granted to Purchaser pursuant to Section 2.3 and the related Assignment, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the Other Conveyed Property, other than such security interests as are released at or before the conveyance thereof. Seller has not authorized the filing of and is not aware of any financing statements filed against Seller that include a description of collateral covering any portion of the Receivables and the Other Conveyed Property other than any financing statement relating to the security interest granted to Purchaser hereunder or that has been terminated or released as to the Receivables and the Other Conveyed Property. Seller is not aware of any judgment or tax lien filings against Seller.

(hh) No Other Security Interests - Purchaser. Other than the security interest in the Collateral granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement, Purchaser has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. Purchaser has not authorized the filing of and is not aware of any financing statements filed against Purchaser that include a description of collateral covering any portion of the Collateral other than any financing statement relating to the security interests described in the preceding sentence, or a security interest that has been terminated or released with respect to the Collateral. Purchaser is not aware of any judgment or tax lien filings against Purchaser.

(ii) Notations on Contracts; Financing Statement Disclosure. The Custodian has in its possession copies of all Contracts that constitute or evidence the Receivables. The Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Purchaser and/or the Collateral Agent for the benefit of the Secured Parties. All financing statements filed or to be filed against Seller in favor of Purchaser in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”

(jj) Records. On or prior to each Purchase Date, Seller will have caused its records (including electronic ledgers) relating to each Related Receivable to be conveyed by it on such Purchase Date to be clearly and unambiguously marked to reflect that such Related Receivable was conveyed by it to Purchaser and pledged by Purchaser to the Collateral Agent for the benefit of the Secured Parties.

(kk) Computer Information. The computer diskette, computer tape or other electronic transmission made available by Seller to Purchaser on each Purchase Date is, as of the related Cutoff Date, complete and accurate and includes a description of the same Receivables described in Schedule A to the related Assignment.

(ll) Delivery of Receivable Files. A complete Receivable File (other than, if applicable, an original Lien Certificate missing from the related Receivable File as described in the foregoing Section 3.1(t)) with respect to each Receivable has been, prior to the Purchase Date, delivered to the Custodian in accordance with the provisions of the Custodial Agreement.

(mm) No Pre-existing Indebtedness. Seller is not transferring any Conveyed Property to Purchaser in connection with any pre-existing indebtedness.

(nn) Ordinary Course of Business. Each sale of Conveyed Property is being made in the ordinary course of business of both Purchaser and Seller.

(oo) Origination. Each Related Receivable was originated under the Bravo Program or CPS Traditional Programs.

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Section 3.2 Repurchase upon Breach. Seller shall inform Purchaser and the Administrative Agent and the Controlling Agent promptly, in writing, upon the discovery of any breach of Seller’s representations and warranties made pursuant to Section 3.1 with respect to a Receivable conveyed to Purchaser pursuant to Section 2.1(a) above. Unless the breach shall have been cured, to the extent such breach is curable, not later than the Settlement Date immediately following the Collection Period in which such discovery was made by, or notice was given to, any of Purchaser, the Administrative Agent and the Controlling Agent of such breach, Seller shall repurchase the applicable Receivable if such Receivable is materially and adversely affected by the breach as of the last day of such following Collection Period. In consideration of the repurchase of any Receivable, Seller shall remit the Receivable Repurchase Price to the Collection Account on the date of such repurchase. Upon the deposit of the Receivable Repurchase Price in respect of any Defective Receivables into the Collection Account, Purchaser shall cause the Custodian to release to Seller or its designee the related Receivable Files and Purchaser shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by Seller, in a form approved by the Collateral Agent, and delivered to Purchaser and necessary to vest in Seller or such designee title to such Defective Receivables. The parties hereto hereby acknowledge that the Collateral Agent for the benefit of the Secured Parties shall have the right to enforce directly against Seller the repurchase obligations of Seller pursuant to this Section 3.2. The sole remedies of Purchaser, the Collateral Agent and the other Secured Parties as against Seller with respect to any Receivables as to which a breach of representations and warranties pursuant to Section 3.1 has occurred shall be to enforce Seller’s obligation to repurchase such Receivables pursuant to this Section 3.2 and the indemnity provided by Seller under Section 5.3(a).

ARTICLE IV

THE PURCHASER

Section 4.1 Representations of Purchaser. Purchaser hereby continuously represents and warrants that, during the term of this Agreement and so long as the Obligations remain outstanding under the Credit Agreement:

(a) Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited liability company in all states where such qualification is required, has all necessary limited liability company power and authority to enter into this Agreement and each of the other Credit Documents to which it is a party and to perform all of its obligations hereunder and thereunder.

(b) Purchaser has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Credit Document to which it is a party and this Agreement and each other Credit Document to which Purchaser is a party are the legal, valid and binding obligations of Purchaser and are enforceable against Purchaser in accordance with their terms.

(c) The execution, delivery and performance by Purchaser of this Agreement and each of the Credit Documents to which it is a party does not and shall not (i) violate any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Purchaser; (ii) violate any provision of its charter documents, bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable; or (iii) result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Purchaser, except as would not reasonably be expected to result in a Material Adverse Effect. Purchaser is not subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(d) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by Purchaser of this Agreement and each other Credit Document for the valid consummation of the transactions contemplated hereby or thereby, other than the filing of financing statements.

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(e) No event has occurred and is continuing which constitutes a Default or an Event of Default. There is no action, suit, proceeding or investigation pending or threatened against or affecting Purchaser before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby, or that might result in any Material Adverse Effect.

(f) Purchaser is Solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of Purchaser’s assets, at fair saleable valuation, exceeds the sum of its liabilities. Purchaser shall not be rendered insolvent by the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby and the capital remaining in Purchaser is not now and shall not foreseeably become unreasonably small to permit Purchaser to carry on its business and transactions and all businesses and transactions in which it is about to engage. Purchaser does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

ARTICLE V

THE SELLER

Section 5.1 Representations of Seller. Seller hereby continuously represents and warrants that, during the term of this Agreement and so long as any Obligations remain outstanding under the Credit Agreement:

(a) Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California, (ii) is not organized under the laws of any other jurisdiction, (iii) is duly qualified to do business and is in good standing as a foreign corporation in all States where such qualification is required, and (iv) has all necessary corporate power and authority to enter into this Agreement, each Assignment and each other Credit Document to which it is a party and to perform all of its obligations hereunder and thereunder.

(b) Seller has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Credit Document to which it is a party and this Agreement and each other Credit Document to which Seller is a party are the legal, valid and binding obligations of Seller, and are enforceable against such Person in accordance with their terms.

(c) The execution, delivery and performance by Seller of this Agreement and each other Credit Document to which it is a party does not and shall not (i) violate any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Seller; (ii) violate any provision of its charter documents, bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable; or (iii) result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Seller, except as would not reasonably be expected to result in a Material Adverse Effect; and Seller is not subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(d) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by Seller of this Agreement and each other Credit Document to which it is a party for the valid consummation of the transactions contemplated hereby or thereby, other than the filing of financing statements.

(e) No event has occurred and is continuing which constitutes a Default, Event of Default or a Servicer Termination Event. There is no action, suit, proceeding or investigation pending or threatened against or affecting Seller before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby or by the other Credit Documents, or that might result in any Material Adverse Effect.

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(f) Seller is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of Seller’s assets, at fair saleable valuation, exceeds the sum of its liabilities. Seller shall not be rendered insolvent by the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby and the capital remaining in Seller is not now and shall not foreseeably become unreasonably small to permit Seller to carry on its business and transactions and all businesses and transactions in which it is about to engage. Seller does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

(g) The Seller has filed all material federal and state tax returns that are required to be filed and paid all material taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller). Any material taxes, fees and other governmental charges payable by the Seller in connection with consummation of the transactions contemplated by this Agreement and the other Credit Documents to which the Seller is a party and the fulfillment of the terms of this Agreement and the other Credit Documents to which the Seller is a party have been paid or shall have been paid as of each Credit Date.

(h) The Seller has more than one place of business, and, as of the Closing Date, the chief executive office of the Seller is at 3800 Howard Hughes Parkway, Suite 1400 Las Vegas, Nevada 89169 and its organizational number is 1682500.

Section 5.2 Additional Covenants.

(a) Sale. Seller agrees to treat the conveyances hereunder as financings for tax purposes and as sales for all other purposes (including without limitation legal and bankruptcy purposes) on all relevant books, records, tax returns, financial statements and other applicable documents; provided that the financial statements of Purchaser will be consolidated with those of Seller in accordance with GAAP and as such the conveyances of the Receivables will be reflected as secured financings on Seller’s consolidated financial statements with footnote disclosure of the sales contemplated hereby. Seller will not make any transfer of Receivables hereunder if Seller or Purchaser is then insolvent or would be rendered insolvent thereby.

(b) Non-Petition. Seller covenants and agrees that, to the fullest extent permitted by Applicable Law, it will not take any action to pursue any remedy against Purchaser that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all of the Obligations have been paid in full. Purchaser and Seller agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by Purchaser, by the Administrative Agent, by the Controlling Agent or by any Lender.

(c) Cooperation. If an Event of Default shall have occurred and be continuing, Seller shall cooperate with and provide all information and access reasonably requested by any Lender or Agent in connection with any actions taken in connection therewith pursuant to the Credit Documents.

(d) Disposal of Interests. Seller shall not sell, assign, pledge, or otherwise dispose of any of the limited liability company interests in Purchaser to any Person without the prior written consent of the Administrative Agent and the Controlling Agent.

(e) Change of Address. Seller shall not change its chief executive office from the address listed in Section 5.1(h) without providing thirty (30) days prior notice of such change to the Administrative Agent.

Section 5.3 Liability of Seller; Indemnities.

(a) Seller shall defend, indemnify and hold harmless Purchaser, each Lender, each Agent and each other Secured Party and their respective officers, directors, agents and employees for any liability as a result of the failure of a Receivable conveyed to Purchaser pursuant to Section 2.1(a) above to be originated in compliance with all requirements of law and for any breach of any of its representations, warranties, covenants or other agreements contained herein, including:

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(i) any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by Seller, any Affiliate thereof or any of their respective agents or subcontractors, of a Financed Vehicle;

(ii) any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Credit Documents (except any income taxes arising out of fees or other amounts paid to any Lender or any Agent and except any taxes to which any Lender or any Agent may otherwise be subject), including without limitation any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of Purchaser, not including any taxes asserted with respect to federal or other income taxes arising out of payments on the Revolving Loans) and costs and expenses in defending against the same;

(iii) any loss, liability or expense incurred by reason of Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement;

(iv) any loss, liability or expense incurred by reason of Seller’s failure to comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties;

(v) any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Credit Documents, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of such indemnified party; or

(vi) any and all costs, expenses, losses, claims, damages and liabilities arising out of or relating to any of Seller’s representations and warranties, covenants or other agreements contained herein or in any other Credit Document to which Seller is a party.

(b) Indemnification under this Section shall survive the resignation or removal of Servicer, the Administrative Agent or the Class A Agent and the termination of this Agreement and the other Credit Documents and shall include reasonable fees and expenses of counsel and other expenses of litigation. These indemnity obligations shall be in addition to any obligation that Seller may otherwise have under applicable law, hereunder or under any other Credit Document.

Notwithstanding any provision of this Section 5.3 or any other provision of this Agreement, nothing in this Agreement shall be construed as to require Seller to provide any indemnification hereunder or under any other Credit Document for any costs, expenses, losses, claims, damages or liabilities arising out of, or incurred in connection with, credit losses with respect to the Receivables.

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Section 5.4 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Seller shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to Seller’s business unless, (A) such Person is approved by the Administrative Agent and the Controlling Agent (such consent not to be unreasonably withheld) and, (B) after giving effect to such merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of Seller contained in this Agreement and the other Credit Documents to which it is a party. Any corporation or other Person (i) into which Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which Seller shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of Seller, or (iv) succeeding to the business of Seller, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of Seller under this Agreement and the other Credit Documents to which it is a party and, whether or not such assumption agreement is executed, shall be the successor to Seller under this Agreement and the other Credit Documents to which it is a party without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release Seller from any obligation. Seller shall provide at least fifteen (15) Business Days’ prior written notice of any such merger, consolidation or succession pursuant to this Section 5.4 to the Administrative Agent, the Collateral Agent, the Class A Agent, the Backup Servicer and each Lender. Notwithstanding the foregoing, Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to Seller’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 5.1(a) (with such modifications as required to reflect different entity type and state of organization), 5.1(b), 5.1(c), 5.1(d) (with respect to performance of this Agreement), 5.1(f) and 5.1(h) shall have been breached (for purposes hereof, such representations and warranties shall be deemed made as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing, (y) Seller shall have delivered to the Administrative Agent, the Collateral Agent, the Class A Agent, the Backup Servicer and each Lender a certificate from an officer of the Seller and an opinion of legal counsel, each in form and substance satisfactory to the Administrative Agent, the Controlling Agent and the Requisite Lenders, each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.4 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) Seller shall have delivered to the Administrative Agent, the Collateral Agent, the Class A Agent, the Backup Servicer and each Lender an opinion of legal counsel, in form and substance satisfactory to the Administrative Agent, the Class A Agent and the Requisite Lenders, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to preserve and protect the interest of the Purchaser and the Collateral Agent for the benefit of the Secured Parties and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified below, or at such other address as such party shall have specified to the other party hereto in writing.

Purchaser:	Page Nine Funding LLC

3800 Howard Hughes Parkway, Suite 1400

Las Vegas, Nevada 89169

Telephone: (888) 646-0771

Facsimile: (949) 255-8505

Attn: ~~Jeffrey P. Fritz~~Denesh Bharawani, Chief Financial Officer

Seller:	Consumer Portfolio Services, Inc.

3800 Howard Hughes Parkway, Suite 1400

Las Vegas, Nevada 89169

Telephone: (888) 646-0771

Facsimile: (949) 255-8505

Attn: ~~Jeffrey P. Fritz~~Denesh Bharawani, Chief Financial Officer

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Any notice or other communication to a Lender, the Administrative Agent, the Class A Agent, the Collateral Agent, the Servicer or the Custodian shall be delivered in the manner specified in Section 13.1 of the Credit Agreement.

All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission if receipt is confirmed, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 6.2 Prior Agreements Superseded. This Agreement, together with the other Credit Documents, constitute the sole and only agreement of the parties hereto and supersede any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement and the other Credit Documents. No provision of this Agreement or other Credit Document may be modified, waived or terminated except by instrument in writing executed by the Administrative Agent with the consent of the Requisite Lenders and the party against whom a modification, waiver or termination is sought to be enforced.

Section 6.3 Parties Bound. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties hereto and their respective successors and permitted assigns. Each Agent, and each of the other Secured Parties, is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement as if it were a party hereto.

Section 6.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

Section 6.5 Severability of Provisions. Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.6 Further Instruments. Each party hereto shall from time to time execute and deliver, and shall cause each of its subsidiaries to execute and deliver, all such amendments, supplements and other modifications hereto and to the other Credit Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as any Lender or any Agent reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

Section 6.7 Governing Law. THIS AGREEMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA. EACH PARTY HERETO HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS ANY LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, EACH PARTY HERETO ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK’ SHALL APPLY TO THE CREDIT DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

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Section 6.8 Consent of Jurisdiction. AT THE OPTION OF ANY LENDER, THIS AGREEMENT, AND THE OTHER CREDIT DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK; AND EACH PARTY HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY PARTY HERETO COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, EACH LENDER, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 6.9 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 6.10 Intention of Parties Regarding Delaware Securitization Act. It is the intention of the Purchaser and the Seller that the transfer and assignment of the property contemplated by Section 2.1(a) of this Agreement shall constitute a sale of property from the Seller to the Purchaser, conveying good title thereto free and clear of any liens, and the beneficial interest in and title to such assets shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. In addition, for purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:

(a) any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Seller;none of the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Agreement;in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Seller’s property, assets, rights or estate; andthe transaction contemplated by this Agreement shall constitute a “securitization transaction” as such term is used in the Securitization Act.Pledge by Purchaser. Seller acknowledges that Purchaser has pledged all of its rights, title and interest in and to this Agreement to the Collateral Agent for the benefit of the Secured Parties, and that the Collateral Agent and the Secured Parties may enforce this Agreement as if they were parties hereto. Each of the Collateral Agent and the Secured Parties is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement as if it were a party hereto.

Section 6.12 No Assignment Generally. This Agreement may not be assigned by Seller or, except as permitted under Section 6.11(b) and (c) or under the Credit Agreement, by Purchaser.

Section 6.13 Assignment by Purchaser. Simultaneously with the execution and delivery of this Agreement, Purchaser shall assign, and hereby assigns, all of its right, title and interest in, to and under this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which assignment Seller hereby expressly consents. At all times from and after the time at which such assignment becomes effective, the Seller agrees to perform its obligations under this Agreement and each Assignment for the benefit of the Collateral Agent (acting for itself and the other Secured Parties under the Credit Agreement). Upon such assignment, the Collateral Agent, for the benefit of the Secured Parties, may enforce the provisions of this Agreement and each Assignment, exercise the rights of Purchaser and enforce the obligations of Purchaser under this Agreement and each Assignment without joinder of Purchaser.

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EXHIBIT A

FORM OF ASSIGNMENT

This ASSIGNMENT (the “Assignment”) dated as of [ , ] executed between Page Nine Funding LLC, as Purchaser (“Purchaser”), and Consumer Portfolio Services, Inc., as Seller (“Seller”).

W I T N E S S E T H

WHEREAS, Purchaser and Seller are parties to the Receivables Purchase Agreement dated as of November 24, 2015 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified in accordance with the terms thereof, the “Receivables Purchase Agreement”); and

WHEREAS, pursuant to the Receivables Purchase Agreement, Seller wishes to convey Receivables and related Other Conveyed Property (as each such term is defined in the Receivables Purchase Agreement) to Purchaser hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

1. Definitions. All terms defined in the Receivables Purchase Agreement (whether directly or by reference to other documents) and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Cutoff Date” shall mean, with respect to the Receivables and the related Other Conveyed Property being conveyed hereby, [_____, 20__].

2. Conveyance of Receivables. Subject to the conditions specified in Section 2.1 of the Receivables Purchase Agreement and subject to the mutually agreed upon terms contained in the Receivables Purchase Agreement, Seller does hereby sell, transfer, assign, set over and otherwise convey to Purchaser, without recourse (subject to the obligations set forth herein and in the Receivables Purchase Agreement) all right, title and interest of Seller in and to the following:

(i) the Receivables listed in Schedule A to each Assignment executed and delivered by Seller on such Purchase Date and all monies received under or in respect of such Related Receivables and related Financed Vehicles, in each case, on and after the related Cutoff Date, including all Net Liquidation Proceeds in respect thereof, and the right to service such Receivables;

(ii) the security interests in the related Financed Vehicles granted by the related Obligors pursuant to the Related Receivables and any other interest of Seller in such Financed Vehicles, including, without limitation, the certificates of title and any other evidence of ownership with respect to such Financed Vehicles;

(iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates or any vendor’s single interest (VSI) policy, if any, relating to the related Financed Vehicles or the related Obligors, including any rebates or premiums;

(iv) property (including the right to receive future Liquidation Proceeds) that secures a Related Receivable and that has been acquired pursuant to the liquidation of such Related Receivable;

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(v) refunds for the costs of extended service contracts with respect to the related Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering a related Obligor or Financed Vehicle or his or her obligations with respect to such Financed Vehicle and any recourse to Dealers for any of the foregoing;

(vi) the Receivable File related to each Related Receivable and any and all other documents that Seller (or its designee) keeps on file in accordance with its customary procedures relating to the Related Receivables, the related Obligors or the related Financed Vehicles;

(vii) any proceeds from recourse against Dealers including with respect to the sale of the Related Receivables;

(viii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing;

(ix) any proceeds from claims on “errors and omissions” insurance policies and employee fidelity insurance policies related to the Receivables or the Obligors thereunder;

(x) the data file with respect to the Related Receivables; and

(xi) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing,

3. Restatement of Representations and Warranties of Seller. Seller hereby restates the representations and warranties set forth in Sections 3.1 (with respect to the Receivables specified in the attached addendum to the Schedule of Receivables attached as Schedule A hereto) and Section 4 of the Credit Agreement with full force and effect as if the same were fully set forth herein. Seller hereby certifies that all conditions precedent set forth in Section 2.1(b) of the Receivables Purchase Agreement and Section 3.2 of the Credit Agreement have been satisfied.

4. Restatement of Representations and Warranties of Purchaser. Purchaser hereby restates the representations and warranties set forth in Section 4.1 of the Receivables Purchase Agreement with full force and effect as if the same were fully set forth herein. Purchaser hereby certifies that all conditions precedent set forth in Section 2.1(b) of the Receivables Purchase Agreement and Section 3.2 of the Credit Agreement have been satisfied.

5. Transfer and Assignment Sale of Receivables. Seller hereby certifies that the Receivables and Other Conveyed Property sold to Purchaser hereunder are free and clear of all Liens and that the beneficial interest in and title to such Receivables and Other Conveyed Property shall not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. In the event that. notwithstanding the intent of Seller, the transfer and assignment contemplated hereby is held not to be a sale, the transfer and assignment of such Receivables and Other Conveyed Property hereunder shall constitute a security interest in the property referred to in Section 2 above, which security interest has been assigned to the Collateral Agent for the benefit of the Secured Parties, and this Assignment shall constitute a security agreement under applicable law.

6. Further Encumbrance of Receivables and Other Conveyed Property.

(a) Immediately upon the conveyance to Purchaser by Seller of the Receivables and any item of related Other Conveyed Property pursuant to Section 2 above, all right, title and interest of Seller in and to such Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in Purchaser.

(b) Immediately upon the vesting of such Receivables and the Other Conveyed Property in Purchaser, Purchaser shall have the sole right to pledge or otherwise encumber such Receivables and the related Other Conveyed Property.

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7. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Instrument.

8. Intention of Parties Regarding Delaware Securitization Act. It is the intention of the Purchaser and the Seller that the transfer and assignment of the property contemplated by Section 2 above shall constitute a sale of property from the Seller to the Purchaser, conveying good title thereto free and clear of any liens, and the beneficial interest in and title to such assets shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. In addition, for purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:

(a) any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Seller;none of the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Agreement;in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Seller’s property, assets, rights or estate; andthe transaction contemplated by this Agreement shall constitute a “securitization transaction” as such term is used in the Securitization Act.9. Governing Law. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

PAGE NINE FUNDING LLC, as Purchaser

By:
Name:
Title:

CONSUMER PORTFOLIO SERVICES, INC., as Seller

By:
Name:
Title:

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EXHIBIT B

FORM OF ADDITION NOTICE

Page Nine Funding LLC

3800 Howard Hughes Parkway, Suite 1400

Las Vegas, Nevada 89169

Ares Agent Services, L.P., as Administrative Agent

c/o Ares Management LLC

245 Park Avenue, 42nd Floor

New York, New York 10167

Attn: Jeffrey Kramer, Vincent Salerno, Felix Zhang

Gentlemen:

This Addition Notice is delivered to you pursuant to Section 2.1(b)(i) of the Receivables

Purchase Agreement dated as of November 24, 2015, between Page Nine Funding LLC, as Purchaser (in such capacity, the “Purchaser”) and Consumer Portfolio Services, Inc., as Seller (in such capacity, the “Seller”). Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Receivables Purchase Agreement.

Seller hereby intends to transfer to Purchaser $ [aggregate outstanding principal amount of Ordinary Receivables] [aggregate Net Dealer Advance of Bravo Receivables] on , 20 (the “Purchase Date”). Seller hereby represents and warrants to Administrative Agent and each Lender that all of the statements contained in Section

3.1 of the Receivables Purchase Agreement and Section 4 of the Credit Agreement are true and correct on and as of the proposed Purchase Date and all of the conditions precedent to payment of the Purchase Price shall then be satisfied.

Attached as Schedule A is a supplement to the Schedule of Receivables reflecting all Receivables Seller intends to transfer to Purchaser on the Purchase Date. Seller represents and warrants that the information on such Schedule A is true and correct as of the date hereof.

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IN WITNESS WHEREOF, Purchaser and Seller have caused this notice of addition to be executed and delivered by its duly authorized officer this ____ day _____________of 20__.

CONSUMER PORTFOLIO SERVICES, INC., as Seller

By:
Name:
Title:

PAGE NINE FUNDING LLC, as Purchaser

By:
Name:
Title:

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